EXHIBIT 99.2


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Feldman Financial Advisors, Inc.

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                                                   1725 K STREET, NW o SUITE 205
                                                            WASHINGTON, DC 20006
                                             (202) 467-6862 o FAX (202) 467-6963

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                      Gaston Federal Savings and Loan Association
                               Gastonia, North Carolina

                         Conversion Valuation Appraisal Report

                            Valued as of December 11, 1997

                                      Prepared By

                           Feldman Financial Advisors, Inc.
                                   Washington, D.C.

================================================================================

[LETTERHEAD OF FELDMAN FINANCIAL ADVISORS, INC. APPEARS HERE]

December 11, 1997

Board of Directors
Gaston Federal Savings and Loan Association
245 West Main Avenue
Gastonia, North Carolina 28053

Gentlemen:

     At your request, we have completed and hereby provide an independent appraisal of the aggregate estimated pro forma market value of Gaston Federal Savings and Loan Association ("Gaston" or the "Association") in connection with its mutual holding company reorganization (the "Reorganization"). The transaction structure will include the formation of a federally-chartered stock savings bank as the successor to the Association in its mutual form, and concurrent formation of Gaston Federal Bancorp, Inc. (the "Stock Company") as a majority-owned subsidiary of Gaston Federal Holdings, MHC (the "Mutual Company"). The Stock Company will offer shares of its common stock for sale to eligible depositors and to the Association's and Stock Company's employee stock benefit plans in a Subscription Offering. Shares not subscribed for in the Subscription Offering will be offered for sale to certain members of the general public in a Community Offering.

     This appraisal report is being furnished pursuant to the filing of regulatory applications for the Reorganization by the Association with the Office of Thrift Supervision ("OTS"). Feldman Financial Advisors, Inc. ("Feldman Financial") is a financial consulting and economic research firm that specializes in financial valuations and analyses of business enterprises and securities in the thrift, banking, and mortgage industries. The background of Feldman Financial is presented in Exhibit I.

     In preparing our appraisal, we conducted an analysis of the Association that included discussions with the Association's management, the Association's independent auditors, Cherry, Bekeart & Holland, LLP, the Association's offering manager, Trident Securities, and the Association's Reorganization counsel, Luse Lehman Gorman Pomerenk & Schick, P.C. In addition, where appropriate, we considered information based on other available published sources that we believe are reliable; however, we cannot guarantee the accuracy and completeness of such information

     We also reviewed, among other factors, the economy in the Association's primary market area and compared the Association's financial condition and operating performance with that of selected publicly traded financial institutions. We reviewed conditions in the securities markets in general and in the market for thrift institution common stocks in particular.

     Our appraisal is based on the Association's representation that the information contained in the regulatory applications and additional evidence furnished to us by the Association and its independent auditors are truthful, accurate, and complete. We did not independently verify the financial statements and other information provided by the Association and its independent auditors, nor did we independently value the assets or liabilities of the

FELDMAN FINANCIAL ADVISORS, INC.

Board of Directors
Gaston Federal Savings and Loan Association
December 11, 1997
Page 2

Association. The valuation considers the Association only as a going concern and should not be considered as an indication of the liquidation value of the Association.

     It is our opinion that, as of December 11, 1997, the aggregate estimated pro forma market value of the Association was within the valuation range of $28,900,000 to $39,100,000 with a midpoint of $34,000,000. The valuation range was based upon a 15 percent decrease from the midpoint to determine the minimum and a 15 percent increase to establish the maximum. Assuming an additional 15 percent increase above the maximum value results in a adjusted maximum of $44,965,000.

     The Board of Directors has determined to offer for sale in the Reorganization a minority ownership interest equal to 47% of all the common stock to be issued and outstanding. Therefore, the total amount of common stock to be sold in the Reorganization will be equal to $13,583,000 at the minimum valuation, $15,980,000 at the midpoint valuation, $18,377,000 at the maximum valuation, and $21,133,550 at the adjusted maximum.

     Our valuation is not intended, and must not be construed, to be a recommendation of any kind as to the advisability of purchasing shares of common stock in the Reorganization. Moreover, because the valuation is necessarily based upon estimates and projections of a number of matters, all of which are subject to change from time to time, no assurance can be given that persons who purchase shares of stock in the Reorganization will thereafter be able to sell such shares at prices related to the foregoing estimate of the Association's pro forma market value. Feldman Financial is not a seller of securities with in the meaning of any federal or state securities laws and any report prepared by Feldman Financial shall not be used as an offer or solicitation with respect to the purchase or sale of any securities.

     The valuation reported herein, will be updated as appropriate. These updates will consider, among other factors, any developments or changes in the Association's operating performance, financial condition, or management policies, and current conditions in the securities markets for thrift institution common stocks. Should any such new developments or changes be material, in our opinion, to the valuation of the Association, appropriate adjustments to the estimated pro forma market value will be made. The reasons for any such adjustments will be explained in detail at that time.

                                       Respectfully,

                                       Feldman Financial Advisors, Inc.

                                       By:  /s/ Trent R. Feldman
                                           ----------------------------
                                            Trent R. Feldman
                                            President

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Feldman Financial Advisors, Inc.
--------------------------------

                               TABLE OF CONTENTS

TAB                                                                         PAGE
---                                                                         ----
        INTRODUCTION ...................................................       1

 I.     Chapter One - BUSINESS OF GASTON FEDERAL
        General.........................................................       4
        Financial Condition.............................................      10
        Income and Expense Trends.......................................      19
        Asset and Liability Management..................................      24
        Asset Quality...................................................      27
        Properties......................................................      30
        Subsidiaries....................................................      31
        Market Area.....................................................      32
        Summary.........................................................      37

 II.    Chapter Two - COMPARISONS WITH PUBLICLY HELD COMPANIES
        General ........................................................      38
        Selection Criteria .............................................      39
        Recent Financial Comparisons ...................................      43

III.    Chapter Three - MARKET VALUE ADJUSTMENTS
        Earnings Prospects .............................................      56
        Market Area ....................................................      58
        Management .....................................................      58
        Dividend Capacity...............................................      59
        Liquidity of the Issue .........................................      59
        Subscription Interest ..........................................      60
        Stock Market Conditions ........................................      61
        Recent Acquisition Activity ....................................      65
        New Issue Discount .............................................      67
        Mutual Holding Company Issues...................................      69
        Adjustments Conclusion .........................................      70
        Valuation Approach .............................................      71
        Valuation Conclusion ...........................................      72

  IV.   Appendix - EXHIBITS
        I          Background of Feldman Financial Advisors, Inc........     I-1
        II-1       Statement of Financial Condition.....................    II-1
        II-2       Statement of Income..................................    II-2
        II-3       Loan Portfolio Composition...........................    II-3
        II-4       Net Lending Activity.................................    II-4
        II-5       Investment Portfolio Composition.....................    II-5
        II-6       Deposit Account Distribution.........................    II-6
        II-7       Borrowed Funds Activity..............................    II-7
        II-8       Office Facilities....................................    II-8
        III        Market Valuation and Financial Data for All
                    Public Thrifts......................................   III-1
        IV-1       Pro Forma Conversion Assumptions.....................    IV-1
        IV-2       Pro Forma Valuation Range:  Full Conversion..........    IV-2
        IV-3       Pro Forma Valuation Range:  MHC Offering.............    IV-3
        IV-4       Comparative Valuation Ratios.........................    IV-4
        IV-5       Pro Forma Full Conversion Analysis at Maximum Value..    IV-5



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Feldman Financial Advisors, Inc.
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                                LIST OF TABLES

TAB                                                                         PAGE
---                                                                         ----
 I.     Chapter One - BUSINESS OF GASTON FS&LA
        Table 1  -  Selected Financial Condition Data ..................      10
        Table 2  -  Selected Operating Ratios and Other Data............      11
        Table 3  -  Income Statement Summary............................      20
        Table 4  -  Average Balances and Yield/Cost.....................      21
        Table 5  -  NPV Calculation.....................................      26
        Table 6  -  Non-performing Asset Summary........................      28
        Table 7  -  Allowance for Loan and Lease Losses.................      29
        Table 8  -  Key Economic Indicators.............................      34
        Table 9  -  Deposit Market Share Analysis for Gaston County.....      35
        Table 10 -  Deposit Market Share Analysis for Charlotte-
                     Gastonia-Rock Hill MSA.............................      36


 II.    Chapter Two - COMPARISONS WITH PUBLICLY HELD COMPANIES
        Table 11 -  Comparative Group Operating Summary.................      42
        Table 12 -  Key Financial Comparisons...........................      45
        Table 13 -  General Financial Performance Ratios................      50
        Table 14 -  Income and Expense Analysis.........................      51
        Table 15 -  Yield-Cost Structure and Growth Rates...............      52
        Table 16 -  Balance Sheet Composition...........................      53
        Table 17 -  Capital Ratios, Asset Quality, and Loan Composition.      54


 III.   Chapter Three - MARKET VALUE ADJUSTMENTS
        Table 18 -  Comparative Stock Market Performance................      63
        Table 19 -  Selected Interest Rate Benchmarks...................      64
        Table 20 -  Recent North Carolina Acquisition Activity..........      66
        Table 21 -  Recent Thrift Conversion Activity...................      68
        Table 22 -  Comparative Market Valuation Analysis ..............      74

Feldman Financial Advisors, Inc.
--------------------------------


                                  INTRODUCTION

         As requested, Feldman Financial Advisors, Inc. ("Feldman Financial") has prepared an independent appraisal of the aggregate estimated pro forma market value of Gaston Federal Savings and Loan Association ("Gaston" or the "Association") in connection with its mutual holding company reorganization (the "Reorganization"). The transaction structure will include the formation of the federally-chartered stock savings bank, Gaston Federal Bank, as the successor to the Association in its mutual form, and concurrent formation of Gaston Federal Bancorp, Inc. (the "Stock Company") as a majority-owned subsidiary of Gaston Federal Holdings, MHC (the "Mutual Company"). The Stock Company will offer shares of its common stock for sale to eligible depositors and to the Association's and Stock Company's employee stock benefit plans in a Subscription Offering. Shares not subscribed for in the Subscription Offering will be offered for sale to certain members of the general public in a Community Offering.

         The Association will organize the Mutual Company as a federally-chartered mutual holding company, which will own at least 51% of the common shares of the Stock Company for so long as the Mutual Company remain in existence. The Association will be a wholly-owned subsidiary of the Stock Company. The Stock Company expects to sell in the Stock Offering a minority ownership interest equal to 47% of its common stock. The remaining issued and outstanding shares of the Stock Company will be owned by the Mutual Company.

         In the course of preparing this appraisal report, we reviewed and discussed with the Association's management, and with the Association's independent auditors, Cherry, Bekaert & Holland, LLP, and the audited financial statements of the Association's operations for the

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Feldman Financial Advisors, Inc.
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years ended September 30, 1996 and 1997. We also discussed matters related to the Reorganization with the Association's legal counsel, Luse Lehman Gorman Pomerenk & Schick, P.C., and with the Association's offering manager, Trident Securities. We also reviewed and discussed with management other financial matters of the Association.

         Where appropriate, we considered information based upon other available public sources, which we believe to be reliable; however, we cannot guarantee the accuracy or completeness of such information. We visited the Association's primary market area and examined the prevailing economic conditions. We also examined the competitive environment within which the Association operates and assessed the Association's relative strengths and weaknesses.

         We examined and compared the Association's financial performance with selected segments of the thrift industry and selected publicly traded thrifts. We reviewed conditions in the securities markets in general and the market for thrift institution common stocks in particular. We included in our analysis an examination of the potential effects of the Reorganization on the Association's operating characteristics and financial performance as they relate to the estimated pro forma market value of the Association.

         In preparing our valuation, we have relied upon and assumed the accuracy and completeness of financial and statistical information provided by the Association and its independent auditors. We did not independently verify the financial statements and other information provided by the Association and its independent auditors, nor did we independently value the assets or liabilities of the Association. The valuation considers the Association only as a going concern and should not be considered as an indication of the liquidation value of the Association.

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Feldman Financial Advisors, Inc.
--------------------------------

         Our valuation is not intended, and must not be construed, to be a recommendation of any kind as to the advisability of purchasing shares of common stock in the Reorganization. Moreover, because such valuation is necessarily based on estimates and projections of a number of matters, all of which are subject to change from time to time, no assurance can be given that persons who purchase shares of common stock in the Reorganization will thereafter be able to sell such shares at prices related to the foregoing valuation of the pro forma market value thereof. Feldman Financial is not a seller of securities within the meaning of any federal and state securities laws and any report prepared by Feldman Financial shall not be used as an offer or solicitation with respect to the purchase or sale of any securities.

         The valuation reported herein will be updated as appropriate. These updates will consider, among other factors, any developments or changes in the Association's financial performance or management policies, and current conditions in the securities market for thrift institution common stocks. Should any such developments or changes be material, in our opinion, to the Reorganization valuation of the Association, appropriate adjustments to the estimated pro forma market value will be made. The reasons for any such adjustments will be explained in detail at that time.

                                       I

Feldman Financial Advisors, Inc.
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     I. BUSINESS OF GASTON FEDERAL SAVINGS AND LOAN

                                     General

         Gaston was organized in 1904 as a North Carolina-chartered mutual savings association. The Association conducts business from its home office in Gastonia, North Carolina and its three other offices, two located in Gastonia and one in Mount Holly, North Carolina. The Association is subject to regulation by the Office of Thrift Supervision ("OTS") and the Federal Deposit Insurance Corporation ("FDIC"), the insurer of its deposit accounts up to applicable limits through the Savings Association Insurance Fund. The Association is a member of the Federal Home Loan Association ("FHLB") of Atlanta. As of September 30, 1997, Gaston had total assets of $173.5 million, total deposits of $145.4 million, and total equity of $20.9 million or 12.03% of total assets.

         Gaston emphasizes the origination of residential mortgage loans, which constituted 76.5% of gross loans at September 30, 1997. The Association also offers traditional deposit accounts, commercial real estate, construction, commercial and home equity loan products and, to a lesser extent, consumer loans. Of the Association's total loan portfolio at September 30, 1997, 76.5% consisted of loans secured by one-to-four family residential properties, 5.3% were secured by commercial real estate, 4.2% were construction loans secured by one-to-four family residential properties, 4.0% were commercial loans to small businesses and professionals, 4.7% were loans secured by multi-family residences and 5.4% consisted of home equity loans and consumer loans. The Association also invests in securities and other short-term investments. At September 30, 1997, investment securities and short-term investments amounted to $30.9 million or 17.9% of the Association's assets.

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Feldman Financial Advisors, Inc.
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         The Association operates three full-service banking offices in Gastonia and one in Mount Holly. The majority of the Association's deposits are gathered from the general public of Gaston County. The Association's primary lending area extends throughout Gaston County. Since a significant concentration of Gaston' assets are secured by residential real estate located in its primary lending territory, the asset quality of the Association is highly dependent upon the real estate market conditions in the local economy and general economic conditions in its lending market. As the economic environment of Gaston County has improved through the 1990's, aided by the growth of neighboring Mecklenburg County, the Association's level of nonperforming assets has continued to improve and now stands at 0.75% of total assets as of September 30, 1997.

         Gaston has reported consistent profitability over the years. The Association's earnings results can be attributed to a high level of capital, controlled operating expenses, prudent underwriting standards, and solid asset quality. The Association's high level of capital provides it with a significant interest-free source of funding that strengthens its net interest margin potential. The Association's lending strength in one-to-four family residential real estate mortgage loans provides the Association with a consistent yield. The Association's emphasis on efficiency and basic thrift operations has resulted in low expense ratios. Finally, the Association believes that its conservatively administered loan portfolio and experienced track record in its one-to-four family residential real estate mortgage lending has helped it to maintain non-performing assets at low levels.

         The Association's historical success is related to its ability to maintain strong asset and to operate efficiently. The Association believes that its basic management philosophy aimed at simplicity of operations is a key to achieving efficiency and well-focused business goals.

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Feldman Financial Advisors, Inc.
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Throughout its history, the Association has emphasized residential real estate mortgage lending. Management plans on transforming the Association into a more retail bank-like institution after the conversion.

          The senior management of Gaston, specifically the CEO and CFO, have been at the institution for approximately six months. It is the intent of the new management team to build upon Gaston's core strength of one-to-four family residential real estate mortgage lending and also expand the Association's operations into more retail bank-like operations.

          The basic operating strategy of Gaston is focused on the following goals:

          o Continue to build and strengthen the Association's core business of one-to-four family residential real mortgage lending.

          o  Expand lending into commercial an consumer products.

          o  Strengthen, expand, and refine the Association's sources of funds.

          o Continue to improve the Association's financial management and its ability to produce operating results.

          o Continue to cultivate the Association's effectiveness through management development and the introduction of improved systems and procedures.

          o Maintain the Association's commitment to its community by remaining active and increasing its participation in various community programs, and providing funds to meet community credit and economic development needs.

          Gaston generated impressive returns on average assets of 0.30% and 0.84% over the fiscal years ended September 30, 1996 and 1997. Earnings for 1996 were constrained by the one-time SAIF assessment. As a result of its consistent earnings accompanied by controlled asset growth, the Association's ratio of total equity to assets was elevated from 10.12% at September 30, 1993 to 12.03% at September 30, 1997. Included in the Association's equity at

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Feldman Financial Advisors, Inc.
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September 30, 1997 was $1.1 million of net unrealized gain on securities available for sale, net of taxes. This component measured 5.3% of the Association's total equity at such date.

         The Association seeks to generate future earnings growth through continued emphasis on one-to-four family residential real estate lending, and as market conditions permit, increased commercial real estate and consumer lending. Management intends to monitor economic conditions in the Association's market area and adjust the mix of its lending activities in response to changing conditions in order to maintain sound asset quality and profitability. Management believes opportunities for growth exist in its market area and plans to manage growth to ensure compliance with regulatory capital requirements and to achieve overall strategic objectives, without unduly increasing the risk profile of the balance sheet.

         The Board of Directors of Gaston has determined that the Reorganization is in the best interest of the Association and its customers, and has discerned several business purposes for effecting the proposed Reorganization. The Reorganization will structure the Association in the stock form, which is used by commercial banks, most major business corporations, and an increasing majority of savings institutions. Formation of the stock company will permit the Association to issue common stock, which is a source of capital not available to mutual institutions.

         At the same time, the Association's mutual form of ownership will be preserved in the mutual holding company ("MHC") structure, which will permit the Mutual Company to control at least a majority of the common stock issued in the Reorganization. The MHC structure will enable the Association to raise significantly less capital than the extraordinary amount of funds that otherwise would result from a full conversion in today's stock market. The Reorganization will not foreclose the opportunity for the resulting Mutual Company to

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Feldman Financial Advisors, Inc.
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convert from mutual to stock form in the future. Additionally, the middle-tier
Stock Company allows greater flexibility to structure mergers and acquisitions, diversify business operations, and to repurchase shares of common stock, thereby affording the MHC structure some of the advantages that were previously available only to thrifts that opted for fully-converted stock companies.

         The Stock Company will offer for sale 47% of its common shares in the Stock Offering. The sale of common stock will provide the Association with new equity capital to support future growth and expanded operations. Management believes that the sale of common stock in selected proportions and at appropriate intervals facilitates the orderly and manageable expansion of the Association's capital base. The ability to issue common stock also will enable the Association to establish stock benefit plans for management and employees, thereby improving the Association's capacity to attract and retain qualified personnel. The additional capital, along with the holding company organizational structure, will help to facilitate expansion through mergers and acquisitions.

         The increased capital resulting from the Stock Offering will enable the Association to take advantage of additional lending opportunities within its market area. Based on the Association's expanded capital base, the Association will be able to increase its lending limits and borrower concentrations without jeopardizing credit risk management.

         The Association may also explore other means of expanding loan originations through loan participations. In addition, adjacent geographic markets may be considered for new business development opportunities consistent with the Association's current lines of business. The Association intends to implement any such growth and expansion plans with the disciplined and deliberate approach it has traditionally followed.

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Feldman Financial Advisors, Inc.
--------------------------------

         The remainder of Chapter I examines in more detail the trends addressed in this section, including the impact of changes in the Association's economic and competitive environment, and recent management initiatives. The discussion is supplemented by the exhibits in the Appendix. Exhibit II-1 summarizes the Association's statements of financial condition at fiscal year-ends September 30, 1996 and 1997. Exhibit II-2 presents the Association's statements of income for the fiscal years ended September 30, 1995 to 1997.

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Feldman Financial Advisors, Inc.
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                               Financial Condition

     Table 1 presents selected data concerning Gaston' financial position as of the year-end periods September 30, 1996 and 1997. Table 2 certain performance and capital ratios for the Association over the same period.


                                     Table 1
                        Selected Financial Condition Data
                        As of September 30, 1996 to 1997
                             (Dollars in Thousands)

================================================================================
                                                               September 30,
                                                             ----------------
                                                             1997        1996
--------------------------------------------------------------------------------
  Total Assets                                             $173,470   $171,953
  Loans receivable, net                                     134,491    130,862
  Mortgage-backed securities                                 10,087     12,918
  US Gov't and agency securities HTM                         10,407     14,751
  US Gov't and agency securities AFS                          2,009         --
  Other investments available for sale                        6,239      5,515
  Deposits                                                  145,444    145,975
  Borrowed funds                                              3,500      2,500
  Total equity                                               20,868     19,084

  SUMMARY OF OPERATIONS
  Interest income                                           $12,936    $12,518
  Interest expense                                            6,952      7,381
                                                              -----      -----
  Net interest income                                         5,984      5,137
  Provision for loan losses                                     293         47
                                                                ---         --
  Net interest income after provisions                        5,691      5,090
  Non-interest income                                           516        417
  Non-interest expense                                        3,956      4,646
                                                              -----      -----
  Income before income taxes                                  2,251        861
  Income tax expense                                            819        351
                                                                ---        ---
  Net income                                                 $1,432      $ 510
                                                             ======      =====
================================================================================

Source: Gaston, preliminary prospectus.

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Feldman Financial Advisors, Inc.
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                                    Table 2
                   Selected Operating Ratios and Other Data
                       As of September 30, 1996 to 1997
                            (Dollars in Thousands)


========================================================================================================
                                                                           At and For the Years
                                                                            Ended September 30,
                                                                         1997                1996
                                                                    ---------------      ---------------
  PERFORMANCE RATIOS:
  Return on average assets                                                 0.84%              0.30%
  Return on average equity                                                 7.77%              2.66%
  Net interest rate spread                                                 3.23%              2.68%
  Net interest margin                                                      3.45%              2.99%
  Average interest-earnings assets to average interest-bearing           109.92%            108.30%
  liabilities
  Non-interest expenses to total assets                                    2.28%              2.70%
  Non-interest expenses to average total assets                            2.31%              2.80%

  ASSET QUALITY RATIOS:
  Nonperforming loans to total assets                                      0.61%              0.69%
  Nonperforming assets to total assets                                     0.75%              0.84%
  Nonperforming loans to total loans                                       0.76%              0.88%
  Allowance for loan losses to total loans at end of period                0.80%              0.61%
  Allowance for loan losses to nonperforming loans                       104.82%             69.51%
  Net interest income after provisions to total non-interest             143.82%            109.58%
  expense

  CAPITAL RATIOS:
  Ratio of average equity to total average assets                         10.77%             10.52%
  Equity to assets at period end                                          12.03%             11.10%

  OTHER DATA:
  Number of real estate loans outstanding                                  1,999              2,060
  Number of deposit accounts                                              14,368             14,315
  Number of full service offices                                               4                  4

========================================================================================================

Asset Composition
-----------------

         The Association's asset base remained relatively level between September 30, 1996 and September 30, 1997. The Association's growth over the years has been generated without augmentation from mergers or acquisitions of other company operations. The ratio of total loans to assets was 76.1% at year-end 1996 to 77.5% at September 30, 1997.

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Feldman Financial Advisors, Inc.
--------------------------------

         The Association's loan portfolio is predominantly secured by single family real estate properties. As displayed in Exhibit II-3, the Association's gross loan portfolio at September 30, 1997 totaled $139.1 million, of which 76.5% ($106.4 million) were one-to-four family residential mortgage loans, 5.2% ($7.3 million) were commercial real estate loans, and 4.7% ($6.5 million) were multi-family residential mortgage loans.

         Between year-end 1996 and September 30, 1997, the Association's gross loan portfolio expanded by $3.1 million. Over this period, one-to-four family residential mortgage loans increased by $2.1 million. The Association originated $12.6 million and $18.5 million of one-to-four family residential mortgage loans during the fiscal years ended September 30, 1997 and 1996, respectively. Exhibit II-4 summarizes the Association's net lending activity during recent periods.

         The most significant segment of the Association's lending activity involves the origination of loans secured by one-to-four family residential properties. Generally, the Association's fixed-rate one-to-four family residential mortgage loans have maturities ranging from ten to 30 years and are fully amortizing with monthly payments sufficient to repay the total amount of the loan with interest by the end of the period. Generally, they are originated under terms, conditions and documentation which permit them to be sold to the U.S. Government sponsored agencies such as Fannie Mae, although the Association rarely sells fixed-rate loans. The Association's fixed-rate loans customarily include "due on sale" clauses. Which gives the Association the right to declare a loan immediately due and payable in the event the borrower sells or otherwise disposes of the real property subject to the mortgage and the loan is not paid.

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Feldman Financial Advisors, Inc.
--------------------------------

         The Association offers ARM loans which generally meet the underwriting standards of Fannie Mae even though the Association generally originated ARM loans for the purpose of portfolio retention. The Association's ARM loans adjust yearly based on the one year Treasury constant maturity index and are typically based upon a 30-year amortization schedule. For loans with a loan to value ratio of 80% or less, the Association qualifies the borrowers on its Arm loans based upon the initial rate. For loans with a loan to value ratio of more than 80%, the Association qualifies the borrowers on its ARM loans based on the initial rate plus 2%. Demand for ARM loans is a function of the level of interest rates at the time and the expectations of changes in the level of interest rates. At September 30, 1997, ARM loans accounted for $38.0 million, or 29.9%, of the total of $113.7 million on one-to-four family residential real estate mortgage loans.

         Based upon guidelines adopted by the Association's Board of Directors, The Association can lend up to 95% of the appraised value of the property securing a one-to-four family residential loan. For loans of more than 80% up to 95% of the appraise value, the Association requires private mortgage insurance for between 20% and 30% of the loan amount.

         The Association originates residential construction loans to local home builders, generally with whom it has an established relationship and generally secured by property located in the Association's primary lending market. Construction loans amounted to $5.9 million, or 4.2% of the Association's total loan portfolio at September 30, 1997. Construction loans convert to a fully-amortizing adjustable- or fixed-rate loan at the end of the six month construction term. Construction loans are generally originated with a maximum loan to value

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Feldman Financial Advisors, Inc.
--------------------------------

of 80%. Construction loan are made on either a pre-sold or speculative basis and an appraisal is required prior to making a commitment to fund a construction loan.

         At September 30, 1997, the Association had commercial real estate loans totaling $7.3 million, or 5.2% of the total loan portfolio. These loans are used primarily for the acquisition and refinancing of commercial real estate properties. The majority of the loans are secured by office buildings, churches and retail shops located in the Association's primary lending area. The portfolio also includes residential acquisition and development loans ("A&D loans") and land loans. Commercial real estate loans generally have interest rates that adjust every three to five years based upon the constant maturity Treasury index, and are originated to amortize over 20 years. The Association generally imposes a debt coverage ratio (the ratio of net cash from operations before payment of debt service to debt service) of not less than 1.25. The Association's A&D loans are originated to local developers for the purpose of developing land for sale and are secured by a lien on the property, are made for a period of three years with interest rates tied to the Wall Street Journal prime lending rate.

         At September 30, 1997, the Association had $6.5 million, or 4.7% of the total loan portfolio, of multi-family residential real estate loans outstanding. The majority of these loans are secured by apartment building located in the Association's primary lending market. Interest rates on multi-family residential real estate loans typically reset every three to five years based upon the constant maturity Treasury index, and are originated to amortize over 20 years. Loan-to-values are generally limited to 80% and the Association requires a debt coverage ratio of 1.25.

         The Association originated a variety of consumer loans primarily on a secured basis including home equity lines of credit, loans secured by savings accounts, automobiles,

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Feldman Financial Advisors, Inc.
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recreational vehicles and second mortgages, and unsecured personal loans.
Consumer loans totaled $7.4 million, or 5.3% of the total loan portfolio at September 30, 1997. Home equity lines of credit account for $5.7 million (76.1%) of the total consumer loan portfolio and are secured by a first or second mortgage on residential property. The Association views consumer lending as an important part of its business as consume loans generally have higher yields and shorter maturities, reducing exposure to interest rate changes. The Association plans in increasing its level of consumer lending after the conversion subject to market conditions. Consumer loans entail greater risk than residential mortgage loans as they are secured by rapidly depreciating assets and any repossessed collateral for defaulted customer may not adequately cover the outstanding loan balance.

         The Association originated commercial business loans, generally secured by real estate, although the decision to grant a commercial business loan depends primarily on the creditworthiness and cash flow of the borrower (and any guarantors) and secondarily on the value of and ability to liquidate the collateral. Commercial loans totaled $5.6 million, or 4.0% of the total loan portfolio as of September 30, 1997. The Association generally requires annual financial statements from the borrower and any guarantors. Commercial business loans generally involve greater risk than residential mortgage lending and involves risks different from those associated with residential and commercial real estate lending. Real estate lending is generally considered to be collateral based, commercial business loans depend primarily on the creditworthiness of the borrower.

         Exhibit II-5 displays the composition of the Association's investment portfolio. Investment securities totaled $30.9 million or 17.9% of total assets at September 30, 1997,

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consisting primarily of U.S. Government and Agency obligations ($12.4 million), mortgage-backed securities ($10.1 million), and other investments held-for-sale ($6.2 million).

          The Association views its investment portfolio as an alternative interest-earning asset vehicle into which to deploy excess funds during periods of weak loan demand or perceived higher risks. The investment portfolio provides asset diversification and the opportunity to achieve capital appreciation through long-term investment in equity securities. The Association's current investment strategy has emphasized the purchase of U.S. Government and Agency obligations generally with contractual maturities of between one and five years. The Association's investment policy does not allow engaging directly in hedging activities or purchasing high risk mortgage derivative products or non-investment grade corporate bonds. Investments are made upon certain criteria, which includes interest rate, yield, settlement and maturity of the investment, the Association's liquidity position and anticipated cash needs and sources.

         At September 30, 1997, the Association's investment portfolio included a $1.5 unrealized gain of FHLMC stock owned by the Association. The Association has no intention of selling the stock at the present time.

Liability Composition
---------------------

         Deposits, repayments and prepayments of loans, proceeds from sales of loans and securities, proceeds from maturing securities, and cash flows from operations are the primary sources of the Association's funds for use in lending, borrowing, and other general purposes. The Association's deposits at September 30, 1997 totaled $145.4 million, representing 83.8% of total liabilities. The Association's deposit accounts consist of transaction accounts (non-

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--------------------------------


interest NOW accounts, interest-bearing NOW accounts, Super Now accounts, passbook accounts, and money market savings accounts) and certificate of deposit accounts. Exhibit II-6 presents a summary of the Association's deposit portfolio as of September 30, 1997.

         Transaction accounts amounted to $43.1 million or 29.7% of the Association's total deposits at September 30, 1997. Certificate of deposit accounts amounted to $102.3 million or 70.3% of deposits at that date. The proportion of certificates of deposit has increased in recent years due to depositor emphasis on higher-yielding certificate accounts as opposed to certain transaction accounts. Of the Association's $102.3 million of certificate accounts, $87.7 million or 85.7% were scheduled to mature within one year. The Association had outstanding $17.6 million in certificate accounts with balances of $100,000 or more. These jumbo certificates constituted 17.2% of total certificate accounts and 12.1% of total deposits.

         The Association's deposit base increased at a compound annual rate of 2.7% between September 30, 1993 and September 30, 1997. During the past few years, the strength of the stock market has affected deposit flows as some customers have opted to place their funds in instruments such as mutual funds rather in deposit products perceived to have less attractive returns. The Association obtains deposits predominantly from the areas in which its branch offices are located. Gaston relies mainly on competitive pricing of its deposit products, customer service, and long-standing relationships with customers to attract and retain deposits.

         The Association utilizes borrowed funds from the FHLB primarily in connection with its management of the interest rate sensitivity of its assets and liabilities. As of September 30, 1997, the Association had outstanding FHLB advances of $3.5 million, measuring 2.0% of total liabilities. The advances are collateralized primarily by certain of the Association's mortgage loans and secondarily by the Association's investment in the stock of the FHLB. As

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--------------------------------


shown in Exhibit II-7, the Association's utilization of FHLB borrowings has remained relatively low over the years.

Equity Capital
--------------

         The Association's equity capital amounted to $20.9 million or 12.03% of total assets at September 30, 1997. As a result of the Association's consistent profitability, the Association's equity has increased significantly from $15.0 million or 10.1% of total assets at September 30, 1993. For regulatory purposes at September 30, 1997, the Association's Tangible capital ratio measured 12.03%, its Core capital ratio was 11.46%, and its total risk-based capital ratio was 21.52%. The Association not only met its minimum regulatory capital requirements but also far surpassed the levels necessary to qualify for the designation of well capitalized.

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--------------------------------


                            Income and Expense Trends

     Table 3 displays the main components of the Association's earnings performance from 1996 to 1997. Table 4 displays the average balances for interest-earning assets and interest-bearing liabilities and their related yields/costs at September 30, 1997 and for the years ended September 30, 1997 and 1996.

     The Association's return on average assets measured 0.84% for the fiscal year ended September 30, 1997 and 0.30% for 1996. The Association's return on average equity measured 7.77% for the fiscal year ended September 30, 1997, and 2.66% for 1996.

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--------------------------------


                                    Table 3
                            Income Statement Summary

                 For the Years Ended September 30, 1996 to 1997
                             (Dollars in Thousands)

  ==============================================================================

                                                      Year Ended September 30,

                                                     ---------------------------
                                                      1997             1996
  ------------------------------------------------------------------------------
   Total interest income                              $12,936         $12,518
   Total interest expense                               6,952           7,381
                                                       ------          ------
       Net interest income                              5,984           5,137

   Provision for loan losses                              293              47
                                                       ------          ------
       Net int. income after prov.                      5,691           5,137

   Service charges on deposit accounts                    209             189
   Gain on sale of securities                              52              --
   Other income                                           255             228
                                                       ------          ------
       Total non-interest income                          516             417

   Salaries and benefits                                2,228           1,976
   Occupancy expense                                      465             500
   Deposit insurance                                      139           1,197
   Computer expense                                       139             164
   Advertising                                            220             144
   Professional services                                  184             175
   Other                                                  581             490
                                                       ------          ------
       Total non-interest expense                       3,956           4,646

   Income before taxes                                  2,251             861
   Income tax provision                                   819             351
                                                       ------          ------

       Net income                                     $ 1,432         $   510
                                                       ======          ======

  ==============================================================================

 Source:  Gaston, preliminary prospectus.

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                                    Table 4
                        Average Balances and Yield/Cost
          As of and for the Periods Ended September 30, 1996 and 1997


                                                                                    For the Years Ended September 30,
                                                                                 ---------------------------------------
                                                       At September 30, 1997                       1997
                                                     -------------------------   ---------------------------------------
                                                                                   Average       Interest
                                                      Outstanding    Yield/      Outstanding      Earned/     Yield/
                                                        Balance       Rate         Balance        Paid         Rate
                                                        -------       ----         -------        ----         ----
                                                                                        (Dollars in Thousands)
Interest-earning assets:
   Loans receivable (1)                              $   134,491      8.01%      $  132,529     $  10,776      9.13%
   Investment securities (2)                              18,655      5.93           18,226         1,107      6.07
   Interest-earning deposits                               2,203      4.04            1,049            89      8.48
   Mortgage-backed securities                             10,407      7.58           11,612           789      6.79
                                                     -----------     -----       ----------     ---------    ------
Total interest-earning assets                            165,756      7.70          163,416        12,761      7.81
Non-interest-earning assets                                7,714                      7,751
                                                     -----------                 ----------
Total assets                                         $    15,428                 $   15,502

Interest-bearing liabilities
   Demand deposit and money
     market demand accounts                          $    28,929      2.32       $   27,201     $     672      2.47
   Passbook savings                                       14,197      2.73           14,037           387      2.76
   Certificates of deposit                               102,318      5.62          105,119         5,746      5.47
   Borrowed funds                                          3,500      4.20            2,309           147      6.37
                                                     -----------     -----       ----------     ---------    ------
Total interest-bearing liabilities                       148,944      4.67%         148,666         6,952      4.68%
                                                                     =====                                   ======
Non-interest-bearing liabilities                           3,658                      3,098
                                                     -----------                 ----------
Total liabilities                                    $   152,602                 $  151,764

Total equity                                              20,868                     19,403
                                                     -----------                 ----------
Total liabilities and retained earnings              $   173,470                 $  171,167
                                                     ===========                 ==========
Net interest income                                                                             $   5,809
                                                                                                =========
Interest rate spread (2)                                                                                       3.13%
                                                                                                             ======
Net yield on interest-earning assets (3)                                                                       3.55%
                                                                                                             ======
Ratio of average interest-earning assets
   to interest bearing liabilities                                                                           109.92%
                                                                                                             ======

                                                        For the Years Ended September 30,
                                                     ---------------------------------------
                                                                      1996
                                                     ---------------------------------------
                                                          Average     Interest
                                                        Outstanding    Earned/       Yield/
                                                          Balance       Paid          Rate
                                                          -------       ----          ----
Interest-earning assets:
   Loans receivable (1)                                 $ 126,503     $ 10,178        8.05%
   Investment securities (2)                               18,501        1,169        6.32
   Interest-earning deposits                                1,817           96        5.28
   Mortgage-backed securities                              13,528          939        6.94
                                                        ---------     --------      ------
Total interest-earning assets                             160,349       12,382        7.72
Non-interest-earning assets                                 9,144
                                                        ---------
Total assets                                            $  18,288

Interest-bearing liabilities
   Demand deposit and money
     market demand accounts                             $  25,773     $    685        2.66
   Passbook savings                                        13,695          394        2.88
   Certificates of deposit                                107,196        6,215        5.80
   Borrowed funds                                           1,403           88        6.27
                                                        ---------     --------      ------
Total interest-bearing liabilities                        148,067        7,382        4.99%
                                                                                    ======
Non-interest-bearing liabilities                            2,912
                                                        ---------
Total liabilities                                       $ 150,979

Total equity                                               18,514
                                                        ---------
Total liabilities and retained earnings                 $ 169,493
                                                        =========
Net interest income                                                   $ 5,000
                                                                      =======
Interest rate spread (2)                                                              2.73%
                                                                                    ======
Net yield on interest-earning assets (3)                                              3.12%
                                                                                    ======
Ratio of average interest-earning assets
   to interest bearing liabilities                                                  108.29%
                                                                                    ======

-----------------
(1) Average balances include nonaccrual loans.

(2) Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.

(3) Net yield on interest-earning assets represents net interest income as a percentage of average interest-earning assets.

Source:  Gaston, Prospectus

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Earnings Results for 1997 versus 1996
-------------------------------------

         The Association's earnings improved from $510,000 million in 1996 to $1.4 million in 1997, and increase of $922,000. The increase in net income was attributable to a $847,000 increase in net interest income, a $99,000 increase in non-interest income, and a $690,000 decrease in non-interest expense. The effects of these increases were partially offset by a $246,000 increase in loan loss provisions and a $468,000 increase in provisions for income taxes. The Association's 1996 earnings included the one-time SAIF assessment of $867,000 million, pre-tax.

         The Association's average interest-earning assets increased by $1.7 million in 1997. However, this expansion of balance sheet earnings potential was aided by an increase in the Association's yield on earning assets to 7.81% for year ended September 30, 1997 from 7.72% in 1996. The increase in yield was driven primarily by the increase in loan yield to 8.13% for 1997 from 8.05% in 1996. The Association's net interest rate spread increased from 2.74% to 3.13. The Association's cost of funds fell from 4.99% to 4.68%, chiefly due to the decreased cost of certificates of deposit from 5.80% in 1996 to 5.47% in 1997.

         Provisions for loan losses increased to $147,000 for 1997 from $88,000 for 1996. At September 30, 997 and 1996 the Association's allowance for possible loan losses was $1.1 million and $830,000, respectively. The allowance for loan losses as a percentage of nonperforming loans increased to 104.8% for 1997 as compared to 69.5% for 1996.

         Total non-interest income increased by 23.7% from $417,000 to $516,000. Non-interest operating income (excluding gains on sales along with income or losses on real estate) increased by $99,000, mainly due to increased service charges on deposit accounts of $20,000 gain on sale of securities of $52,000 and an increase in other income of $27,000.

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         The Association's total non-interest expense decreased by 14.9% from
$4.6 million in 1996 to $4.0 million in 1997. In relation to average assets, the Association's non-interest expense ratio declined from 2.80% to 2.31%. Deposit insurance premiums declined by $1.0 million in 1997 as a result of the elimination of the SAIF assessment. Excluding deposit insurance premiums, the Association' non-interest expense increased by $370,000 in 1997. This increase was attributable chiefly to an increase in salaries and benefits of $252,000.

         The Association's earnings before income taxes was $819,000 for 1997, as compared to $351,000 for 1996. Principally as a result of the higher net interest margin, the Association's after-tax return on average assets increased from 0.30% in 1996 to 0.84% in 1997. The Association's effective tax rate decreased slightly from 36.4% in 1995 to 40.8% in 1996.

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Feldman Financial Advisors, Inc.
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                         Asset and Liability Management

         The Association's principal financial objective is to sustain long-term profitability while reducing its exposure to fluctuating interest rates. Gaston has sought to reduce exposure of its earnings to market interest rates by managing the mismatch between asset and liability rates, maturities and repricings. The focus of the Association's asset/liability management is to evaluate the overall interest rate risk inherent in the Association's assets and liabilities, determine the level of risk appropriate given the Association's strategy, operating environment capital and liquidity requirements and performance objectives, and manage the risk consistent with the guidelines approved by the Board of Directors. Through such management, the Association seeks to reduce the vulnerability of its operations to changes in interest rates. The Association's Asset/Liability Committee comprises the Association's senior management under the direction of the Board of Directors.

         The Association seeks to manage interest rate risk with the continued objective of balancing the contrasting strategies of minimizing exposure to interest rate sensitivity versus maximizing net interest margins. In order to manage interest rate risk consistent with performance objectives, the Association has utilized the following strategies to manage interest rate risk:
(1) emphasizing the origination and retention of one-to-four family residential ARM loans and fixed rate loans with maturities of 15 years or less, (2) emphasizing the origination and retention of commercial and multi-family residential real estate loans and commercial business loans with adjustable rates, and (3) emphasizing the origination of home equity lines of credit that have adjustable interest rates and mature in 15 years or less and other consumer loans that mature in five years or less, and (4) investing in shorter term securities which

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Feldman Financial Advisors, Inc.
--------------------------------


generally bear lower yields as compared to longer term investments, but which better position the Association for increases in market rates.

         In recent years, the Association has measured interest rate risk sensitivity by computing the "gap" between the assets and liabilities which were expected to mature or reprice within certain time periods, based upon assumptions regarding loan prepayment and deposit decay rates formerly provided by the OTS. The OTS now requires the computation of amounts by which the net present value of the Association's cash flows from assets, liabilities and off balance sheet items (the Association's net portfolio value "NPV") would change in the event of a range of assumed changes in market interest rates. These computations estimate the effect on the Association's NPV from instantaneous and permanent 1% to 4% (100 to 400 basis points) increases and decreases in market interest rates.

         Table 5 presents the Association's NPV at September 30, 1997 as calculated by the OTS and the limits as established by the Board of Directors. As shown by the table, the Association's current NPV position is more sensitive to increases in interest rates than to decreases in interest rates due to the shorter maturities of its liability portfolio.

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Feldman Financial Advisors, Inc.
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                                     Table 5
                                 NPV Calculation
                              at September 30, 1997

                                   Percentage Change in Net Portfolio Value
            Changes in                                         Board
              Market                  Projected                Policy
          Interest Rates              Change (1)              Limit (2)
          --------------              ----------              ---------
          (basis points)
               +400                    (53.00)%                (50.00)%
               +300                    (39.00)%                (35.00)%
               +200                    (25.00)%                (25.00)%
               +100                    (12.00)%                (15.00)%
                 0                       0.00%                   0.00%
               (100)                     8.00%                  15.00%
               (200)                    12.00%                  25.00%
               (300)                    16.00%                  35.00%
               (400)                    22.00%                  50.00%

(1) Calculated as the amount of change in the estimated NPV divided by the estimated NPV assuming no changes in interest rates.

(2) Limits established by the Association's Board of Directors.

Source:  Gaston, preliminary Prospectus

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Feldman Financial Advisors, Inc.
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                                  Asset Quality

         The Association has continued to improve asset quality since the early 1990's. Management believes the Association's improved asset quality is primarily attributable to a better economic environment, utilization of comprehensive loan underwriting policies, application of a risk rating methodology, systematic loan reviews, active monitoring of loan concentrations, conservative collateralizaton practices, and consistent and forceful collection and workout efforts.

         During the 1990's, a region has benefited from growth in both the financial services and high-tech sectors of the economy. The Association experienced lower levels of non-performing assets in part due to the growth of the economy. Gaston County has still not fully benefited from the growth in the Charlotte MSA.

         In order to effectively monitor problem loans, the Board of Directors in informed monthly of the status of all mortgage loans delinquent more than 60 days, all consumer and commercial business loans delinquent more than 30 days, all loans in foreclosure and all foreclosed and repossessed property owned by the Association.

         The Association's ratio of non-performing assets to total assets decreased from 0.84% at September 30, 1996 to 0.75% at September 30, 1997. Total non-performing assets declined from $1,452,000 to $1,306,000 over the same period. Non-performing assets at September 30, 1997 consisted of $1.1 million in non-accrual loans and $247,000 of other real estate owned ("OREO").

         The Association's allowance for loan losses totaled $1.1 million at September 30, 1997. The balance of loan loss allowance has increased by $270,00 over the past fiscal year as the

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Feldman Financial Advisors, Inc.
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Association has begun to raise its level of loan loss provisions to total loans to a goal of 1.0%. The allowance measured 103.9% of total non-performing loans and 0.79% of gross loans at September 30, 1997.

         Pursuant to its internal asset quality rating system, the Association had designated as of September 30, 1997 outstanding loans of $2.3 million as substandard and $0.3 million as special mention.


                                     Table 6
                          Non-performing Asset Summary
                        As of September 30, 1996 and 1997
                             (Dollars in Thousands)

================================================================================
                                                              September 30,
                                                            -----------------
                                                            1997         1996
--------------------------------------------------------------------------------
Loans accounted for on a non-accrual basis:

Real estate loans:
      One- to four-family residential                      $  876      $  736
      5 or more residential                                   183          --
      Nonresidential                                            0          --
Consumer                                                        0           0
Commercial                                                      0           0
                                                                -           -

Total non-performing loans                                  1,059       1,194
Accruing loans which are 90 days or more past due               0           0
                                                                -           -
Total nonperforming loans                                   1,059       1,194

Troubled debt restructurings                                    0           0
Real estate owned, net                                        247         258
                                                              ---         ---

Total non-performing assets                                $1,306      $1,154
                                                            =====       =====


Nonaccrual and 90 days past due/net loan                     0.79%       0.91%
Nonaccrual and 90 days past due/total loans                  0.76%       0.88%
Total nonperforming assets/total assets                      0.75%       0.84%
================================================================================

Source:  Gaston, preliminary prospectus

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Feldman Financial Advisors, Inc.
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                                     Table 7
                       Allowance for Loan and Lease Losses
                 For the Years Ended September 30, 1996 and 1997
                             (Dollars in Thousands)

================================================================================
                                                                  Year Ended
                                                                September 30,
                                                             -------------------
                                                              1997         1996
--------------------------------------------------------------------------------
Balance at beginning of period                                $830         $786

         Provision for loan losses                             293           47

         Recoveries:                                             0            0

         Charge-offs:                                           13            3

         Balance at end of period                           $1,110         $830
                                                            ======          ===


  Allowance as a % of total loans                             0.82%        0.63%
  Net loans charged off/Avg. loans outstanding                0.01%        0.00%
  Allowance as a % of non-performing loans                  104.82%       69.51%

MEMO:
   Nonperforming loans                                      $1,059       $1,194

================================================================================

Source:  Gaston, preliminary prospectus

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--------------------------------


                                   Properties

         The Association conducts its business through four full-service banking offices located in the Gaston County, with three branches located in the town of Gastonia and one in Mount Holly. Exhibit II-8 provides a general summary of the Association's offices. The Association owns all of its office facilities. The net book value of the Association's premises and equipment at September 30, 1997 totaled $1.5 million or 0.9% of total assets. The Association also owns three acres of land acquired in 1978 as a prospective branch site with a current book value of approximately $90,000. It is the intent of the Association to sell the land as there are no plans to use the site for future branch expansion.

         Gaston operates an automated teller machine at each branch location. The Association expects to continue its ongoing analysis to determine the efficiency and effectiveness of its branches in delivering services and products to the local community. The Association's branch network generally comprises modest but efficient office facilities with favorable locational convenience. The Association currently has no plans to add additional branch facilities, but will monitor feasible expansion opportunities.

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Feldman Financial Advisors, Inc.
--------------------------------


                                  Subsidiaries

         The Association operates one subsidiary, Gaston Financial Services, Inc. ("Gaston Financial"), which sells annuities, mutual funds, and insurance and also offers discount brokerage services. Gaston Financial is a wholly-owned subsidiary of the Association. Gaston Financial derives its income from its securities portfolio and generally contributes approximately 1.0% of the Association's consolidated net income.

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--------------------------------


                                   Market Area

         The Association's four offices are located in Gaston County, three in the town of Gastonia and one in the town of Mounty Holly. Gaston County is located just west of Charlotte and Mecklenburg County, an area that is quickly becoming the banking capital of the United States and home to the headquarters of NationsBank, First Union, and Wachovia. Gaston County has a population of approximately 175,000 and is the largest manufacturing county in the state of North Carolina. The town of Gastonia is the largest city in the county with a population of approximately 55,000 and is the county seat.

         Both Gastonia and Gaston County offer a diverse mix of housing with a mix of single-family residences, multi-family properties and condominiums. The community places a high value on the preservation of historic buildings, neighborhoods and green spaces. The largest employment sectors within the county are manufacturing, wholesale/retail and services. Twenty-one Fortune 500 companies have operations in Gaston County and the county is one of the largest textile producers in the country. Among the largest employers in the county are Freightliner, Firestone, Parkdale Mills, Pharr Yarns, Dana Corporation, Gaston Memorial Hospital, and Gaston College. In addition, due to the growth of neighboring Mecklenburg County, Gaston County is becoming a bedroom community for Charlotte, with many residents of Gaston County working in Mecklenburg County.

         The majority of the Association's deposits are gathered from the general public of Gaston County. The Association's lending area is Gaston County. Gaston County benefits from its close proximity to Charlotte and Mecklenburg County. As Charlotte and the surrounding area continues to grow led by growth in the financial services and high tech sectors, demand for residential housing will continue to flourish.

Feldman Financial Advisors, Inc.
--------------------------------


         Table 8 displays selected demographic data for the United States, the state of North Carolina, the Charlotte-Gastonia-Rock Hill Metropolitan Statistical Area ("Charlotte MSA") and the County of Gaston. Total population growth in Gaston County is expected to lag behind the growth of the Charlotte MSA and the state of North Carolina over the next five years. Income levels in Gaston County are also projected to grow at below-average levels. The 1997 average household income of $44,554 in Gaston County was 15% below the Charlotte MSA average of $52,472, 2% below the state average of $45,528 and 12% below the national average of $50,540. Population and income growth in the Charlotte MSA is largely expected to equal or lead statewide trends.

         Tables 9 and 10 show deposit concentrations at June 30, 1996 within Gaston County and the Charlotte MSA. Gaston ranked fourth in total deposits in Gaston County with a 9.9% market share. The Association's market share in the Charlotte MSA is 0.82% and it is the second largest thrift in the MSA.

         In summary, the Association's market area is characterized by very below average income levels with a stable population and economic base. The region represents an attractive market that can be served by a community financial institution such as Gaston. However, competition for originating loans and attracting deposits is intense and expected to escalate as merging financial institutions seek to leverage combined resources and to advance their competitive positions. In addition, non-depository competitors have significantly penetrated the traditional customer base of thrifts and banks as a result of the sustained performance of the stock market.

Feldman Financial Advisors, Inc.
--------------------------------


                                    Table 8
                            Key Economic Indicators
       United States, North Carolina, Charlotte-Gastonia-Rock Hill MSA,
                               and Gaston County


===========================================================================================================================
                                                               United            North       Charlotte          Gaston
      Key Economic Indicators                                  States           Carolina        MSA             County
---------------------------------------------------------------------------------------------------------------------------
Population
----------
Total Population - 1997                                      267,240,272       7,411,239      1,341,841         183,482
5-year projection percent change                                    4.5%            7.6%          10.1%            3.0%
1990 - 1997 percent change                                          7.5%           11.8%          15.5%            4.8%

Households
----------
Total Households - 1997                                       98,741,200       2,816,128        505,037          67,766
5-year projection percent change                                    4.9%            8.1%          10.2%            2.9%
1990 - 1997 percent change                                          7.4%           11.9%          14.6%            3.7%

Per Capita Income
-----------------
Per Capita Income - 1997                                         $18,885         $17,595        $19,846         $16,541
5-year projection percent change                                   21.7%           25.3%          24.9%           22.8%
1990 - 1997 percent change                                         31.2%           36.7%          36.0%           32.9%

Average Household Income
------------------------
Average Household Income - 1997                                  $50,540         $45,528        $52,472         $44,554
5-year projection percent change                                   20.7%           24.4%          24.5%           22.7%
1990 - 1997 percent change                                         31.3%           36.8%          37.3%           34.3%

Median Household Income
-----------------------
Median Household Income - 1997                                   $37,079         $34,408        $40,240         $35,654
5-year projection percent change                                   13.1%           17.1%          16.1%           15.3%
1990 - 1997 percent change                                         23.2%           28.9%          29.3%           26.6%

Household Income Distribution - 1997
------------------------------------
$ 0 - 24 K                                                         33.5%           36.0%          29.6%           33.8%
$25 - 49 K                                                         30.9%           32.7%          32.0%           34.8%
$50K +                                                             35.6%           31.3%          38.4%           31.4%

Household Income Distribution - proj. 2002
------------------------------------------
$ 0 - 24 K                                                         29.4%           30.4%          24.9%           28.7%
$25 - 49 K                                                         28.3%           29.7%          28.0%           30.4%
$50K +                                                             42.3%           39.9%          47.1%           40.9%

===========================================================================================================================

Feldman Financial Advisors, Inc.
--------------------------------

                                    Table 9
                    Deposit Market Share for Gaston County

                        June 30, 1994 to June 30, 1996

-----------------------------------------------------------------------------------------------------------------------------------
                                  1996               1996                      1995                     1994               1994-96
                                 No. of            Deposits         % of     Deposits      % of       Deposits     % of    Growth
Rank            Institution      Offices   Type    ($000s)         Total      ($000s)     Total       ($000s)     Total     Rate
-----------------------------------------------------------------------------------------------------------------------------------
  1     BB&T Corp.                 22        B     $435,174        28.8%     $479,121     32.1%       $469,455    33.2%    -3.7%

  2     First Union Corp.           7        B      212,064        14.1%      201,991     13.5%        194,469    13.7%     4.4%

  3     Wachovia Corp.              4        B      156,004        10.3%      150,977     10.1%        129,871     9.2%     9.6%
-----------------------------------------------------------------------------------------------------------------------------------
  4     Gaston FS&LA                4        T      149,786         9.9%      138,934      9.3%        131,094     9.3%     6.9%
-----------------------------------------------------------------------------------------------------------------------------------
  5     NationsBank Corp.           8        B      142,663         9.5%      135,788      9.1%        134,674     9.5%     2.9%

  6     Centura Bank                4        B      100,257         6.6%       97,809      6.5%         80,354     5.7%    11.7%

  7     CCB Financial Corp.         6        B       69,971         4.6%       67,720      4.5%         66,454     4.7%     2.6%

 NA     All Others                 14        NA     243,383        16.1%      221,108     14.8%        208,337    14.7%     8.1%
                                   --               -------        -----      -------     -----        -------    -----     ----

            Total in City          69            $1,509,302       100.0%   $1,493,448    100.0%     $1,414,708   100.0%     3.3%

Feldman Financial Advisors, Inc.
--------------------------------

                                    Table 10
            Deposit Market Share for Charlote-Gastonia-Rock Hill MSA
                       As of June 30, 1994, 1995 and 1996

--------------------------------------------------------------------------------------------------------------------------
                                                                          1996                          1995
                                                                -------------------------     -------------------------
                                         Inst.       No. of       Deposits         % of         Deposits         % of
  Rank    Institution                    Type       Offices        ($000s)        Total          ($000s)        Total
--------------------------------------------------------------------------------------------------------------------------
    1     FIRST UNION CORP               Bank          81        5,463,912        29.99        4,544,336        29.35
    2     NATIONSBANK CORP               Bank          69        4,619,286        25.35        3,172,319        20.49
    3     BB&T CORP.                     Bank          90        1,884,311        10.34        1,835,337        11.85
    4     WACHOVIA CORPORATION           Bank          42        1,530,801         8.40        1,441,681         9.31
    5     CCB FINANCIAL CORPORATION      Bank          63        1,074,204         5.90        1,061,919         6.86
    6     FIRST CITIZENS BANCSHARES      Bank          35          633,305         3.48          605,921         3.91
    7     HFNC FINANCIAL CORP           Thrift          8          449,125         2.46          492,121         3.18
    8     FIRST CHARTER CORPORATION      Bank          18          440,302         2.42          397,428         2.57
    9     SOUTHTRUST CORPORATION         Bank          16          377,400         2.07          328,576         2.12
   10     CAROLINA FIRST BANCSHARES      Bank          18          311,859         1.71          284,803         1.84
   11     CENTURA BANK                   Bank          13          219,120         1.20          210,747         1.36
   12     TRIANGLE BANCORP               Bank           3          177,161         0.97          141,798         0.92
   13     F&M FINANCIAL CORPORATION      Bank           8          174,636         0.96          157,252         1.02
--------------------------------------------------------------------------------------------------------------------------
   14     GASTON FS&LA                  Thrift          4          149,786         0.82          138,934         0.90
--------------------------------------------------------------------------------------------------------------------------
   15     CITIZENS SB OF SALISBURY        SB            2          104,661         0.57          119,517         0.77
   16     FIRST FS&LA OF LINCOLNTON     Thrift          1           90,141         0.49           86,520         0.56
   17     YORK BANCSHARES                Bank           4           76,421         0.42           68,863         0.44
   18     BELMONT FS&LA                 Thrift          1           69,923         0.38           68,546         0.44
   19     PARK MERIDIAN BANK             Bank           1           65,052         0.36           59,208         0.38
   20     CHERRYVILLE FS&LA             Thrift          1           50,754         0.28           48,907         0.32
          Other 11 Institutions                        23          258,155         1.42          217,748         1.41

          Totals                                      501       18,220,315       100.00       15,482,481       100.00
          ======                                      ===       ==========       ======       ==========       ======

----------------------------------------------------------------------------------
                                                  1994               1994-96
                                       -------------------------
                                         Deposits         % of       Growth
  Rank    Institution                     ($000s)        Total        Rate
----------------------------------------------------------------------------------
    1     FIRST UNION CORP              4,342,084        28.51        12.2%
    2     NATIONSBANK CORP              3,583,649        23.53        13.5%
    3     BB&T CORP.                    1,711,752        11.24         4.9%
    4     WACHOVIA CORPORATION          1,341,960         8.81         6.8%
    5     CCB FINANCIAL CORPORATION     1,075,287         7.06        -0.1%
    6     FIRST CITIZENS BANCSHARES       607,957         3.99         2.1%
    7     HFNC FINANCIAL CORP             446,387         2.93         0.3%
    8     FIRST CHARTER CORPORATION       347,248         2.28        12.6%
    9     SOUTHTRUST CORPORATION          291,669         1.91        13.8%
   10     CAROLINA FIRST BANCSHARES       255,541         1.68        10.5%
   11     CENTURA BANK                    212,694         1.40         1.5%
   12     TRIANGLE BANCORP                115,354         0.76        23.9%
   13     F&M FINANCIAL CORPORATION       137,005         0.90        12.9%
----------------------------------------------------------------------------------
   14     GASTON FS&LA                    131,094         0.86         6.9%
----------------------------------------------------------------------------------
   15     CITIZENS SB OF SALISBURY        117,679         0.77        -5.7%
   16     FIRST FS&LA OF LINCOLNTON        89,491         0.59         0.4%
   17     YORK BANCSHARES                  65,369         0.43         8.1%
   18     BELMONT FS&LA                    71,100         0.47        -0.8%
   19     PARK MERIDIAN BANK               38,666         0.25        29.7%
   20     CHERRYVILLE FS&LA                47,205         0.31         3.7%
          Other 11 Institutions           203,475         1.34        12.6%

          Totals                       15,232,666       100.00         9.4%
          ======                       ==========       ======         ===

Feldman Financial Advisors, Inc.
--------------------------------


                                     Summary

         Gaston has carved out a profitable niche as a traditional thrift offering primarily residential real estate mortgage loans. The Association's lending expertise, efficient operations, and strong capital base have contributed to a consistent record of profitability. Going forward, the Association will attempt to transform the institution into a more retail bank-like institution while maintaining its edge in the residential real estate lending market. The Association must closely monitor its credit requirements and asset quality and not allow the Association to lower its credit requirements to attract new customers. The strong base of capital plus increased reserve levels serves as an important buffer toward such risk management.

         The Association' franchise in concentrated in Gaston County. The Association's long-standing presence in the local community provides it with a loyal customer base and a saturated degree of market penetration. However, customers seeking a full range of competitive products and services may not be adequately contented with the Association's limited offerings as compared to other competitors. As the Association seeks to manage both sides of the balance sheet, assets and liabilities, it may face increased pressure to improve and expand its retail banking franchise. Such action could generate a cost-effective source of funds, but would also require additional cost investments.

                                       II

Feldman Financial Advisors, Inc.
--------------------------------

                  II. COMPARISONS WITH PUBLICLY HELD COMPANIES

                                     General

         The comparative market approach provides a sound basis for determining estimates of going-concern valuations where a regular and active market exists for the stocks of peer institutions. The comparative market approach was utilized in determining the estimated aggregate pro forma market value of Gaston because: (i) reliable market and financial data are readily available for comparable institutions; (ii) the comparative market method is required by the applicable regulatory guidelines; and (iii) other alternative valuation methods (such as income capitalization, liquidation analysis, or discounted cash flow) are unlikely to produce a valuation relevant to the future trading patterns of the related equity interest. The generally employed valuation method in initial public offerings, where possible, is the comparative market approach, which also can be relied upon to determine pro forma market value in an initial thrift stock offering.

         The comparative market approach derives valuation benchmarks from the trading patterns of selected peer institutions which due to certain factors, such as financial performance and operating strategies, enable the appraiser to estimate the potential value of the subject institution in a stock conversion offering. The pricing and trading history of recent initial public offerings of thrifts are also examined to provide any evidence of the new issue discount which must be considered. In Chapter II, our valuation analysis focuses on the selection and comparison of Gaston with a comparable group of publicly held thrifts (the "Comparative Group"). Chapter III will detail any additional discounts or premiums that we believe are appropriate to the Association's pro forma conversion valuation.

Feldman Financial Advisors, Inc.
--------------------------------

                               Selection Criteria

         Selected market price and financial performance data for thrifts listed on the New York and American Stock Exchanges and those thrifts traded on the over-the-counter markets listed on the National Association of Securities Dealers Automated Quotation System ("Nasdaq") are shown in Exhibit III. Several criteria were used to select the individual members of the Comparative Group from the overall universe of publicly held thrifts.

           o Operating characteristics - An institution's operating characteristics are the most important factors because they affect investors' expected rates of return on a company's stock under various business/economic scenarios, and they influence the market's general perception of the quality and attractiveness of a given company. Operating characteristics, which may vary in importance during the business cycle, include financial variables such as profitability, balance sheet growth, capitalization, asset quality, and other factors such as lines of business and management strategies.

           o Degree of marketability and liquidity - Marketability of a stock reflects the relative ease and promptness with which a security may be sold when desired, at a representative current price, without material concession in price merely because of the necessity of sale. Marketability also connotes the existence of buying interest as well as selling interest and is usually indicated by trading volumes and the spread between the bid and asked price for a security. Liquidity of the stock issue refers to the organized market exchange process whereby the security can be converted into cash. We attempted to limit our selection to companies that have access to a regular trading market. We eliminated from the comparative group companies with market prices that were materially influenced by publicly announced or widely rumored acquisitions. However, the expectation of continued industry consolidation is currently embedded in thrift and bank stock valuations.

           o Geographic Location - The region of the country where a company operates is also of importance in selecting the comparative group. The operating environment for savings institutions varies from region to region with respect to business and economic environments, real estate market conditions, speculative takeover activity, and investment climates. Economic and investor climates can also vary greatly within a region, particularly due to takeover activity.

Feldman Financial Advisors, Inc.
--------------------------------

         The Association's lending operations conform to the typical lending profile of a traditional thrift institution. The balance sheet of Gaston is concentrated heavily in residential mortgage loans. The Association's moderate earnings level places it in line with the average thrift. The Association's net margin is bolstered by its strong capital base and is accompanied by a very low operating expense ratio. In determining the Comparative Group composition, we focused on the Association's level of earnings, asset size and capital as well as its residential real estate lending activities. As with any composition of a group of comparable companies, the identification process was broadened sufficiently to assemble a meaningful number of candidates. Specifically, we initiated a search for companies by applying the selection criteria identified below. Companies that met a majority of the following parameters were considered for inclusion in the Comparative Group:

      o Asset size - total assets ranging between $100 million and $250 million.

      o Capital level - regulatory capital ratios that would generally qualify for well capitalized designation.

      o Profitability - return on average assets ("ROAA") between 0.60% and 1.10%.

      o Balance sheet composition - level of loans to assets greater than 60% and accompanied by modest concentration of non-earning assets with reliance upon deposits as chief funding source.

      o Loan concentration - significant concentration of single-family residential mortgage loans.

      o Asset quality - ratio of non-performing assets to total assets less than 1.00%.

      o Geographic location - additional consideration given to companies located in the state of North Carolina.

Feldman Financial Advisors, Inc.
--------------------------------

         Our search for comparable publicly held thrifts initially targeted strongly capitalized, profitable thrifts with significant residential real estate lending activities. Many public thrifts exhibited all of these distinct operating and financial characteristics.

         As a result of applying the aforementioned criteria and analyzing the screening results, the selection process has produced a reliable representation of publicly traded thrifts with operations comparable to those of Gaston. A general overview of the seventeen members selected for the Comparative Group is presented in Table 11. The Comparative Group is further sub-divided into two groups: (i) North Carolina Thrift Group with seven institutions; and (ii) Nationwide Thrift Group with ten institutions. The asset sizes of the Comparative Group companies range from $109 million at KS Bancorp to $867 million at HFNC Financial Corp., with an overall average size of $242 million. While some differences inevitably exist between the Association and the individual companies, we believe that the chosen Comparative Group on the whole provides a meaningful basis of comparison for valuation purposes.

Feldman Financial Advisors, Inc.
--------------------------------

                                    Table 11
                       Comparative Group Operating Summary
                As of the Latest Period Ended September 30, 1997

                                                                                      Total       Equity/
                                                                    No. of           Assets       Assets
         Company                            City         State      Offices          ($000s)        (%)
         -------                            ----         -----      -------          -------      -------
Gaston Federal                          Gastonia           NC          4             173,470       12.03

North Carolina Thrift Group
---------------------------
Cooperative Bankshares Inc              Wilmington         NC          16            359,535        7.69
First Savings Bancorp Inc.              Southern Pines     NC          5             295,315       23.01
Haywood Bancshares Inc.                 Waynesville        NC          4             152,796       14.18
HFNC Financial Corp.                    Charlotte          NC          8             866,859       18.81
KS Bancorp Inc.                         Kenly              NC          5             109,137       13.24
South Street Financial Corp.            Albemarle          NC          2             240,524       25.66
United Federal Savings Bank             Rocky Mount        NC          13            285,744        7.33

Nationwide Thrift Group
-----------------------
Capital Savings Bancorp Inc.            Jefferson City     MO          8             242,259        9.14
Classic Bancshares Inc.                 Ashland            KY          3             132,186       14.88
Community Financial Corp.               Staunton           VA          4             183,278       13.21
First Bancshares Inc.                   Mountain Grove     MO          6             162,755       13.92
FirstFed Bancorp Inc.                   Bessemer           AL          8             176,464        9.63
HFB Financial Corp.                     Middlesboro        KY          3             160,876       10.52
OHSL Financial Corp                     Cincinnati         OH          5             234,600       10.92
River Valley Bancorp                    Madison            IN          6             138,461       12.72
Southern Missouri Bancorp, Inc.         Poplar Bluff       MO          8             163,297       16.15
Wells Financial Corp.                   Wells              MN          8             204,761       14.22

Feldman Financial Advisors, Inc.
--------------------------------

                          Recent Financial Comparisons

         Table 12 summarizes certain key financial comparisons between Gaston and the comparative group. Tables 13 through 17 contain the detailed financial comparisons of the Association with the individual Comparative Group companies based on measures of profitability, income and expense components, yield-cost structure, capital levels, credit risk, balance sheet composition, and growth rates. Comparative financial data for both Gaston and the Comparative Group companies were utilized as of or for the last twelve months ("LTM") ended September 30, 1997.

         Gaston's ROAA was 0.84% as compared to the Comparative Group's average ROAA of 1.06%. The Association's 0.81% core ROAA (excluding gains on sale and other non-recurring items) also trailed the Comparative Group's average core ROAA of 0.99%. In contrast to the Comparative Group, the Association's profitability was restrained due to a higher level of loan loss provisions and operating expenses and lower noninterest income. Among the members of the Comparative Group, four institutions reported lower levels of profitability. These institutions were Cooperative Bankshares Inc. at 0.63%, United Federal Savings Bank at 0.72%, Classic Bancshares at 0.81% and River Valley Bancorp at 0.76%.

         The Association's net interest income of 3.50% relative to average assets was positioned slightly above the Comparative Group's average of 3.43%. As discussed in Chapter I, the Association's level of net interest income is attributable to its significant concentration of single-family residential loans, overall high proportion of loans to assets, and its strong capital base.

Feldman Financial Advisors, Inc.
--------------------------------

         The Association's net interest rate spread measured 3.13% over the observed period, measuring above the Comparative Group's average of 2.94%. The Association's cost of funds at 4.66% fell below the Comparative Group's average of 4.86%. The Association's lower cost of funds reflected its limited reliance on borrowed funds as a funding sources. The Association's yield on interest-earning assets measured 7.81%, slightly exceeding the Comparative Group's average of 7.80%. The Association's interest-earning asset yield trailed the North Carolina Thrift Group's average of 7.96%, and exceeded the Nationwide Thrift Group's average of 7.70%.

         The Association's net interest-earning asset balance averaged 8.62% of total assets and was positioned well below the Comparative Group's average of 11.99%. This disadvantage primarily reflected the Association's lower capital level compared to the Comparative Group. The Association's 12.03% ratio of equity to assets fell below the Comparative Group's average equity ratio of 13.64%. The Comparative Group's ratio was affected by two North Carolina thrifts with equity to asset ratios greater than 20.0%; First Savings Bancorp at 23.01% and South Street Financial Corp. at 25.66%. The ratio of equity to assets for the Nationwide Thrift Group stood at 12.53% while the North Carolina Comparative Group had an equity to assets ratio of 15.70%, significantly higher than Gaston.

Feldman Financial Advisors, Inc.
--------------------------------

                                    Table 12
                            Key Financial Comparisons
                    Gaston Federal and the Comparative Group
             As of the Latest Twelve Months Ended September 30, 1997


                                                                   Comparative
                                                   Gaston             Group
                                                   Federal           Average
                                                   -------         -----------
Profitability
-------------
LTM Return on Average Assets                        0.84 %            1.06 %
Core Return on Average Assets                       0.81              0.99

LTM Return on Average Equity                        7.77              8.09
Core Return on Average Equity                       7.00              7.53

Income and Expense  (% of avg. assets)
------------------
Total Interest Income                               7.56              7.54
Total Interest Expense                              4.06              4.11
Net Interest Income                                 3.50              3.43
Provision for Loan Losses                           0.17              0.08

Other Operating Income                              0.27              0.34
Net Gains and Non-recurring Income                  0.03              0.09

General and Administrative Expense                  2.31              2.14
Real Estate Expense (Income)                        0.00             (0.05)
Non-recurring Expense                               0.00              0.01

Pre-tax Core Earnings                               1.25              1.53

Yield-Cost Data
---------------
Yield on Earning Assets                             7.81              7.80
Cost of Funds                                       4.68              4.86
                                                    ----              ----
Net Interest Spread                                 3.13              2.94

Asset Utilization  (% of avg. assets)
-----------------
Avg. Interest-earning Assets                       95.47             96.64
Avg. Interest-bearing Liabilities                  86.85             84.65
                                                   -----             -----
Net Interest-earning Assets                         8.62             11.99

Feldman Financial Advisors, Inc.
--------------------------------

                              Table 12 (continued)
                            Key Financial Comparisons
                    Gaston Federal and the Comparative Group
             As of the Latest Twelve Months Ended September 30, 1997

                                                                   Comparative
                                                  Gaston              Group
                                                  Federal            Average
                                                  -------          -----------
Balance Sheet Composition  (% of assets)
-------------------------
Cash and Securities                                19.24 %            21.47 %
Loans Receivable, net                              77.53              75.57
Real Estate                                         0.14               0.12
Intangible Assets                                   0.00               0.22
Other Assets                                        3.09               2.62

Total Deposits                                     83.84              74.66
Borrowed Funds                                      2.02              10.24
Other Liabilities                                   2.11               1.27
Total Equity                                       12.03              13.83

Loan Portfolio  (% of total loans)
--------------
Residential Mortgage Loans                         80.72              81.59
Other Real Estate Mortgage Loans                    9.91              11.50
Non-mortgage Loans                                  9.37               6.91

Growth Rates
------------
Total Assets                                        0.88              10.63
Total Loans                                         2.77              16.21
Total Deposits                                     (0.36)              7.89

Regulatory Capital Ratios
-------------------------
Tier 1 Leverage Capital                            12.03              12.25
Tier 1 Risk-based Capital                          21.05              25.22
Total Risk-based Capital                           22.16              25.32

Credit Risk Ratios
------------------
Non-performing Loans / Total Loans                  0.76               0.47
Non-performing Assets / Total Assets                0.75               0.45
Reserves / Non-performing Assets                  104.82             159.20
Reserves / Total Loans                              0.80               0.59

Feldman Financial Advisors, Inc.
--------------------------------

         The Association's non-interest operating income totaled 0.27% in relation to average assets, trailing the Comparative Group's average of 0.34%. The seven thrifts in the North Carolina Comparative Group displayed an average non-interest operating income ratio equal to the Association at 0.27%, while the ten thrifts in the Nationwide Comparative Group demonstrated a higher average of 0.34%. Gaston has not developed a broad offering of fee-producing products and services beyond its lending activities and traditional deposit operations. Historically, the Association had not charged fees for many services offered related to their deposit and loan products, but has instituted fees in the past year that should boost their level of non-interest income. The Association's production of gains on sale was insignificant during this recent period. The Association's level of gains and other non-recurring income amounted to 0.03% of average assets as compared to the Comparative Group's average of 0.09%.

         As discussed in Chapter I, the Association has begun to increase its level of provision for loan losses in recent years to raise its level of reserves to total loans to approximately 1.0%. The Comparative Group exhibited varying levels of provisions, with an overall average of 0.08% relative to average assets compared to the Association's 0.17%. The Association and the Comparative Group on the whole maintained low levels of non-performing assets, with Gaston at 0.75% of assets and the Comparative Group averaging 0.45%. Gaston maintained a comparatively higher level of loan loss reserves as a total of total loans while its ratio of reserves to non-performing assets fell below the Comparative Group due to Gaston's higher level of non-performing assets. The Association's reserve level measured 104.8% of non-performing assets versus the Comparative Group's average of 159.2%. Relative to total loans, the Association's reserve level of 0.82% exceeded the Comparative Group's average of 0.59%.

Feldman Financial Advisors, Inc.
--------------------------------

         The Association's operating expenses have been targeted by management as a critical linchpin toward sustaining a high level of profitability. The Association's 2.31% ratio of operating expense was higher than most members of the Comparative Group. In comparison, the aggregate thrift industry's expense ratio has hovered slightly above 2.00%. The thrifts in the Comparative Group averaged 2.14%, with the North Carolina thrifts averaging 2.03% and the Nationwide Thrift Group at 2.22%.

         The Association's balance sheet composition reflected many similarities with that of the Comparative Group companies. Total net loans amounted to 77.5% of assets at Gaston, slightly above the Comparative Group's average concentration of 75.6%. Companies exhibiting loan concentrations above that of the Association included United Federal Savings Bank (84.5%), KS Bancorp Inc. (84.3%), Community Financial Corp. (87.8%), Wells Financial Corp. (91.5%), and First Bancshares Inc. (84.1%). The Association's holdings of cash and investment securities amounted to 19.4% of total assets, slightly below the Comparative Group's average of 21.5%.

         The Association's 80.72% proportion of one-to-four family residential mortgages to total loans was closer to the Nationwide Thrift Group's average of 77.02% than the North Carolina Thrift Group's average of 88.13%. The Nationwide Thrift Group had a greater percentage of loans in the non-residential mortgage loan and consumer loan portfolios compared to the North Carolina Thrift Group. Gaston exhibited a 9.91% concentration of its loan portfolio in the non-residential mortgage loan segment compared to the Comparative Group's average of 10.69%. Several members of the Comparative Group exhibited a majority of loans in the non-residential mortgage category, including Classic Bancshares (25.29%), Community Financial Corp. (25.29%), and OHSL Financial Corp. (21.90%).

Feldman Financial Advisors, Inc.
--------------------------------

         The Association's growth rates trailed the Comparative Group's averages in each category of assets, loans, and deposits. The Association's asset growth rate of 0.88% over the past twelve months was below the Comparative Group's average of 10.63%. A few of the Comparative Group companies have completed acquisitions which enhanced their respective growth rates. The Association's recent growth has been internally generated with a high emphasis on selective origination of assets at attractive yields and with prudent credit risk considerations. The Association's deposit growth of negative 0.36% was significantly behind the Comparative Group's average of 7.89%.

         In summary, the Association's earnings performance trailed that of the Comparative Group. Its strong capital base provides a substantial source of interest-free funds. The Association's capital base also provides an important buffer against its planned expansion into a higher concentration of riskier commercial real estate and multi-family loans, as compared to the traditional thrift profile of emphasizing single-family residential mortgages.

Feldman Financial Advisors, Inc.
--------------------------------

================================================================================
                                    Table 13
                      General Financial Performance Ratios
         As of or for the Latest Twelve Months Ended September 30, 1997
================================================================================

                                                           Total        Tang.   Total      Net
                                     Total       Total    Equity/      Equity/   NPAs/  Interest    LTM     LTM      Core    Core
                                    Assets    Deposits     Assets      Assets   Assets   Margin     ROAA    ROAE     ROAA    ROAE
                                   ($mil.)     ($mil.)      (%)         (%)      (%)      (%)       (%)     (%)      (%)     (%)
                                   --------    --------     ----       -----    -----    -----     -----   -----    -----   -----

---------------------------------------------------------------------------------------------------------------------------------
Gaston FS&LA                       173,470     145,444      12.03       12.03     0.75     3.45     0.84    7.77     0.81    7.00
Comparative Group Average          241,744     170,889      13.84       13.64     0.45     3.55     1.06    8.09     0.99    7.53
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
North Carolina Thrift Group Avg.   330,101     219,716      15.70       15.64     0.49     3.60     1.16    7.93     1.11    7.48
---------------------------------------------------------------------------------------------------------------------------------
Cooperative Bankshares Inc.        359,535     289,081       7.69        7.69     0.10     3.00     0.63    8.26     0.63    8.21
First Savings Bancorp Inc.         295,315     206,438      23.01       23.01     0.29     3.89     1.76    7.28     1.76    7.28
Haywood Bancshares Inc.            152,796     118,295      14.18       13.77     0.67     3.39     1.37    9.41     1.37    9.41
HFNC Financial Corp.               866,859     442,314      18.81       18.81     0.92     3.51     1.21    5.28     1.05    4.55
KS Bancorp Inc.                    109,937      86,462      13.24       13.23     0.53     4.05     1.21    8.84     1.20    8.77
South Street Financial Corp.       240,524     141,570      25.66       25.66     0.31     3.49     1.23    6.85     1.19    6.62
United Federal Savings Bank        285,744     253,853       7.33        7.33     0.62     3.86     0.72    9.56     0.57    7.55

---------------------------------------------------------------------------------------------------------------------------------
Other Thrift Group Avg.            179,894     136,710      12.53       12.25     0.42     3.52     0.99    8.21     0.91    7.57
---------------------------------------------------------------------------------------------------------------------------------
Capital Savings Bancorp Inc.       242,259     170,995       9.14        9.14     0.17     3.28     0.95   10.99     0.94   10.77
Classic Bancshares Inc.            132,186      99,329      14.88       12.92     0.43     3.83     0.81    5.53     0.62    4.25
Community Financial Corp.          183,278     128,238      13.21       13.21     0.56     3.94     1.12    8.18     1.13    8.22
First Bancshares Inc.              162,755     120,117      13.92       13.92     0.13     3.52     1.20    8.49     1.08    7.68
FirstFed Bancorp Inc.              176,464     157,432       9.63        8.89     0.98     3.64     1.03   10.60     1.01   10.32
HFB Financial Corp.                160,876     132,206      10.52       10.52     0.04     3.60     1.09   10.64     0.91    8.86
OHSL Financial Corp.               234,600     181,319      10.92       10.92     0.03     3.25     0.90    8.06     0.88    7.86
River Valley Bancorp               138,461     115,676      12.72       12.56     0.71     3.51     0.76    6.28     0.57    4.75
Southern Missouri, Bancorp, Inc.   163,297     117,294      16.15       16.15     0.88     3.18     0.93    5.81     0.90    5.61
Wells Financial Corp.              204,761     144,494      14.22       14.22     0.23     3.41     1.06    7.49     1.04    7.37

          Source: Gaston FS&LA; SNL Securities; Feldman Financial

Feldman Financial Advisors, Inc.
------------------------------

================================================================================
                                    Table 14
                           Income and Expense Analysis
              For the Latest Twelve Months Ended September 30, 1997
================================================================================

                                                                      As a Percent of Average Assets
                                 ---------------------------------------------------------------------------------------------------
                                                            Net    Other    Gains &   Loan                Real             Pre-tax
                                     Interest  Interest   Interest  Oper.   Non-rec.  Loss   Operating   Estate   Non-rec.  Core
                                     Income    Expense    Income   Income   Income    Prov.   Expense   Expense   Expense  Earnings
                                     ------    -------    ------   ------   ------    -----   --------  -------   -------  --------
------------------------------------------------------------------------------------------------------------------------------------
Gaston FS&LA                            7.56      4.06      3.50    0.27     0.03      0.17      2.31     0.00      0.00      1.29
Comparative Group Average               7.54      4.11      3.43    0.34     0.09      0.08      2.14    (0.05)     0.01      1.53
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
North Carolina Thrift Group Avg.        7.66      4.19      3.46    0.27     0.09      0.04      2.03    (0.11)     0.02      1.71
------------------------------------------------------------------------------------------------------------------------------------
Cooperative Bankshares Inc.             7.31      4.38      2.92    0.16     0.01      0.04      2.03     0.00      0.00      0.96
First Savings Bancorp Inc.              7.51      3.70      3.81    0.16     0.00      0.00      1.24    (0.00)     0.00      2.70
Haywood Bancshares Inc.                 7.34      4.10      3.24    0.27     0.00      0.01      2.06    (0.69)     0.00      2.11
HFNC Financial Corp.                    7.58      4.19      3.39    0.13     0.38     (0.06)     1.87    (0.01)     0.13      1.61
KS Bancorp Inc.                         8.21      4.36      3.85    0.14     0.02      0.02      2.00    (0.05)     0.00      1.85
South Street Financial Corp.            7.41      4.03      3.38    0.05     0.00      0.00      1.55     0.00      0.00      1.84
United Federal Savings Bank             8.25      4.59      3.66    0.98     0.23      0.26      3.48     0.00      0.00      0.87

------------------------------------------------------------------------------------------------------------------------------------
Other Thrift Group Avg.                 7.46      4.06      3.40    0.38     0.09      0.11      2.22    (0.01)     0.00      1.41
------------------------------------------------------------------------------------------------------------------------------------
Capital Savings Bancorp Inc.            7.60      4.41      3.19    0.56     0.03      0.05      2.16    (0.00)     0.00      1.44
Classic Bancshares Inc.                 7.21      3.60      3.61    0.31     0.04      0.14      2.77     0.04      0.00      0.96
Community Financial Corp.               7.84      4.05      3.78    0.37    (0.01)     0.28      2.07     0.00      0.00      1.74
First Bancshares Inc.                   7.60      4.25      3.35    0.31     0.18      0.05      1.91    (0.04)     0.00      1.66
FirstFed Bancorp Inc.                   7.65      4.15      3.51    0.49     0.00      0.11      2.30     0.01      0.00      1.55
HFB Financial Corp.                     7.79      4.27      3.53    0.29     0.28      0.08      2.27     0.00      0.00      1.40
OHSL Financial Corp.                    7.68      4.49      3.18    0.14     0.03      0.02      1.98     0.00      0.00      1.35
River Valley Bancorp                    6.63      3.26      3.37    0.51     0.28      0.17      2.69     0.01      0.00      0.88
Southern Missouri Bancorp, Inc.         7.05      3.92      3.13    0.36     0.05      0.15      2.09    (0.09)     0.00      1.47
Wells Financial Corp.                   7.54      4.16      3.37    0.47     0.03      0.09      1.95    (0.01)     0.00      1.60

        Source:  Gaston FS&LA; SNL Securities; Feldman Financial

Feldman Financial Advisors, Inc.
--------------------------------


================================================================================
                                   Table 15
                     Yield-Cost Structure and Growth Rates
             For the Latest Twelve Months Ended September 30, 1997
================================================================================

                                    Avg. Int.   Avg. Int      Net     Yield on    Cost of
                                     Earning    Bearing     Earning   Interest    Interest     Net       Asset      Loan   Deposit
                                     Assets/    Liabs./     Assets/    Earning    Bearing    Interest    Growth    Growth   Growth
                                     Assets/     Assets     Assets/    Assets      Liabs.     Spread      Rate      Rate     Rate
                                     -------     ------     -------    ------      ------     ------      ----      ----     ----
-----------------------------------------------------------------------------------------------------------------------------------
Gaston FS&LA                          95.47      86.85        8.62       7.81       4.68        3.13       0.88      2.77    (0.36)
Comparative Group Average             96.64      84.65       11.99       7.80       4.86        2.94      10.63     16.21     7.89
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
North Carolina Thrift Group Avg.      96.33      82.65       13.68       7.96       5.08        2.88      10.65     14.86     5.62
-----------------------------------------------------------------------------------------------------------------------------------
Cooperative Bankshares Inc.           97.33      90.25        7.08       7.51       4.86        2.65       9.88     13.61     4.44
First Savings Bancorp Inc.            98.00      74.88       23.12       7.67       4.94        2.73      12.20      7.58     7.30
Haywood Bancshares Inc.               95.55      83.96       11.59       7.68       4.88        2.80      16.76      7.27     9.20
HFNC Financial Corp.                  96.79      75.91       20.88       7.83       5.51        2.32       2.58     23.75     0.78
KS Bancorp Inc.                       95.06      84.29       10.76       8.64       5.17        3.47      14.34     17.13    12.11
South Street Financial Corp.          96.88      80.66       16.21       7.65       4.99        2.66      10.36      1.94    (3.30)
United Federal Savings Bank           94.69      88.61        6.08       8.71       5.18        3.53       8.41     32.77     8.83

-----------------------------------------------------------------------------------------------------------------------------------
Other Thrift Group Avg.               96.87      86.05       10.82       7.70       4.71        2.99      10.62     17.15     9.47
-----------------------------------------------------------------------------------------------------------------------------------
Capital Savings Bancorp Inc.          97.14      89.75        7.39       7.82       4.91        2.91       4.76      9.79    10.72
Classic Bancshares Inc.               94.21      84.23        9.98       7.65       4.28        3.37      (2.96)    13.75    (0.06)
Community Financial Corp.             96.09      85.20       10.90       8.15       4.76        3.39      13.99     12.44    16.18
First Bancshares Inc.                 95.41      83.36       12.04       7.97       5.10        2.87       5.48     11.48     9.21
FirstFed Bancorp Inc.                 96.34      89.32        7.02       7.94       4.64        3.30      (0.73)    (4.74)    0.19
HFB Financial Corp.                   98.15      88.52        9.63       7.94       4.82        3.12       9.52     10.83     4.45
OHSL Financial Corp.                  97.86      85.94       11.91       7.84       5.23        2.61       7.80      8.61     7.15
River Valley Bancorp                  96.29      86.47        9.81       6.89       3.77        3.12      64.64     92.27    50.56
Southern Missouri Bancorp, Inc.       98.41      82.76       15.65       7.16       4.73        2.43       1.98     12.37    (1.90)
Wells Financial Corp.                 98.77      84.94       13.83       7.63       4.90        2.73       1.71      4.71    (1.76)

        Source:  Gaston FS&LA; SNL Securities; Feldman Financial

Feldman Financial Advisors, Inc.
--------------------------------

================================================================================
                                    Table 16
                            Balance Sheet Composition
             As of the Latest Twelve Months Ended September 30, 1997
================================================================================

                                                                        As a Percent of Total Assets
                                  -------------------------------------------------------------------------------------------------
                                      Cash &      Net       Real    Intang.   Other     Total   Borrowed    Other    Total    Total
                                    Securities   Loans     Estate   Assets   Assets    Deposits   Funds     Liabs.   Liabs.  Equity
                                    ----------   ------    ------   -------  -------   --------   -----     ------   ------  ------
------------------------------------------------------------------------------------------------------------------------------------
Gaston FS&LA                          19.24       77.53      0.14      0.00     3.09     83.84     2.02      2.11    87.97    12.03
Comparative Group Average             21.47       75.57      0.12      0.22     2.62     74.66    10.24      1.27    86.16    13.84
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
North Carolina Thrift Group Avg.      23.44       73.73      0.06      0.07     2.69     72.16    10.64      1.50    84.30    15.70
------------------------------------------------------------------------------------------------------------------------------------
Cooperative Bankshares Inc.           17.81       80.05      0.10      0.00     2.04     80.40    11.19      0.72    92.31     7.69
First Savings Bancorp Inc.            32.18       66.47      0.00      0.00     1.35     69.90     6.10      0.99    76.99    23.01
Haywood Bancshares Inc.               20.69       74.96      0.14      0.48     3.73     77.42     6.87      1.52    85.82    14.18
HFNC Financial Corp.                  17.44       79.27      0.13      0.00     3.16     51.02    28.47      1.70    81.19    18.81
KS Bancorp Inc.                       13.05       84.25      0.06      0.00     2.63     78.65     7.28      0.84    86.76    13.24
South Street Financial Corp.          51.91       46.56      0.01      0.00     1.52     58.86    14.55      0.93    74.34    25.66
United Federal Savings Bank           11.02       84.54      0.02      0.00     4.41     88.84     0.00      3.83    92.67     7.33

------------------------------------------------------------------------------------------------------------------------------------
Other Thrift Group Avg.               20.09       76.86      0.16      0.32     2.57     76.41     9.96      1.10    87.47    12.53
------------------------------------------------------------------------------------------------------------------------------------
Capital Savings Bancorp Inc.          18.49       79.75      0.01      0.00     1.75     70.58    18.58      1.70    90.86     9.14
Classic Bancshares Inc.               26.63       66.69      0.21      2.24     4.22     75.14     8.95      1.03    85.12    14.88
Community Financial Corp.              9.39       87.76      0.10      0.00     2.75     69.97    15.82      1.00    86.79    13.21
First Bancshares Inc.                 13.04       84.09      0.10      0.00     2.78     73.80    11.89      0.38    86.08    13.92
FirstFed Bancorp Inc.                 25.99       69.58      1.00      0.82     2.61     89.21     0.57      0.59    90.37     9.63
HFB Financial Corp.                   30.45       67.33      0.04      0.00     2.18     82.18     5.72      1.58    89.48    10.52
OHSL Financial Corp.                  25.14       72.07      0.00      0.00     2.79     77.29    10.98      0.82    89.08    10.92
River Valley Bancorp                  15.26       81.27      0.06      0.18     3.23     83.54     2.17      1.57    87.28    12.72
Southern Missouri Bancorp, Inc.       29.52       68.55      0.05      0.00     1.88     71.83    10.74      1.28    83.85    16.15
Wells Financial Corp.                  7.00       91.49      0.02      0.00     1.49     70.57    14.16      1.05    85.78    14.22

        Source:  Gaston FS&LA; SNL Securities; Feldman Financial

Feldman Financial Advisors, Inc.
--------------------------------

================================================================================
                                    Table 17
               Capital Ratios, Asset Quality, and Loan Composition
             As of the Latest Twelve Months Ended September 30, 1997
================================================================================

                                     Tier 1     Tier 1     Total
                                   Capital/    Capital/ Capital/   Total    Total                         Resid.    Other    Nonmtg.
                                     Total    RiskAdj.  RiskAdj.    NPLs/    NPAs/    Resrvs./  Resrvs./  Mtgs./    Mtgs./    Loans/
                                    Assets     Assets    Assets    Loans   Assets       NPAs     Loans    Loans      Loans     Loans
                                   --------   --------  --------  ------- --------     ------   -------  -------    -------   ------

------------------------------------------------------------------------------------------------------------------------------------
Gaston FS&LA                         12.03      21.05     22.16     0.76     0.75     104.82      0.82    80.72       9.91      9.37
Comparative Group Average            12.25      25.22     25.32     0.47     0.45     159.20      0.59    81.99      10.69      7.32
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
North Carolina Thrift Group Avg.     16.03      35.87     32.62     0.58     0.49     102.90      0.56    88.13       7.95      3.92
------------------------------------------------------------------------------------------------------------------------------------
 Cooperative Bankshares Inc.          7.71      14.19     14.60      -       0.10     245.91      0.29    92.88       5.51      1.61
 First Savings Bancorp Inc.          22.87      50.42     50.87     0.44     0.29      70.15      0.31    91.47       7.11      1.42
 Haywood Bancshares Inc.                NA         NA        NA     0.71     0.67      71.19      0.64    87.24      12.55      0.21
 HFNC Financial Corp.                16.60      30.17     31.41     0.99     0.92      92.55      1.06    90.81       7.47      1.72
 KS Bancorp Inc.                        NA         NA     12.99     0.56     0.53      55.44      0.35    98.32       0.91      0.76
 South Street Financial Corp.        25.66      74.86     75.38     0.65     0.31      57.66      0.38    91.99       3.90      4.11
 United Federal Savings Bank          7.35       9.71     10.47     0.69     0.62     127.42      0.92    64.18      18.18     17.64

------------------------------------------------------------------------------------------------------------------------------------
Other Thrift Group Avg.               9.89      18.56     19.84     0.40     0.42     202.98      0.61    77.70      12.61      9.69
------------------------------------------------------------------------------------------------------------------------------------
 Capital Savings Bancorp Inc.         8.14      16.40     17.03     0.20     0.17     184.06      0.39    88.12       6.14      5.74
 Classic Bancshares Inc.              5.81      22.25     23.20     0.32     0.43     147.35      0.94    74.86      11.51     13.63
 Community Financial Corp.           11.26      16.44     17.23     0.51     0.56     105.58      0.67    68.06      25.29      6.65
 First Bancshares Inc.               11.06      16.82     16.98     0.04     0.13     234.27      0.36    85.43       7.23      7.34
 FirstFed Bancorp Inc.                9.63      16.38     17.08     0.64     0.98      45.40      0.63    76.15       8.39     15.46
 HFB Financial Corp.                    NA         NA        NA      -       0.04         NM      0.71    84.34      10.25      5.42
 OHSL Financial Corp.                 9.01      17.01     17.42     0.04     0.03     777.94      0.31    73.62      21.90      4.48
 River Valley Bancorp                   NA         NA        NA     0.79     0.71     122.47      1.05    65.75      12.60     21.65
 Southern Missouri Bancorp, Inc.     13.33      24.51     30.51     1.21     0.88      51.46      0.66    74.14      16.09      9.77
 Wells Financial Corp.               10.86      18.66     19.27     0.22     0.23     158.32      0.39    86.56       6.67      6.77

        Source:  Gaston FS&LA; SNL Securities; Feldman Financial

                                      III

Feldman Financial Advisors, Inc.
-------------------------------

                        III.  MARKET VALUE ADJUSTMENTS

     This concluding chapter of the appraisal identifies certain additional adjustments to Gaston's estimated pro forma market value relative to the Comparative Group selected in Chapter II. Adjustments are also necessary to reflect the equity market's likely reception of a new thrift stock offering under current conditions. The adjustments discussed in this chapter are made from the viewpoints of potential investors, which include depositors holding subscription rights exercisable in the Subscription Offering and unrelated parties who may purchase stock in the Community Offering. It is assumed that these potential investors are aware of all relevant and necessary facts as they would pertain to the value of the Association relative to other publicly held financial institutions and relative to alternative investments.

     In determining the aggregate pro forma market value of the Association pursuant to its Reorganization, we have assumed that the Association would be valued initially based on a full standard conversion, and subsequently with the mutual holding company structure in place based on a sale of a 47% minority ownership interest. Our appraised value is predicated on a continuation of the current operating environment for the Association and thrift institutions in general. Changes in the Association's operating performance along with changes in the local and national economy, the stock market, interest rates, the regulatory environment, and other external factors may occur from time to time, often with great unpredictability, which could impact materially the value of the Association or thrift stocks in general. Therefore, the valuation range provided herein is subject to a more current re-evaluation prior to the actual completion of the Stock Offering.

Feldman Financial Advisors, Inc.
-------------------------------

     In addition to the comparative operating fundamentals discussed in Chapter II, it is important to address additional market value adjustments based on certain financial and other criteria, which include, among other factors:

                    (1)   Earnings Prospects
                    (2)   Market Area
                    (3)   Management
                    (4)   Dividend Capacity
                    (5)   Liquidity
                    (6)   Subscription Interest
                    (7)   Stock Market Conditions
                    (8)   New Issue Discount
                    (9)   Mutual Holding Company Issues


Earnings Prospects
------------------

     Earnings prospects are dependent upon the sensitivity of asset yields and liability costs to changes in market interest rates, the credit quality of assets, the stability of non-interest components of income and expense, and the ability to leverage the balance sheet. Each of the foregoing is an important factor to investors in assessing earnings prospects. The Association's earnings structure is predicated on the ability to manage the expansion into higher risk, higher yielding loans at profitable spreads over its cost of funds and operating expenses while maintaining strong credit quality on the new portfolios. Historically, the Association has operated as traditional thrift, offering primarily singe-family residential loans. The Association's has a new management team in place which has no track record in implementing this business strategy in the current economic environment at the Association. Both the CEO and CFO have been with the Association for approximately six months. Given its asset composition, the Association is adeptly focused on risk management through maintaining strong capital levels, flexible liquidity, solid credit reserves, highly efficient operations, and conservative underwriting practices.

Feldman Financial Advisors, Inc.
-------------------------------

     The challenges facing the Association's profitability are fourfold: (i) maintain and advance competitive advantages in originating residential mortgage loans; (ii) focus on lending activities that create a more retail bank-like company; (iii) preserve its financial strength in the face of such riskier lending activity; and (iv) guard against liberalized lending standards in good times and an economic downturn in bad times. On the whole, we do not believe that the Association's earnings face a greater vulnerability to economic conditions than the average thrift as lending is primarily focused on the residential mortgage market, and supplemented with consumer, multi-family and commercial real estate, and home equity lending. The Association's post-Reorganization capital level will be additionally fortified to help the Association manage these business risks. However, while the Association's return on assets should be enhanced in the near term through the re-investment of net capital proceeds, Gaston will be challenged to generate competitive returns on equity due to the high level of capital.

     While the Association has had success in producing positive returns in recent years, a new senior management team is now in place and is faced with the challenge of transforming the Association from a typical thrift to a more retail bank-like focus. While we believe it is a challenge for any financial institution to manage such a change in focus and maintain their level of profitability, the Association has the additional burden of integrating the new management team. Although economic conditions in the Association's market area are anticipated to remain stable, an unexpected business downturn or dramatic interest rate increases could suppress the Association's ability to expand its lending niche, disrupt asset quality, and strain earnings. However, we believe that the Association's expected capital levels and low cost operating profile are mitigating factors. Therefore, we believe that no additional adjustment is warranted.

Feldman Financial Advisors, Inc.
-------------------------------

Market Area
-----------

     The members of the Comparative Group are located primarily in North Carolina and other states in the Southeast and Central regions of the country. All of the Comparative Group companies have a significant base of real estate mortgage lending. The Association's primary market area is characterized by a stable population base with above-average income levels. We do not believe that, on the whole, the market area conditions of the Comparative Group are materially different from those facing the Association. Accordingly, we believe that no adjustment is warranted for market area.

Management
----------

     Management's principal challenge is to generate profitable results, monitor credit risks, and control operating costs while the Association competes in an increasingly competitive financial services environment. Gaston's senior management has only been in place for approximately six months and has not had the time to demonstrate its effectiveness in implementing new lending strategies, maintaining the Association's competitive advantage in its current lending segments, and promoting a favorable image within the local community, which constitutes an important factor in cultivating local depositor and borrower relationships. Accordingly, while we believe that the Association has sufficient managerial resources in place to implement its operating goals, management has no track record related to their ability to transform the Association from a traditional thrift into a retail bank and therefore a downward adjustment is necessary.

Feldman Financial Advisors, Inc.
-------------------------------

Dividend Capacity
-----------------

     Upon completion of the Stock Offering, the Stock Company intends to pay cash dividends consistent with industry payout ratios and current dividend yields. Actual payment of dividends will depend upon a number of factors, including the amount of the net proceeds retained by the Stock Company, capital requirements, regulatory limitations, and operating results. All but one of the seventeen companies in the Comparative Group currently pay regular dividends. Furthermore, payment of cash dividends has become commonplace among publicly owned thrifts with relatively high capital levels. There is no reason to believe that the Association, with its current earnings outlook and capital position, would not have the capacity to support dividend payments comparable to those of the Comparative Group. Accordingly, we do not believe an additional adjustment is warranted for this factor.

Liquidity of the Issue
----------------------

     Following the completion of the Stock Offering, the Stock Company anticipates that its common stock will be listed on the Nasdaq National Market. Fifteen of the seventeen Comparative Group companies are traded on the Nasdaq National Market, while the remainder are listed on other stock exchanges. With the increased number of market makers and institutional investors following thrift stocks, even small thrift stock conversions are able to develop a regulator trading market for their stock issues. Given the expected market capitalization of the Stock Company, it is reasonable to expect that an active and liquid trading market should develop for its stock issue. Additionally, the existence of active buyers and sellers trading thrift equity securities in the current stock environment has limited the impact of illiquidity on thrift market valuations overall. Therefore, given these overall consideration, we believe that there is no need to apply a discount to reflect the possible lack of stock liquidity.

Feldman Financial Advisors, Inc.
-------------------------------

Subscription Interest
---------------------

     In recent years, initial public offerings of thrift stocks have attracted a great deal of investor interest. During 1996, increased pro forma valuations and more restrained aftermarket performance did little to deter investors from actively participating in thrift stock conversions. Almost two-thirds of the conversions in 1996 were oversubscribed by depositors alone with no shares remaining for community offerings. Contributing to this huge demand is the growing scarcity factor of mutual candidates for thrift stock conversions. The annual number of conversion offerings and aggregate amount of gross proceeds have both declined over past years.

     The visibility of thrift conversions moved to the forefront once again in late 1996 and early 1997 with the conversion of Roslyn Savings Bank, which received orders totaling approximately $1.7 billion for an offering that was ultimately valued at $424 million. Conversion activity has continued at a brisk pace in 1997 on the heels of a record-setting stock market. Staten Island Bancorp received orders of $817 million in November 1997 for its maximum stock offering of $383 million, which contributed to a resolicitation at a higher offering range. Notwithstanding the demand for thrift stocks in initial offerings, a strong subscription does not always indicate that the valuation range should be increased or the offering should be priced in the upper end of the valuation range. Many conversion investors do not routinely purchase in the after-market, particularly at higher stock prices or involving stock issues with limited liquidity. As such, absent actual results of the Association's Subscription Offering, we do not believe any adjustment is warranted at this time.

Feldman Financial Advisors, Inc.
-------------------------------

Stock Market Conditions
-----------------------

     Table 18 graphically displays the performance of the SNL Thrift Index of all publicly traded thrifts and the SNL Thrift MHC Index as compared to the Standard & Poor's 500-Stock Index ("S&P 500") over the past two years. Both the SNL Thrift Index and SNL Thrift MHC Index have substantially outperformed the S&P 500 during this period, advancing by 136.5% and 99.98% respectively, since year-end 1995 through month-end November 1997 as compared to the broader market S&P 500 Index up 55.1%.

     Table 19 graphically depicts selected interest rate levels over the past three years. General market interest rates declined throughout 1995 and propelled the stock market to new heights. Interest rates turned upward during the first half of 1996, responding to concerns about inflationary pressures. Thrift stocks, which had significantly outperformed the overall market in 1995, trailed the broader market through mid-year of 1996. However, as interest rates declined modestly and stabilized during the second half of 1996, thrift stocks regained momentum and were sparked additionally by another wave of mergers and acquisitions. Resolution of the SAIF recapitalization appeared to break a logjam that resulted in the announcements of a number of acquisitions of relatively large thrifts.

     Speculation about higher rates and the sustainability of thrift stock valuations stalled the rally in early 1997. The market sell-off was prompted in part as reaction to suggestions from the Federal Reserve Chairman that the stock market was overheated and that the central bank might raise rates to head off inflation. However, a flurry of bank and thrift merger activity during mid-1997 pumped further speculative fervor into thrift stocks. Also, general interest levels remained stable over the past several months.

Feldman Financial Advisors, Inc.
-------------------------------

     On October 27, 1997, investors sold off stocks in a frenzy as turmoil in global securities markets spilled over into the U.S. market. The Dow Jones Industrial Average dropped 554 points or 7.2%, representing the largest one-day point decline in its history. Market observers generally attributed the slide to fallout from recent disorder in global markets, especially in Asia, where investors fear that economic troubles will hurt profits of American companies with overseas interests. Many analysts also felt that valuation levels for U.S. stocks had been bid up and were due for correction. The SNL Thrift Index fell by 5.2% on this day, trailing the decline of the broader S&P 500 at 6.9%. Spurred by unprecedented trading volume, domestic stocks rebounded firmly in subsequent days as investors pointed to the firm underpinning of the U.S. economy.

     Through December 11, 1997, the S&P 500 has continued to fluctuate due to the problems related to the Asian economies while the SNL Thrift Index and SNL Thrift MHC Index have continued to climb to record levels. On a year-to-date basis, the SNL Thrift Index was up 62.8%, as compared to the S&P 500 at 28.9%. The SNL MHC Index has advanced ahead of other thrift indices, registering a 101.6% increase through December 11, 1997. Notwithstanding the spillover effect of merger activity, many stock analysts believe that the financial sector is headed for more sluggishness as valuation multiples continue to enter ground-breaking territory, but operating fundamentals remain strong enough to avert a major correction independent of the overall market.

Feldman Financial Advisors, Inc.
--------------------------------


                                   Table 18
                     Comparative Stock Market Performance
                    Month-end Index Data, Year-end 1995=100

                 [LINE GRAPH APPEARS HERE--PLOT POINTS FOLLOW]

                     Dec-95          Jan-96          Feb-96          Mar-96          Apr-96          May-96          Jun-96
All Public Thrifts      100     98.45949535     99.22974768     101.4873838     101.0092961     101.7264276     102.8419655
S&P 500                 100     103.2635168     103.9779185      104.805975      106.218542     108.6377659     108.8813119
Small Public Thrifts    100     100.2786033     100.0928678     100.3157504     101.3001486     101.3001486      101.281575
All Thrift MHCs         100       99.912759     102.8571429      101.308615     100.1090513     93.60959651     93.95856052

                            Jul-96          Aug-96          Sep-96          Oct-96          Nov-96          Dec-96          Jan-97
All Public Thrifts     103.5590969     108.4462151     114.0239044     121.3014608     129.0305445     128.4462151     138.1407703
S&P 500                103.9129729     105.8613411      111.592791     114.5153434     122.9095632     120.2630297     127.6505926
Small Public Thrifts   100.4086181     103.2132244     105.9806835     105.9806835     108.9524517     108.9524517     112.7971768
All Thrift MHCs        90.51254089     92.32279171      100.959651     103.9258451     113.5005453     117.3391494      127.742639

                               Feb-97           Mar-97        Apr-97       May-97       Jun-97       Jul-97       Aug-97
All Public Thrifts           149.5618           140.16        142.68       153.49       165.87       181.81       176.52
S&P 500                      128.3975            122.9         130.1       137.73       143.72       154.94       146.05
Small Public Thrifts         118.1092            117.9         118.8       120.49       125.56       134.08       139.39
All Thrift MHCs            132.955289      130.9269357   128.1788441  137.1210469  149.1384951  163.7949836  185.7579062

                                 Sep-97      Oct-97       Nov-97

All Public Thrifts               195.88      199.84   199.877504
S&P 500                          153.81       148.5      155.124
Small Public Thrifts            148.077      147.79
All Thrift MHCs             213.3478735  232.431843  236.4998625


Feldman Financial Advisors, Inc.
--------------------------------



                                   Table 19
                       Selected Interest Rate Benchmarks
                             Month-end Indicators

                 [LINE GRAPH APPEARS HERE--PLOT POINTS FOLLOW]

                 Dec-94  Jan-95  Feb-95  Mar-95  Apr-95  May-95  Jun-95  Jul-95  Aug-95  Sep-95  Oct-95  Nov-95  Dec-95  Jan-96
Prime Rate        8.5     8.5     9       9       9       9       9       8.75    8.75    8.75    8.75    8.75    8.5     8.5
FNMA Fixed Mtg.   9.28    8.99    8.55    8.64    8.46    7.8     7.84    7.97    7.82    7.76    7.6     7.37    7.15    7.11
1-Yr. Treasury    6.73    6.39    6.04    6.09    5.93    5.47    5.34    5.34    5.33    5.35    5.26    5.08    4.89    4.66

                 Feb-96  Mar-96  Apr-96  May-96  Jun-96  Jul-96  Aug-96  Sep-96  Oct-96  Nov-96  Dec-96  Jan-97  Feb-97  Mar-97
Prime Rate        8.25    8.25    8.25    8.25    8.25    8.25    8.25    8.25    8.25    8.25    8.25    8.25    8.25    8.5
FNMA Fixed Mtg.   7.64    7.91    8.19    8.34    8.19    8.26    8.37    8.15    7.81    7.62    7.84    7.85    7.93    8.24
1-Yr. Treasury    4.96    5.12    5.33    5.45    5.38    5.53    5.6     5.4     5.14    5.1     5.22    5.3     5.37    6

                 Apr-97  May-97  Jun-97  Jul-97  Aug-97  Sep-97  Oct-97  Nov-97
Prime Rate        8.5     8.5     8.5     8.5     8.5     8.5     8.5     8.5
FNMA Fixed Mtg.   8.06    7.98    7.76    7.38    7.64    7.44    7.3     7.28
1-Yr. Treasury    5.9     5.77    5.66    5.42    5.56    5.44    5.35    5.35


Feldman Financial Advisors, Inc.
-------------------------------

Recent Acquisition Activity
---------------------------

     Acquisition speculation is one factor impacting the prices of newly converted thrifts in the after-market. Table 20 summarizes recent acquisition activity involving thrifts and banks based in North Carolina. Overall acquisition premiums for North Carolina financial institutions have been similar to the ratios reported nationwide. During 1996 and 1997 year-to-date, there were 15 acquisitions involving North Carolina banks and thrifts. Most of the acquisition activity involved in-state combinations, only one transaction involved an out-of-state acquirer. The most prominent acquisition was the purchase of United Carolina Bancshares, a $4.3 billion-asset bank, by BB&T Corporation.

     The state's financial institution marketplace comprises a large number of middle-tier and large banks and thrifts. Larger institutions, such as NationsBank, First Union, Wachovia and BB&T Corporation have continued to expand their presence along the East Coast. Because of the relatively large number of stockholder-owned thrifts, consolidation activity is expected to continue in North Carolina. We believe that while acquisition premiums are a significant factor to consider in determining the Association's estimated pro forma market value, such speculative behavior is reflected to some degree in the general trading valuation levels of thrift stocks. Furthermore, because of its mutual holding company organizational structure, the Association will be shielded from acquisition activity. We do not believe any adjustment is warranted at this time.

Feldman Financial Advisors, Inc.
--------------------------------

                                   Table 20
             Summary of Recent North Carolina Acquisition Activity

------------------------------------------------------------------------------------------------------------------------------------
                                                                                Seller Financial Data
                                                                     --------------------------------------------
                                                                          Total       TanEq./     YTD      YTD
                                                               Bank/     Assets      Assets      ROAA     ROAE        Date
            Buyer        St.            Seller          St.   Thrift      ($000)        (%)       (%)      (%)       Anncd. Status
-----------------------------------------------------------------------------------------------------------------------------------
All North Carolina Acquisitions -- 1997 Average                         109,488          12.38      0.81     7.48
All North Carolina Acquisitions -- 1996 Average                         642,370          10.67      0.93     9.53

Southern Bancshares      NC     ESB Bncp                 NC      T       26,502          19.03      1.98    10.55   11/21/97   N
Triangle Bancorp         NC     Guaranty State Bncp      NC      B      103,830          10.75      1.15    10.71   10/16/97   P
First Charter Corp       NC     Carolina State Bank      NC      B      139,014           8.55      0.78     8.46   06/30/97   P
FNB Corp.                NC     Home Savings Bank        NC      T       53,446          17.74      0.96     5.36   06/03/97   P
First Citizens BcShs     NC     First Savings Fin'l      NC      T       55,850          16.44     (0.99)   (5.64)  04/03/97   C
Triangle Bancorp         NC     Bank of Mecklenburg      NC      B      259,280           6.68      0.82    11.27   03/27/97   C
LSB Bancshares           NC     Old North State Bank     NC      B      128,497           7.48      0.98    11.64   01/21/97   C
FCFT, Inc                WV     Blue Ridge Bank          NC      B      103,156          10.56      1.04    10.02   11/22/96   C
BB&T Corp                NC     United Carolina Bncs     NC      B    4,366,324           7.55      1.14    14.25   11/04/96   C
Clyde Savings Bank       NC     Tryon FS&LA              NC      T      116,443           9.16      0.58     6.35   06/12/96   C
Triangle Bancorp         NC     Granville United Bnk     NC      B       59,342           9.83      0.84     8.31   06/10/96   C
CCB Financial Corp       NC     Salem Trust Bank         NC      B      154,098           8.83      0.92     9.39   05/14/96   C
Fidelity BancShares      NC     Perpetual State Bank     NC      B       45,939          20.67      0.52     2.88   04/22/96   C
Centura Banks            NC     FirstSouth Bank          NC      B      181,306           8.72      1.14    12.22   04/18/96   C
Centura Banks            NC     First Community Bank     NC      B      112,355          10.07      1.27    12.82   03/20/96   C


--------------------------------------------------------------
                                                                            Acquisition Ratios
                                                              -----------------------------------------------
                                                     Offer      Price/      Price/      Price/         Dep.
                                                     Value        Book       TanBk.        EPS        Prem.
            Buyer                                    ($M)         (%)         (%)         (x)         (%)
--------------------------------------------------------------
All North Carolina Acquisitions -- 1997 Average       26.2       217.1       227.3        27.7        18.6
All North Carolina Acquisitions -- 1996 Average      162.5       214.5       220.1        26.4        16.9

Southern Bancshares                                    6.4       126.9       126.9        25.3         8.3
Triangle Bancorp                                      35.5       301.5       301.5        30.7        31.8
First Charter Corp                                    42.2       336.3       356.8        35.1        30.2
FNB Corp.                                             14.5       150.9       150.9          NA        12.3
First Citizens BcShs                                  10.6       102.1       102.1          NA         3.9
Triangle Bancorp                                      42.0       217.8       230.3        20.6        19.2
LSB Bancshares                                        32.5       284.1       322.3        27.0        24.8
FCFT, Inc                                             24.3       214.8       214.8        22.4        18.0
BB&T Corp                                            980.7       284.4       295.1        20.8        17.6
Clyde Savings Bank                                      NA          NA          NA          NA          NA
Triangle Bancorp                                      11.1       176.4       192.0        24.0        11.9
CCB Financial Corp                                    41.2       246.5       246.5        29.8        28.8
Fidelity BancShares                                   11.3       117.4       117.4        47.0         6.2
Centura Banks                                         40.9       221.8       235.0        20.2        18.0
Centura Banks                                         28.0       240.1       240.1        20.8        18.1

Feldman Financial Advisors, Inc.
-------------------------------

New Issue Discount
------------------

     A "new issue" discount that reflects investor concerns and investment risks inherent in all initial stock offerings is a factor to be considered in valuations of initial thrift stock offerings. The magnitude of the new issue discount typically expands during periods of declining thrift stock prices as investors require larger inducements, and narrows during strong market conditions.

     The thrift conversion market continues to respond to the after-market performance of recent offerings. Table 21 presents a summary of publicly traded thrifts that have completed standard conversions since January 1, 1997. While the overall stock market performance during the second half of 1997 slowed compared to the first half, the market for thrift conversions has continued to gain momentum. After market performance in the second half of 1997 has outpaced the performance of the first half of 1997 even though pro forma pricing valuations have increased.

     Recently, the thrift conversion market has proven to be resilient with the typical offering selling out in the subscription phase and being priced at or near the adjusted maximum of the valuation range. With valuations increasing to reflect the strength of recent offerings, it is uncertain when the market will reach its tolerance for higher valuations accompanied by the prospect of companies generating lackluster returns on equity. The average price/book ratio for the thirty-one publicly traded conversions completed thus far in 1997 was 71.1% with the average price/earnings ratio was 22.1x.

     In the after-market, full conversions have been trading upward to and above 90% of book value. To price a new offering at 90% of pro forma book value, because of the

Feldman Financial Advisors, Inc.
--------------------------------

                                   Table 21
                       Recent Thrift Conversion Activity
                    Summary of 1997 Offerings Year-to-Date

====================================================================================================================================
                                                                                                                 Pro Forma Ratios
                                                                                     Gross        Expense/       ----------------
                                                                       Total        Offering      Gross          Price/    Price/
                                                               IPO     Assets       Proceeds      Proceeds       Book    Earnings
            Company                       St.    Exchange      Date    ($M)         ($M)          (%)            (%)         (x)
====================================================================================================================================
Average -- Full Conversion Offerings                                     196           40.8          4.2          71.1        22.1
Average -- MHC Offerings                                                 133            8.6          5.3         102.6        24.9
Average -- 2nd Stage Offerings                                           348           30.3           NA            NA          NA

High Country Bancorp, Inc.                CO    NASDAQ       12/10/97     76           13.2          4.4          77.7        30.5
First SecurityFed Financial               IL    NASDAQ       10/31/97    260           64.1          1.5          73.4        21.3
Oregon Trail Financial Corp.              OR    NASDAQ       10/06/97    204           46.9          2.3          76.6        18.5
Roebling Savings Bank (MHC)               NJ    OTC-BB       10/02/97     34            2.0          7.7         102.0        26.3
SHS Bancorp Inc.                          PA    NASDAQ       10/01/97     82            8.2          5.6          70.7        13.9
Ohio State Financial Services             OH    NASDAQ       09/29/97     34            6.3          5.4          63.3        17.0
Citizens Bancorp Inc.                     IN    OTC-BB       09/18/97     45           10.6          4.6          73.5        18.4
WSB Holding Co.                           PA    OTC-BB       08/29/97     33            3.3          8.5          71.4          NA
Bayonne Bancshares Inc. (2nd stage)       NJ    NASDAQ       08/22/97    602           48.7           NA            NA          NA
Peoples Home Savings Bk (MHC)             PA    NASDAQ       07/10/97    202           12.4          4.7         106.2        30.1
FirstSpartan Financial Corp.              SC    NASDAQ       07/09/97    376           88.6          1.6          73.0        26.0
GSB Financial Corp.                       NY    NASDAQ       07/09/97     96           22.5          4.1          73.4        23.2
FirstBank Corp.                           ID    NASDAQ       07/02/97    133           19.8          3.5          71.9        19.2
Community First Banking Co.               GA    NASDAQ       07/01/97    353           48.3          2.9          72.7        36.1
Montgomery Financial Corp. (2nd stage)    IN    NASDAQ       07/01/97     94           11.9           NA            NA          NA
Security Bancorp, Inc.                    TN    OTC-BB       06/30/97     44            4.4          6.9          72.9        18.1
Sistersville Bancorp Inc.                 WV    OTC-BB       06/26/97     26            6.6          6.8          65.4        26.7
SFB Bancorp Inc.                          TN    OTC-BB       05/30/97     47            7.7          5.2          69.6        17.7
Rocky Ford Financial Inc.                 CO    Pink Sheet   05/22/97     20            4.2          8.3          68.8        17.7
HCB Bancshares Inc.                       AR    NASDAQ       05/07/97    171           26.5          2.8          72.0        29.0
Peoples-Sidney Financial Corp.            OH    NASDAQ       04/28/97     87           17.9          3.2          71.2        11.5
First Carnegie Deposit (MHC)              PA    NASDAQ       04/04/97    136           10.4          3.9          98.8          NM
Pulaski Savings Bank (MHC)                NJ    NASDAQ       04/03/97    159            9.5          5.0         103.2        18.2
Hemlock Federal Financial Corp            IL    NASDAQ       04/02/97    147           20.8          3.1          71.6        37.5
GS Financial Corp.                        LA    NASDAQ       04/01/97     87           34.4          2.4          63.8        38.7
Market Financial Corp.                    OH    NASDAQ       03/27/97     46           13.4          3.5          71.1        26.2
Vermilion Bancorp Inc.                    IL    OTC-BB       03/26/97     35            4.0          7.2          71.4          NA
Empire Federal Bancorp Inc.               MT    NASDAQ       01/27/97     87           25.9          2.4          68.1        21.5
FirstFed America Bancorp Inc.             MA    AMSE         01/15/97    724           87.1          2.4          72.0        13.6
Roslyn Bancorp Inc.                       NY    NASDAQ       01/13/97  1,597          423.7          2.2          72.0         9.3
Advance Financial Bancorp                 WV    NASDAQ       01/02/97     92           10.8          4.5          71.1        16.8

=================================================================================================
                                                       Current     1st Day     1st Day     YTD
                                          IPO          Stock       Price/      Price       Price
                                          Price        Price       Book        Change      Change
           Company                        ($)          ($)         (%)         (%)         (%)
=================================================================================================
Average -- Full Conversion Offerings       10.8         17.8       102.8         44.4        63.2
Average -- MHC Offerings                     NA           NA       137.6         34.1        84.4
Average -- 2nd Stage Offerings               NA           NA          NA         14.4        25.6

High Country Bancorp, Inc.                 10.00        14.75      112.2         44.4        47.5
First SecurityFed Financial                10.00        15.19      110.6         50.6        51.9
Oregon Trail Financial Corp.               10.00        16.13      128.4         67.5        61.3
Roebling Savings Bank (MHC)                10.00        17.75      168.3         65.0        77.5
SHS Bancorp Inc.                           10.00        15.75      104.3         47.5        57.5
Ohio State Financial Services              10.00        15.25       98.2         55.0        52.5
Citizens Bancorp Inc.                      10.00        14.31      102.9         40.0        43.1
WSB Holding Co.                            10.00        14.37       96.4         35.0        43.7
Bayonne Bancshares Inc. (2nd stage)        10.00        12.63         NA         17.5        26.3
Peoples Home Savings Bk (MHC)              10.00        18.38      148.7         40.0        83.8
FirstSpartan Financial Corp.               20.00        37.94      133.9         83.4        89.7
GSB Financial Corp.                        10.00        15.75      107.4         46.3        57.5
FirstBank Corp.                            10.00        17.00      113.7         58.1        70.0
Community First Banking Co.                20.00        37.50      115.9         59.4        87.5
Montgomery Financial Corp. (2nd stage)     10.00        12.50         NA         11.3        25.0
Security Bancorp, Inc.                     10.00        15.81      105.6         45.0        58.1
Sistersville Bancorp Inc.                  10.00        15.13       89.9         37.5        51.3
SFB Bancorp Inc.                           10.00        14.50       96.1         38.1        45.0
Rocky Ford Financial Inc.                  10.00        14.25      128.7         87.1        42.5
HCB Bancshares Inc.                        10.00        13.50       90.8         26.3        35.0
Peoples-Sidney Financial Corp.             10.00        18.00       89.5         25.6        80.0
First Carnegie Deposit (MHC)               10.00        18.63      114.8         16.3        86.3
Pulaski Savings Bank (MHC)                 10.00        19.00      118.6         15.0        90.0
Hemlock Federal Financial Corp             10.00        17.13       92.2         28.8        71.3
GS Financial Corp.                         10.00        17.56       85.3         33.8        75.6
Market Financial Corp.                     10.00        15.13       91.9         29.4        51.3
Vermilion Bancorp Inc.                     10.00        13.50       88.3         23.8        35.0
Empire Federal Bancorp Inc.                10.00        17.00       90.2         32.5        70.0
FirstFed America Bancorp Inc.              10.00        20.56       98.1         36.3       105.6
Roslyn Bancorp Inc.                        10.00        22.06      108.0         50.0       120.6
Advance Financial Bancorp                  10.00        17.75       91.5         28.8        77.5

Feldman Financial Advisors, Inc.
-------------------------------

mathematics of the calculation, would require dramatic increases in capital and produce very marginal returns on equity. This would likely produce price declines in the after-market. Accordingly, thrift conversions continue to be priced at discounts to publicly traded companies. This is due to the relatively high pro forma equity ratios, expected low returns on equity, and the uncertainty regarding the ability of an institution to leverage the balance sheet. These are especially relevant issues to the Association given its already high level of capital.

     Investors are aware that at pro forma price/book ratios approaching the current trading range of a majority of public thrifts, price/earnings ratios of converting thrifts would be excessive, returns on equity very low, and capital levels dramatically high. Standard thrift conversions are being discounted by 30% to 40% relative to the overall market based upon price/book measures and at lesser discounts based upon the price/earnings ratios.

Mutual Holding Company Issues
-----------------------------

     Market evidence indicates that minority ownership interests are discounted to majority ownership interests, which convey the ability to effect changes, influence business policies, and transfer control. In the thrift MHC ownership structure, public shareholders hold an aggregate minority ownership interest that is subordinate to the MHC. However, the governing board of the MHC is quite often similar to that managing the subsidiary bank. Furthermore, the public shareholders in a fully converted thrift offering also assume a minority ownership role since there are limitations on the purchase and accumulation of stock interests.

     The most significant impediment that the MHC poses is the ability to avert a sale of control by acquisition. Until recent, the trading activity of other publicly held MHCs indicated that this inability to be acquired suppressed the comparative market valuation of MHCs versus

Feldman Financial Advisors, Inc.
-------------------------------

fully converted thrift stock issues. However, the anticipation of second-stage conversion announcements, the strong advancements posted by MHCs in general, and a growing cadre of research analysts advancing the investment attributes of MHC from prior trading levels have combined to propel MHC stock price performance in 1997. On a fully converted basis, we have determined that thrift MHCs are trading at comparable price/earnings ratios to overall thrift stock norm, but at discounts on a price/book basis. This discount is not so much a qualitative abstraction but rather a recognition that the resulting high pro forma capital ratios have a restraining impact on the price/book measure.

     MHCs also have been typically characterized by reduced liquidity from the full conversion valuations and higher dividend expectations. However, because of the increased market valuations of thrift stocks in general and the relatively low yields being earned on the increased thrift stock prices, these characteristics are less important today than in prior periods. Furthermore, given the size of the Association's expected Stock Offering and its trading market, the issue of liquidity does not loom pivotal.

     Many MHCs have completed full second-stage conversions within a relatively short time frame. As previously noted, the imminent expectation of second-stage offerings has resulted in speculative upward price movements of current MHCs. We do not believe that an adjustment is warranted for these overall factors.

Adjustments Conclusion
----------------------

     Individual discounts and premiums are not necessarily additive and may, to some extent, offset or overlay each other. Currently, conversions are generally priced at substantial discounts to peer institutions relative to price/book ratios, but at lesser discounts to the

Feldman Financial Advisors, Inc.
-------------------------------

comparable institutions' price/earnings ratios. It is the role of the appraiser to balance the relative dynamics of price/book and price/earnings discounts and premiums. We believe that relative to the Comparative Group, the Association's pro forma valuation measures should be discounted on the basis of certain managerial direction issues as well as for the new issue discount encountered by heavily capitalized companies on a price/book basis.

Valuation Approach
------------------

     Table 22 displays the market price and valuation data of the Comparative Group, all publicly traded thrifts and all MHCs as of December 11, 1997. Table 23 also includes the Association's pro forma valuation ratios on a full conversion and MHC offering basis. Exhibit IV displays the pro forma conversion assumptions and calculations utilized in analyzing the Association's valuation ratios.

     Investors continue to make decisions to purchase thrift conversion stocks and more seasoned thrift issues based primarily upon consideration of price/earnings ratio comparisons and secondarily, price/book valuations. As evidenced by the trading valuation ratios of such highly capitalized and superior earning Comparative Group members such as First Savings Bancorp, South Street Financial Corp., and Haywood Bancshares, certain strong performing institutions demonstrate valuation discounts because of their exceptionally high financial ratios. Utilizing a discount of approximately 15% to the corresponding Comparative Group average, the Association's resulting pro forma price/earnings at the midpoint is 15.13x, reflecting a maximum price/earnings ratio of 16.59x and an adjusted maximum of 18.13x. At the adjusted maximum valuation level, where most thrift offerings are being closed in the current market environment, the Association's price/earnings ratio is positioned at a 2.6% premium to the

Feldman Financial Advisors, Inc.
-------------------------------

Comparative Group's average price earnings ratio of 17.67x. We believe that this is an appropriate discount given the level of earnings performance evidenced by the Association and attendant challenge it faces in generating competitive returns on equity.

     The Association's resulting pro forma price/book ratio of 72.5% at the maximum represents a significant discount to the Comparative Group's average price/book ratio of 137.1%. However this disparity is distorted by the differing levels of capital. On a full conversion basis, the Association's equity to assets ratio would measure 26.10% at the maximum valuation and 27.87% at the adjusted maximum. Among the Comparative Group companies, only South Street Financial Corp. and First Savings Bancorp exhibit comparably high ratios of
25.66 and 23.017%, respectively. The trading price/book ratios of these highly capitalized companies are discounted to market norms, measuring 127.6% for South Street Financial Corp. and 128.9% for First Savings Bancorp.

     The Association's price/assets ratios of 18.92% at the maximum and 21.24% at the adjusted maximum valuation trailed the Comparative Group's average price/assets ratio of 22.35%. However, the Association's pro forma price/assets ratio is higher than all but four companies in the Comparative Group.

Valuation Conclusion
--------------------

     It is our opinion that, as of December 11, 1997, the aggregate estimated pro forma market value of the Association was within the valuation range of $28,900,000 to $39,100,000 with a midpoint of $34,000,000. The valuation range was based upon a 15 percent decrease from the midpoint to determine the minimum and a 15 percent increase to establish the maximum. Assuming an additional 15 percent increase above the maximum value results in an

Feldman Financial Advisors, Inc.
-------------------------------

adjusted maximum of $44,965,000. Exhibit IV displays the conversion calculations and assumptions utilized in determining the Association's estimated pro forma market value on a full conversion basis and on the MHC Reorganization basis. The Board of Directors has determined to offer for sale in the Reorganization a minority ownership interest equal to 47% of all the common stock to be issued and outstanding. Therefore, the total amount of common stock to be sold in the Reorganization will be equal to $13,583,000 at the minimum valuation, $15,980,000 at the midpoint valuation, $18,377,000 at the maximum valuation, and $21,133,550 at the adjusted maximum.

Feldman Financial Advisors, Inc.
--------------------------------

====================================================================================================================================
                                    Table 22
                      Comparative Market Valuation Analysis
                    Market Price Data as of December 11, 1997
====================================================================================================================================
                                         Current   Total     Price/    Price/     Price/   Price/    Price/                Current
                                          Stock    Market     LTM      Core       Book     Tang.     Total      Equity/   Dividend
                                          Price    Value      EPS       EPS       Value     Book     Assets     Assets     Yield
                                           ($)      ($M)      (x)       (x)        (%)      (%)       (%)        (%)        (%)
                                          -----    ------    -----     -----      -----    -----     -----      -----      -----
Gaston Federal Savings
------------------------------------------------------------------------------------------------------------------------------------
 MHC Offering -- Pro Forma Minimum        10.00     13.6     16.58     16.92       90.3     90.3     15.65      17.32        NA
 MHC Offering -- Pro Forma Midpoint       10.00     16.0     18.98     19.36       99.8     99.8     18.20      18.24        NA
 MHC Offering -- Pro Forma Maximum        10.00     18.4     21.25     21.66      108.2    108.2     20.71      19.13        NA
 MHC Offering -- Pro Forma Adj. Max.      10.00     21.1     23.70     24.14      116.8    116.8     23.52      20.13        NA
------------------------------------------------------------------------------------------------------------------------------------
 Full Conversion--Pro Forma Minimum       10.00     28.9     13.74     13.50       64.0     64.0     14.61      22.83        NA
 Full Conversion--Pro Forma Midpoint      10.00     34.0     15.38     15.13       68.6     68.6     16.81      24.50        NA
 Full Conversion--Pro Forma Maximum       10.00     39.1     16.85     16.59       72.5     72.5     18.92      26.10        NA
 Full Conversion--Pro Forma Adj. Max.     10.00     45.0     18.40     18.13       76.2     76.2     21.24      27.87        NA
------------------------------------------------------------------------------------------------------------------------------------
All Public Thrift Average                   NA     215.5     17.52     16.95      154.3    160.1     18.40      12.59       1.53
All MHC Thrift Average                      NA     200.1     22.19     22.24      235.6    242.0     27.16      11.57       1.97
Comparative Group Average                   NA      50.1     17.67     18.93      137.1    139.4     18.70      13.84       2.07
------------------------------------------------------------------------------------------------------------------------------------
North Carolina Thrift Group Avg.            NA      80.0     19.20     20.51      146.2    146.8     22.35      15.70       2.18
------------------------------------------------------------------------------------------------------------------------------------
Cooperative Bankshares Inc.               18.25     54.5     26.45     26.45      196.9    196.9     15.14       7.69       0.00
First Savings Bancorp Inc.                23.75     87.8     19.31     19.31      128.9    128.9     29.73      23.01       3.71
Haywood Bancshares Inc.                   21.38     26.7     13.70     13.70      123.3    127.7     17.49      14.18       2.62
HFNC Financial Corp.                      14.75    253.6     22.01     25.43      155.6    155.6     29.25      18.81       1.90
KS Bancorp Inc.                           22.50     19.9     17.05     17.18      136.9    136.9     18.12      13.24       2.67
South Street Financial Corp.              18.94     85.2       NA        NA       127.6    127.6     35.40      25.66       2.11
United Federal Savings Bank               10.50     32.3     16.67     21.00      154.0    154.0     11.30       7.33       2.29
------------------------------------------------------------------------------------------------------------------------------------
Other Thrift Group Avg.                     NA     29.16     16.66     17.87      130.8    134.2     16.15      12.53       2.00
------------------------------------------------------------------------------------------------------------------------------------
Capital Savings Bancorp Inc.              23.25     44.0     19.54     20.04      198.7    198.7     18.15       9.14       1.03
Classic Bancshares Inc.                   16.25     21.1     18.68     23.90      107.4    126.5     15.98      14.88       1.72
Community Financial Corp.                 26.50     33.8     17.67     17.67      139.6    139.6     18.46      13.21       2.11
First Bancshares Inc.                     26.00     28.4     15.29     16.88      125.4    125.4     17.47      13.92       0.77
FirstFed Bancorp Inc.                     21.28     24.5     14.48     14.88      144.1    157.4     13.88       9.63       2.35
HFB Financial Corp.                       15.50     16.8      9.87     11.92       99.2     99.2     10.44      10.52       2.71
OHSL Financial Corp.                      26.50     32.7     16.16     16.67      123.7    123.7     13.95      10.92       3.32
River Valley Bancorp                      18.13     21.6       NA        NA       122.5    124.2     15.58      12.72       0.88
Southern Missouri Bancorp Inc.            20.13     32.4     21.41     21.88      123.0    123.0     19.87      16.15       2.48
Wells Financial Corp.                     18.50     36.3     16.82     16.97      124.5    124.5     17.70      14.22       2.60

Source:  Gaston FS&LA; SNL Securities; Feldman Financial

                                       IV

Feldman Financial Advisors, Inc.

                                   Exhibit I

                Background of Feldman Financial Advisors, Inc.

Overview of Firm
----------------

FELDMAN FINANCIAL ADVISORS provides consulting services to financial institutions and mortgage companies in the areas of corporate valuations, mergers and acquisitions, strategic planning, branch sales and purchases, developing and implementing regulatory business and capital plans, enhancing franchise value, portfolio analysis and restructuring, advising on retail branch strategies, evaluating bank management, regulatory analysis, and expert witness testimony and analysis.

FELDMAN FINANCIAL ADVISORS was incorporated in February 1996 by a group of consultants who were previously associated with Kaplan Associates. Each of the principals at Feldman Financial Advisors has more than 10 years experience in consulting and all were officers of their former employer. Our principals collectively have worked with more than 1,000 banks, thrifts and mortgage companies nationwide. The firm's office is located in downtown Washington, D.C.

Background of Senior Professional Staff
---------------------------------------

TRENT FELDMAN, President - Trent is a nationally recognized expert in valuing financial institutions, providing strategic advice to financial institutions, and advising on mergers and acquisitions for banks and thrifts of all sizes. Trent was with Kaplan Associates for 14 years and was one of three founding principals at that firm. Trent also has worked in the Chairman's Office of the Federal Home Loan Bank Board, the Federal Savings and Loan Insurance Corporation, and with the California state legislature. Trent holds Bachelors and Masters degrees from the University of California at Los Angeles.

PETER WILLIAMS, Principal - Peter specializes in merger and acquisition analysis, corporate valuations, strategic business plans and retail branch analysis. Peter was with Kaplan Associates for 13 years. Peter also served as a Corporate Planning Analyst with the Wilmington Trust Company in Delaware. Peter holds a BA in Economics from Yale University and an MBA in Finance from George Washington University.

MICHAEL GREEN, Principal - Mike is an expert in mergers and acquisition analysis, financial institution valuations, and business plans. During Mike's 10 years at Kaplan Associates, his experience also included mark-to-market analysis, goodwill valuations and core deposit studies. Mike holds a BS in Finance and Economics from Rutgers College.

LINDA FARRELL, Principal - Linda is nationally known for her expertise in branch purchases and sales, and she specializes in small bank mergers and acquisitions, retail banking analysis, business plans and management reviews. Linda was with Kaplan Associates for 12 years. Linda also was a Senior Vice President of Retail Banking at Western Savings in Salt Lake City and a consultant with both Arthur Young & Company and Richard T. Pratt Associates. Linda holds a BA in English from Oklahoma State University and an MBA from the University of Utah.

GREG IZYDORCZYK, Vice President - Greg specializes in merger and acquisition analysis and corporate valuations and also has experience in mark-to-market analysis and business plans. Greg was with Kaplan Associates for three years. Greg also has four years experience as a Senior Auditor in the commercial banking industry for First Virginia and Integra Financial. Greg worked as a Financial Analyst with Airbus Industrie of North America for two years performing analysis on the airline industry and airline capital markets (debt and leasing) in North America, preparing financial proposals in conjunction with commercial sales proposals and analyzing the Company's current and potential financing portfolio. Greg holds a BS in Finance from Pennsylvania State University and an MBA in Finance from the Katz Graduate School, University of Pittsburgh.

Feldman Financial Advisors, Inc.
--------------------------------


                                 Exhibit II-1
                       Statement of Financial Condition
                       As of September 30, 1996 and 1997
                            (Dollars in Thousands)

                                                             September 30,
                                                         1997            1996
                                                      ---------       ---------
ASSETS
------
Cash and due from banks                               $   2,422       $   1,655
Short-term investments                                    2,203             508
Securities available for sale                             8,248           5,515
Securities held to maturity                              10,407          14,751
Mortgage-backed securities                               10,087          12,918
Loans                                                   135,601         131,692
Allowance for loan losses                                (1,110)           (830)
                                                      ---------       ---------
     Net loans                                          134,491         130,862
                                                      ---------       ---------
Accrued interest receivable                                 981             995
Bank premises and equipment, net                          2,139           2,327
Other real estate owned, net                                247               0
FHLB stock                                                1,276           1,261
Other assets                                                941           1,159
                                                      ---------       ---------

     TOTAL ASSETS                                     $ 173,470       $ 171,953
                                                      =========       =========

LIABILITIES AND RETAINED EARNINGS
---------------------------------
Deposits                                              $ 145,444       $ 145,975
Borrowed funds                                            3,500           3,750
Accrued interest payable                                    412             408
Mortgagors' escrow deposits                               1,042             791
Deferred income taxes                                       424             183
Accrued expenses and other liabilities                    1,780           1,762
                                                      ---------       ---------

     TOTAL LIABILITIES                                $ 152,602       $ 152,869
                                                      ---------       ---------

Retained earnings:
Retained earnings                                        19,769          18,337
Net unrealized gain on securities
   available for sale, net of taxes                       1,099             746
                                                      ---------       ---------

     TOTAL RETAINED EARNINGS                             20,868          19,084
                                                      ---------       ---------

     TOTAL LIABILITIES AND
       RETAINED EARNINGS                              $ 173,470       $ 171,953
                                                      =========       =========


Feldman Financial Advisors, Inc.
--------------------------------


                                 Exhibit II-2
                              Statement of Income
                For the Years Ended September 30, 1995 to 1997
                            (Dollars in Thousands)

                                                         Year Ended
                                                        September 30,
                                             ----------------------------------
                                               1997         1996         1995
                                             --------     --------     --------
Total interest income                        $ 12,936     $ 12,518     $ 11,548
Total interest expense                          6,952        7,381        6,304
                                             --------     --------     --------
    Net interest income                         5,984        5,137        5,243

Provision for loan losses                        (293)         (47)         (60)
                                             --------     --------     --------
    Net int. income after prov                  5,691        5,090        5,183

Service charges on deposit accts                  209          189           --
Gain on sale of securities                         52           --            1
Other income                                      256          228          371
                                             --------     --------     --------
    Total non-interest income                     516          417          372

Compensation and benefits                       2,228        1,976        1,755
Occupancy                                         465          500          364
Professional services                             184          174          171
Deposit insurance premiums                        139        1,197          298
Other expense                                     941          828          756
                                             --------     --------     --------
    Total non-interest expense                  3,957        4,645        3,344

Income before taxes                             2,251          861        2,212
Income tax provision                              819          351          792
                                             --------     --------     --------

    Net income                               $  1,432     $    510     $  1,420
                                             ========     ========     ========

Feldman Financial Advisors, Inc.
--------------------------------


                                 Exhibit II-3
                          Loan Portfolio Composition
                        At September 30, 1996 and 1997
                            (Dollars in Thousands)

                                                    At September 30,
                                  ------------------------------------------------------
                                           1997                          1996
                                  -------------------------    -------------------------
                                                   Percent                      Percent
                                    Amount        of Total        Amount        of Total
                                    ------        --------        ------        --------

Real estate loans
-----------------
 One-to-four family                 $106,422       76.50%        $104,363        76.72%
 Construction                          5,869        4.22            6,824         5.02
 Commercial                            7,277        5.23            6,355         4.67
 Multi-family residential              6,514        4.68            6,843         5.03
 Land                                     41        0.03              106         0.08
                                    --------      ------         --------       ------
     Total mortgage loans            126,123       90.66          124,491        91.52
                                    --------      ------         --------       ------

Commercial loans                       5,558        4.00            5,160         3.79
Consumer loans
--------------
 Home equity                           5,651        4.06            4,747         3.49
 Loans on deposit                        688        0.49              709         0.52
 Other                                 1,091        0.78              923         0.68
                                    --------      ------         --------       ------
     Total consumer loans              7,430        5.33            6,379         4.69

Total loans                         $139,111      100.00%        $136,030       100.00%
                                    --------      ------         --------       ------

Less:
 Loans in process                      2,990        2.15            3,812         2.80
 Deferred loan origination fees          520        0.37              526         0.39
 Allowance for loan losses             1,110        0.79              803         0.61
                                    --------      ------         --------       ------

     Total loans, net               $134,501       96.69%        $130,862        94.07%
                                    ========      ======         ========       ======

Feldman Financial Advisors, Inc.
--------------------------------



                                 Exhibit II-4
                             Net Lending Activity
                For the Years Ended September 30, 1996 and 1997
                            (Dollars in Thousands)

                                                                  Year Ended
                                                                 September 30,
                                                                 -------------
                                                              1997           1996
                                                              ----           ----
Total mortgage loans receivable at beginning of period     $ 124,491      $ 128,841

Mortgage loans originated
-------------------------
   One-to-four family residential                             12,608         18,466
   Construction                                                7,536         8,6459
   Commercial                                                  1,747          1,235
   Multi-family                                                    0          2,513
                                                           ---------      ---------
Total mortgage loans                                          21,891         30,859

Principal repayments                                          16,634         23,585
                                                           ---------      ---------
Net loan activity                                             (3,915)       (11,624)

Total mortgage loans receivable at end of period           $ 126,123      $ 124,491
                                                           =========      =========

Feldman Financial Advisors, Inc.
--------------------------------


                                 Exhibit II-5
                       Investment Portfolio Composition
                        At September 30, 1996 and 1997
                            (Dollars in Thousands)

                                                                       At September 30,
                            ----------------------------------------------------------------------------------------------------
                                                   1997                                                 1996
                            ---------------------------------------------------    ---------------------------------------------
                                                   Net                                                 Net
                              Amortized         Unrealized          Fair            Amortized       Unrealized          Fair
                                Cost            Gain(Loss)          Value              Cost         Gain(Loss)          Value
                            --------------    ---------------    -------------     ------------    -------------     ------------
Investment Securities:
  U.S. Government and
    agency securities
    held to maturity            $10,407          $      18          $10,425          $14,751        $    (88)         $14,663
  U.S. Government and
    agency securities
    available for sale            1,988                 22            2,010               --              --               --
                                 ------           --------           ------           ------         -------           ------
Total investment securities     $12,395          $      40          $12,435          $14,751        $    (88)         $14,663
                                 ======           ========           ======           ======                           ======

Mortgage-backed securities:
  FHLMC held to maturity        $ 5,238          $      94          $ 5,332          $ 6,813        $     15          $ 6,828
  FNMA held to maturity           3,588                (18)           3,570            4,663             (94)           4,569
  GNMA held to maturity           1,261                 30            1,291            1,442               7            1,449
                                 ------           --------           -------          ------         -------           ------
Total mortgage-backed
securities                      $10,087          $     106          $10,193          $12,918        $    (72)         $12,846
                                 ======           ========           ======           ======         =======           ======
Other Investments available for sale:
  US League Asset
    Management Fund             $ 1,375          $      14          $ 1,389          $ 1,295        $      9          $ 1,304
  Federated Government
    Trust                         3,036                228            3,264            2,861             183            3,044
  FHLMC Stock &
    FIIG Stock                       44              1,542            1,586               94           1,073            1,167
                                -------           --------          -------          -------         -------           ------

Total other investments
available for sale              $ 4,455          $   1,784          $ 6,239          $ 4,250        $  1,265          $ 5,515
                                  =====           ========           ======           ======         =======           ======


Feldman Financial Advisors, Inc
-------------------------------


                                 Exhibit II-6
                         Deposit Account Distribution
                     For the Year Ended September 30, 1997
                            (Dollars in Thousands)

                                                                                      Balance
                                                                       Minimum         as of        Percentage
                                                        Interest        Balance       Sept.30,       of Total
                                           Term           Rate          Amount         1997          Deposits
                                           ----           ----          ------         ----          --------
Non-interest NOW accounts                  None           0.00%       $    100        $ 3,023          2.08%
NOW accounts                               None           1.99             100          6,763          4.65
Super NOW accounts                         None           3.05           1,000          4,903          3.37
Money market accounts                      None           3.05           1,000         14,240          9.79
Passbook accounts.                         None           2.79             100         14,197          9.76
                                                                                    ---------       -------
   Total transaction deposit accounts                                                  43,126         29.65
                                                                                    ---------       -------

Certificate of deposit accounts:
  91 day                                                  4.34             500          1,101          0.76
  6 months                                                5.23             500         30,466         20.95
  12 months                                               5.31             500         16,996         11.96
  18 months                                               5.35             500          3,692          2.54
  24 months                                               6.02             500          3,962          2.72
  30 months                                               6.16             500         10,849          7.46
  36 months                                               5.93             500          2,344          1.61
  Various (1)                                             5.86          50,000         13,862          9.53
  Fixed rate IRA 18 months                                5.48              25             70          0.05
  Variable rate IRA 18 months                             5.44             500         13,862         13.05
                                                                                    ---------       -------
Total certificate of deposit accounts                                                 102,318         70.35
                                                                                    ---------       -------

    Total deposits                                                                  $ 145,444        100.00%
                                                                                    =========       ========

Feldman Financial Advisors, Inc.
--------------------------------


                                 Exhibit II-7
                            Borrowed Funds Activity
                    Year Ended September 30, 1996 and 1997
                            (Dollars in Thousands)

                                                          Year Ended
                                                         September 30,
                                                -----------------------------
                                                      1997          1996
                                                      ----          ----
Advances from the FHLB
----------------------
  Average balance outstanding                        $2,309        $1,403
  Maximum amount outstanding at any
     month end during the period                      3,500         3,800
  Balance outstanding at end of period                3,500         3,800

  Weighted average interest rate
    during the period                                  6.37%         6.27%

Feldman Financial Advisors, Inc.
--------------------------------


                                 Exhibit II-8
                               Office Facilities
                           As of September 30, 1997
                            (Dollars in Thousands)

                                                                                            Net Book Value
                                                                                            of Property or
                                                 Original Year                                Leasehold
                                  Leased or        Leased or         Year of Lease         Improvements at
           Location                 Owned          Acquired            Expiration         September 30, 1997
-------------------------------  ------------   ----------------   -------------------   ---------------------
Corporate/Main Office
---------------------
245 West Main Street                Owned              1971            Not Applicable                $373
Gastonia, NC  28052


Other Branch Offices
--------------------
1670 Neal Hawkins Road              Owned              1976            Not Applicable                 174
Gastonia, NC  28053


1535 Burtonwood Drive               Owned              1990            Not Applicable                 546
Gastonia, NC  28054


233 South Main Street               Owned              1987            Not Applicable                 444
Mount Holly, NC  28120

Feldman Financial Advisors, Inc.
--------------------------------

                                   Exhibit III
           Market Valuation and Financial Data for All Public Thrifts

===============================================================================================================================
                                                                                LTM          LTM         Stock        Total
                                                                 Total          Core         Core        Price        Market
                                                                Assets          ROAA         ROAE       12/11/97      Value
                 Company              Ticker        St.         ($000)          (%)          (%)          ($)          ($M)
===============================================================================================================================
1ST Bancorp                           FBCV          IN         260,935          0.36         4.40        26.000        26.98
1st Bergen Bancorp                    FBER          NJ         284,739          0.77         4.94        19.500        55.86
Abington Bancorp Inc.                 ABBK          MA         501,622          0.76        11.05        37.000        67.52
Acadiana Bancshares Inc.              ANA           LA         274,018          0.95         5.44        23.625        62.77
Access Anytime Bancorp Inc.           AABC          NM         105,639          1.34        20.89        10.750        12.83
Advance Financial Bancorp             AFBC          WV         105,717          0.86         5.92        17.750        19.25
Affiliated Community Bancorp          AFCB          MA       1,128,579          1.08        11.05        33.000       214.44
AFSALA Bancorp Inc.                   AFED          NY         159,181          0.71         5.54        18.750        26.03
ALBANK Financial Corp.                ALBK          NY       3,716,954          1.05        11.35        46.125       593.99
Albion Banc Corp.                     ALBC          NY          70,810          0.49         5.46        28.000         7.00
Algiers Bancorp Inc.                  ALGC          LA          45,325          0.26         1.28        13.875         8.54
Alliance Bancorp Inc.                 ABCL          IL       1,371,184          0.84         9.35        26.500       212.56
Alliance Bncorp of New England        ANE           CT         241,918          0.76        10.93        16.750        27.25
AMB Financial Corp.                   AMFC          IN         103,388          0.73         4.46        16.750        16.14
Ambanc Holding Co.                    AHCI          NY         529,309         (0.61)       (4.74)       17.000        73.21
Ameriana Bancorp                      ASBI          IN         393,028          0.83         7.60        20.250        65.44
American Bank of Connecticut          BKC           CT         609,923          1.10        13.05        49.125       113.64
AmTrust Capital Corp.                 ATSB          IN          69,685          0.23         2.27        13.750         7.24
Anchor BanCorp Wisconsin              ABCW          WI       1,954,749          0.93        14.53        34.875       317.01
Andover Bancorp Inc.                  ANDB          MA       1,280,601          1.03        12.93        37.500       193.22
Argo Bancorp Incorporated             ARGO          IL         229,026         (0.09)       (1.23)       34.125        16.60
ASB Financial Corp.                   ASBP          OH         112,449          0.91         5.53        13.500        22.53
Astoria Financial Corp.               ASFC          NY       7,904,363          0.77         9.80        56.750     1,172.79
Avondale Financial Corp.              AVND          IL         596,918         (1.94)      (20.35)       16.375        57.22
Bancorp Connecticut Inc.              BKCT          CT         423,800          1.24        12.06        25.000       127.20
Bank Plus Corp.                       BPLS          CA       3,920,257          0.30         6.27        12.500       241.76
Bank United Corp.                     BNKU          TX      11,967,072          0.54        10.48        42.500     1,342.81
Bank West Financial Corp.             BWFC          MI         164,854          0.57         3.72        16.000        41.96
BankAtlantic Bancorp Inc.             BANC          FL       2,844,996          0.54         9.57        15.375       339.59
BankPlus FSB                          BNKP          IL         195,076          0.73        11.40        18.000        12.36
BankUnited Financial Corp.            BKUNA         FL       2,145,406          0.48         7.49        13.625       129.88
Baxley Federal Savings Bank           BAXF          GA         103,219          1.43         9.18        18.000         9.93
Bay View Capital Corp.                BVCC          CA       3,162,207          0.61         9.92        34.375       426.98
Bayonne Bancshares Inc.               FSNJ          NJ         609,053          0.53         5.77        12.250       110.87
Bedford Bancshares Inc.               BFSB          VA         139,179          1.19         8.34        28.250        32.27
Big Foot Financial Corp.              BFFC          IL         215,162            NA           NA        19.250        48.37
Big Sky Bancorp Incorporated          FFLN          MT          62,758          0.94         7.94        23.813         7.42
BostonFed Bancorp Inc.                BFD           MA         960,704          0.66         6.87        19.750       111.59
Broadway Financial Corp.              BYFC          CA         124,740          0.31         2.75        13.000        10.80
Calumet Bancorp Inc.                  CBCI          IL         488,346          1.41         8.96        33.250       105.28
Camco Financial Corp.                 CAFI          OH         502,186          0.99        10.23        24.875        79.96
Cameron Financial Corp                CMRN          MO         212,504          1.25         5.45        21.000        53.80
Carolina Fincorp Inc.                 CFNC          NC         114,069          1.16         5.32        17.750        32.86

==================================================================================================================================
                                                              Price/      Price/       Price/       Price/      Price/
                                                              LTM         Core         Book         Tang.       Total        Div.
                                                              EPS         EPS          Value        Book        Assets       Yield
                 Company              Ticker        St.       (x)         (x)          (%)          (%)         (%)          (%)
==================================================================================================================================
1ST Bancorp                           FBCV          IN         14.36        28.26       119.54       121.84       10.34       1.08
1st Bergen Bancorp                    FBER          NJ         26.71        26.71       143.70       143.70       19.62       1.03
Abington Bancorp Inc.                 ABBK          MA         17.54        19.58       190.43       210.11       13.46       1.08
Acadiana Bancshares Inc.              ANA           LA         22.08        22.72       137.27       137.27       22.91       1.52
Access Anytime Bancorp Inc.           AABC          NM          8.60         9.60       143.14       143.14       12.15        -
Advance Financial Bancorp             AFBC          WV            NA           NA       118.25       118.25       18.21       1.80
Affiliated Community Bancorp          AFCB          MA         18.97        18.97       190.97       191.97       19.00       1.82
AFSALA Bancorp Inc.                   AFED          NY            NA           NA       117.78       117.78       16.35       1.28
ALBANK Financial Corp.                ALBK          NY         17.34        17.41       172.82       196.19       15.98       1.56
Albion Banc Corp.                     ALBC          NY         21.05        21.37       115.46       115.46        9.89       1.14
Algiers Bancorp Inc.                  ALGC          LA         42.05        69.38        90.45        90.45       18.84       1.44
Alliance Bancorp Inc.                 ABCL          IL         22.84        20.54       164.60       166.56       15.50       1.66
Alliance Bncorp of New England        ANE           CT         14.57        15.51       152.97       156.69       11.26       1.19
AMB Financial Corp.                   AMFC          IN         16.75        23.93       112.04       112.04       15.61       1.67
Ambanc Holding Co.                    AHCI          NY            NM       (30.91)      121.60       121.60       13.83       1.18
Ameriana Bancorp                      ASBI          IN         18.08        19.85       148.57       148.68       16.65       3.16
American Bank of Connecticut          BKC           CT         15.40        18.26       211.56       219.50       18.63       2.93
AmTrust Capital Corp.                 ATSB          IN         24.55        40.44        95.09        96.02       10.39       1.46
Anchor BanCorp Wisconsin              ABCW          WI         17.61        18.85       252.35       256.81       16.22       0.92
Andover Bancorp Inc.                  ANDB          MA         15.06        15.43       185.64       185.64       15.09       2.03
Argo Bancorp Incorporated             ARGO          IL         14.84       (57.84)       94.27        95.29        7.25       2.11
ASB Financial Corp.                   ASBP          OH         19.85        21.09       131.07       131.07       20.04       2.96
Astoria Financial Corp.               ASFC          NY         19.64        20.79       192.31       227.36       14.84       1.06
Avondale Financial Corp.              AVND          IL            NM        (4.83)      124.24       124.24        9.59        -
Bancorp Connecticut Inc.              BKCT          CT         24.04        26.60       279.02       279.02       30.01       2.00
Bank Plus Corp.                       BPLS          CA         18.38        21.93       136.46       136.76        6.17        -
Bank United Corp.                     BNKU          TX         17.56        22.61       224.39       229.61       11.22       1.51
Bank West Financial Corp.             BWFC          MI         25.81        45.71       180.38       180.38       25.45       1.33
BankAtlantic Bancorp Inc.             BANC          FL         16.18        30.15       218.71       264.18       11.94       0.86
BankPlus FSB                          BNKP          IL          9.33         9.57       104.59       104.59        6.34        -
BankUnited Financial Corp.            BKUNA         FL         25.23        28.39       171.60       218.00        6.05        -
Baxley Federal Savings Bank           BAXF          GA          6.62         6.62        72.73        72.73        9.62       4.44
Bay View Capital Corp.                BVCC          CA         26.04        23.71       232.11       277.89       13.50       0.93
Bayonne Bancshares Inc.               FSNJ          NJ            NA           NA       115.78       115.78       18.20       1.39
Bedford Bancshares Inc.               BFSB          VA         19.22        19.35       156.60       156.60       23.19       1.98
Big Foot Financial Corp.              BFFC          IL            NA           NA       128.59       128.59       22.48        -
Big Sky Bancorp Incorporated          FFLN          MT         13.69        13.69        98.32        98.32       11.82        -
BostonFed Bancorp Inc.                BFD           MA         17.48        19.17       128.00       132.91       11.62       1.42
Broadway Financial Corp.              BYFC          CA         33.33        30.23        88.02        88.02        8.66       1.54
Calumet Bancorp Inc.                  CBCI          IL         16.46        16.79       132.95       132.95       21.56        -
Camco Financial Corp.                 CAFI          OH         14.38        16.92       166.05       179.47       15.92       2.17
Cameron Financial Corp                CMRN          MO         21.65        21.65       120.48       120.48       25.32       1.33
Carolina Fincorp Inc.                 CFNC          NC            NA           NA       127.51       127.51       28.81       1.35

                                     III-1

Feldman Financial Adviors, Inc.
-------------------------------

                                   Exhibit III
           Market Valuation and Financial Data for All Public Thrifts

============================================================================================================================
                                                                              LTM          LTM         Stock        Total
                                                                 Total       Core         Core         Price       Market
                                                                Assets       ROAA         ROAE       12/11/97       Value
                 Company               Ticker        St.        ($000)        (%)          (%)          ($)          ($M)
============================================================================================================================
Carver Bancorp Inc.                    CNY           NY        415,561       0.18         2.08        16.625        38.47
Cascade Financial Corp.                CASB          WA        426,451       0.61         9.55        13.250        44.88
Catskill Financial Corp.               CATB          NY        289,619       1.37         5.11        17.375        80.92
CBES Bancorp Inc.                      CBES          MO        106,635       1.13         6.28        21.875        22.42
CCF Holding Company                    CCFH          GA        109,342      (0.15)       (1.17)       19.750        16.20
Cecil Bancorp Inc.                     CECB          MD         64,313       0.80         6.89        19.500         9.17
CENIT Bancorp Inc.                     CNIT          VA        701,708       0.78        10.96        66.500       110.02
Central Co-operative Bank              CEBK          MA        358,424       0.83         8.20        26.875        52.81
Century Bancorp Inc.                   CENB          NC        100,937       1.59         6.25        83.000        33.81
CFSB Bancorp Inc.                      CFSB          MI        859,962       1.14        14.86        35.875       182.25
Charter One Financial                  COFI          OH     15,196,993       1.24        18.34        62.000     3,953.61
Chester Valley Bancorp Inc.            CVAL          PA        322,321       0.93        10.83        27.125        59.39
CitFed Bancorp Inc.                    CTZN          OH      3,294,554       0.87        13.46        38.250       496.65
Citizens Bancorp Inc.                  CIBC          IN         51,365       1.46        10.06        15.120        16.00
Citizens First Financial Corp.         CBK           IL        277,962       0.54         3.70        18.063        46.67
CKF Bancorp Inc.                       CKFB          KY         59,868       1.37         5.63        18.500        16.71
Classic Bancshares Inc.                CLAS          KY        132,186       0.62         4.25        16.250        21.12
CNS Bancorp Inc.                       CNSB          MO         97,411       0.80         3.23        21.500        35.54
Coastal Bancorp Inc.                   CBSA          TX      2,929,560       0.40        11.94        29.125       145.40
Coastal Financial Corp.                CFCP          SC        494,003       1.05        16.81        22.250       103.39
Commercial Federal Corp.               CFB           NE      7,207,143       0.94        15.97        52.875     1,141.65
Commonwealth Bancorp Inc.              CMSB          PA      2,278,099       0.58         5.76        21.250       345.20
Community Federal Bancorp              CFTP          MS        215,953       1.45         4.71        18.500        85.63
Community Financial Corp.              CFFC          VA        183,278       1.13         8.22        26.500        33.84
Community First Banking Co.            CFBC          GA        394,570       0.48         4.41        39.500        95.34
Community Investors Bancorp            CIBI          OH         94,328       0.97         8.37        16.250        14.66
Cooperative Bankshares Inc.            COOP          NC        359,535       0.63         8.21        18.250        54.45
Crazy Woman Creek Bancorp              CRZY          WY         59,952       1.30         4.79        15.375        14.68
CSB Financial Group Inc.               CSBF          IL         48,844       0.51         1.99        13.500        12.71
Cumberland Mountain Bancshares         CMBN          KY        128,838       0.86        12.51        16.250        11.03
D & N Financial Corp.                  DNFC          MI      1,754,069       0.83        14.74        26.500       218.47
Delphos Citizens Bancorp Inc.          DCBI          OH        107,796       1.61         8.03        17.250        33.80
Dime Bancorp Inc.                      DME           NY     19,413,597       0.66        12.47        26.000     2,638.79
Dime Community Bancorp Inc.            DIME          NY      1,385,356       1.04         6.55        23.500       296.68
Dime Financial Corp.                   DIBK          CT        921,510       1.90        23.53        30.000       154.87
Downey Financial Corp.                 DSL           CA      5,853,968       0.70         9.58        28.375       759.14
Eagle BancGroup Inc.                   EGLB          IL        172,160       0.24         2.00        19.250        22.91
Eagle Bancshares                       EBSI          GA        872,706       0.76         8.90        19.000       108.27
East Side Financial Inc.               ESDF          IL         74,057       0.85         5.43        23.125         7.33
East Texas Financial Services          ETFS          TX        115,949       0.62         3.44        20.000        20.53
Elmira Savings Bank (The)              ESBK          NY        228,268       0.34         5.40        30.000        22.25
Emerald Financial Corp.                EMLD          OH        603,493       0.97        12.70        19.625        99.53
Empire Federal Bancorp Inc.            EFBC          MT        110,540         NA           NA        16.250        42.12

===================================================================================================================================
                                                               Price/       Price/       Price/       Price/      Price/
                                                                 LTM         Core         Book         Tang.      Total       Div.
                                                                 EPS          EPS        Value         Book      Assets     Yield
                 Company               Ticker        St.         (x)          (x)          (%)          (%)         (%)       (%)
===================================================================================================================================
Carver Bancorp Inc.                    CNY           NY         NM           50.38       110.25       114.66        9.26       -
Cascade Financial Corp.                CASB          WA         18.66        18.93       158.49       158.49       10.52       -
Catskill Financial Corp.               CATB          NY         21.19        21.72       112.75       112.75       27.94      1.84
CBES Bancorp Inc.                      CBES          MO         17.09        18.86       124.29       124.29       21.02      1.83
CCF Holding Company                    CCFH          GA        131.67       (98.75)      138.99       138.99       14.82      2.79
Cecil Bancorp Inc.                     CECB          MD         15.85        17.57       123.26       123.26       14.26      2.05
CENIT Bancorp Inc.                     CNIT          VA         20.15        20.65       214.45       234.15       15.68      1.50
Central Co-operative Bank              CEBK          MA         17.92        19.06       148.89       165.38       14.73      1.19
Century Bancorp Inc.                   CENB          NC            NA           NA       110.59       110.59       33.50      2.41
CFSB Bancorp Inc.                      CFSB          MI         19.18        20.50       275.33       275.33       21.19      1.90
Charter One Financial                  COFI          OH         17.17        17.56       286.64       312.03       26.02      1.61
Chester Valley Bancorp Inc.            CVAL          PA         19.94        21.03       210.43       210.43       18.43      1.62
CitFed Bancorp Inc.                    CTZN          OH         20.03        20.03       240.26       264.34       15.07      0.63
Citizens Bancorp Inc.                  CIBC          IN            NA           NA       104.71       104.71       31.15       -
Citizens First Financial Corp.         CBK           IL         31.14        34.74       110.82       110.82       16.79       -
CKF Bancorp Inc.                       CKFB          KY         14.80        19.68       109.40       109.40       27.91      2.70
Classic Bancshares Inc.                CLAS          KY         18.68        23.90       107.40       126.46       15.98      1.72
CNS Bancorp Inc.                       CNSB          MO         42.16        41.35       149.93       149.93       36.48      1.12
Coastal Bancorp Inc.                   CBSA          TX         12.39        12.89       144.68       172.13        4.96      1.65
Coastal Financial Corp.                CFCP          SC         18.70        21.60       319.23       319.23       20.93      1.62
Commercial Federal Corp.               CFB           NE         17.74        17.68       256.80       286.90       15.84      0.62
Commonwealth Bancorp Inc.              CMSB          PA         21.04        27.24       163.21       209.36       15.15      1.32
Community Federal Bancorp              CFTP          MS         26.43        26.43       138.06       138.06       39.65      1.62
Community Financial Corp.              CFFC          VA         17.67        17.67       139.55       139.55       18.46      2.11
Community First Banking Co.            CFBC          GA            NA           NA       125.44       127.13       24.16      1.52
Community Investors Bancorp            CIBI          OH         15.48        15.48       134.41       134.41       15.54      1.97
Cooperative Bankshares Inc.            COOP          NC         26.45        26.45       196.87       196.87       15.14       -
Crazy Woman Creek Bancorp              CRZY          WY         21.06        20.78       103.33       103.33       24.49      2.60
CSB Financial Group Inc.               CSBF          IL         79.41        50.00       103.93       110.02       26.02       -
Cumberland Mountain Bancshares         CMBN          KY            NA           NA       124.81       124.81        8.56       -
D & N Financial Corp.                  DNFC          MI         16.36        17.67       237.03       239.39       12.46      0.76
Delphos Citizens Bancorp Inc.          DCBI          OH            NA           NA       117.75       117.75       31.36       -
Dime Bancorp Inc.                      DME           NY         20.97        21.31       250.48       263.16       13.59      0.62
Dime Community Bancorp Inc.            DIME          NY         21.96        23.27       158.68       184.17       21.42      1.02
Dime Financial Corp.                   DIBK          CT         10.17        10.42       206.33       212.46       16.81      1.47
Downey Financial Corp.                 DSL           CA         19.17        20.12       181.77       184.13       12.97      1.13
Eagle BancGroup Inc.                   EGLB          IL         42.78        56.62       113.04       113.04       13.31       -
Eagle Bancshares                       EBSI          GA         22.09        17.92       150.91       150.91       12.41      3.16
East Side Financial Inc.               ESDF          IL         11.34        11.92        60.58        60.58        9.90      4.67
East Texas Financial Services          ETFS          TX         25.64        27.40        98.33        98.33       17.71      1.00
Elmira Savings Bank (The)              ESBK          NY         23.08        28.57       149.48       153.53        9.75      2.03
Emerald Financial Corp.                EMLD          OH         16.49        17.68       211.48       214.72       16.49      1.22
Empire Federal Bancorp Inc.            EFBC          MT            NA           NA       104.77       104.77       38.10      1.85

                                     III-2

Feldman Financial Advisors, Inc.
--------------------------------


                                  Exhibit III
          Market Valuation and Financial Data for All Public Thrifts

====================================================================================================================================
                                                                            LTM       LTM        Stock         Total         Price/
                                                                Total       Core      Core        Price        Market         LTM
                                                               Assets       ROAA      ROAE      12/11/97       Value          EPS
                 Company             Ticker        St.          ($000)      (%)       (%)          ($)          ($M)          (x)
====================================================================================================================================
Enterprise Federal Bancorp           EFBI          OH         274,888       0.78      6.14        28.250        56.10        22.97
Equitable Federal Savings Bank       EQSB          MD         308,197       0.73     14.49        48.500        29.21        23.54
Essex Bancorp Inc.                   ESX           VA         191,886       0.02      0.30         4.625         4.89           NM
Falmouth Bancorp Inc.                FCB           MA          96,391       0.75      3.04        20.500        29.82        37.27
FCB Financial Corp.                  FCBF          WI         522,991       1.09      6.92        28.250       109.59        22.60
Fed One Bancorp                      FOBC          WV         357,721       0.94      8.26        26.000        61.71        19.40
FFBS BanCorp Inc.                    FFBS          MS         134,952       1.41      7.42        22.250        34.98        18.54
FFD Financial Corp.                  FFDF          OH          88,220       0.97      3.92        18.625        26.91        14.90
FFLC Bancorp Inc.                    FFLC          FL         383,382       0.94      6.42        22.000        84.36        24.44
FFVA Financial Corp.                 FFFC          VA         567,266       1.35      9.97        33.750       152.68        20.71
FFW Corp.                            FFWC          IN         181,468       1.03     10.34        41.750        29.98        16.97
FFY Financial Corp.                  FFYF          OH         610,974       1.26      8.58        32.000       131.66        17.30
Fidelity Bancorp Inc.                FBCI          IL         497,862       0.81      7.81        23.375        65.33        16.94
Fidelity Bancorp Inc.                FSBI          PA         380,951       0.76     11.19        27.500        42.76        16.08
Fidelity Federal Bancorp             FFED          IN         235,336       0.73     13.74        10.000        27.91        14.29
Fidelity Financial of Ohio           FFOH          OH         528,704       0.94      7.07        15.250        85.09        19.55
Financial Bancorp Inc.               FIBC          NY         296,956       0.98     10.16        24.375        41.67        16.25
First Allen Parish Bancorp           FALN          LA          33,228       0.97      7.10        16.500         4.36        12.79
First Bancshares Inc.                FBSI          MO         162,755       1.08      7.68        26.000        28.43        15.29
First Bell Bancorp Inc.              FBBC          PA         681,215       1.09      9.27        18.625       121.26        16.06
First Citizens Corp.                 FSTC          GA         337,197       1.75     18.43        26.750        73.39        12.92
First Coastal Corp.                  FCME          ME         148,571       3.97     44.97        14.750        20.05         3.28
First Colorado Bancorp Inc.          FFBA          CO       1,512,605       1.20      8.96        24.625       413.47        22.18
First Defiance Financial             FDEF          OH         574,364       1.00      4.67        15.000       134.35        25.00
First Essex Bancorp Inc.             FESX          MA       1,209,698       0.77     10.65        20.625       155.24        14.95
First Federal Bancorp Inc.           FFBZ          OH         203,703       0.97     12.73        20.000        31.50        17.54
First Federal Bancorporation         BDJI          MN         111,492       0.63      5.72        28.000        18.83        23.14
First Federal Bancshares of AR       FFBH          AR         547,119       1.01      6.51        23.625       115.67        19.52
First Federal Capital Corp.          FTFC          WI       1,559,672       0.90     13.94        30.000       274.95        18.07
First Federal Financial Corp.        FFKY          KY         382,585       1.62     11.85        22.250        92.25        15.24
First Federal Finl Bncp Inc.         FFFB          OH          59,315       0.67      3.57        16.125        10.68        48.86
First Federal of East Hartford       FFES          CT         987,416       0.60      9.47        37.125        99.58        19.85
First Financial Bancorp Inc.         FFBI          IL          84,242       0.42      5.18        21.000         8.72           NM
First Financial Holdings Inc.        FFCH          SC       1,712,931       0.85     13.85        48.000       305.68        21.52
First Franklin Corp.                 FFHS          OH         231,189       0.65      7.31        26.000        30.99        25.49
First Georgia Holding Inc.           FGHC          GA         156,383       0.78      9.53         8.250        25.18        27.50
First Home Bancorp Inc.              FSPG          NJ         525,092       0.91     13.69        28.875        78.21        16.79
First Independence Corp.             FFSL          KS         112,523       0.65      6.09        15.000        14.67        22.06
First Indiana Corporation            FISB          IN       1,547,121       0.95      9.90        29.500       311.56        18.67
First Keystone Financial             FKFS          PA         373,430       0.77     10.53        36.750        45.14        16.19
First Lancaster Bancshares           FLKY          KY          47,184       1.24      3.64        15.750        14.98        28.64
First Liberty Financial Corp.        FLFC          GA       1,288,919       0.94     12.81        30.875       238.68        23.57
First Midwest Financial Inc.         CASH          IA         404,589       0.88      8.04        22.000        59.38        17.32

======================================================================================================================
                                                              Price/       Price/      Price/       Price/
                                                              Core          Book        Tang.       Total        Div.
                                                               EPS         Value        Book        Assets      Yield
             Company                 Ticker        St.         (x)          (%)         (%)          (%)         (%)
======================================================================================================================
Enterprise Federal Bancorp           EFBI          OH         27.43       178.57       178.68       20.41       3.54
Equitable Federal Savings Bank       EQSB          MD         14.70       187.98       187.98        9.48        -
Essex Bancorp Inc.                   ESX           VA         (3.89)          NM           NM        2.55        -
Falmouth Bancorp Inc.                FCB           MA         41.00       130.74       130.74       30.94       0.98
FCB Financial Corp.                  FCBF          WI         22.07       150.91       150.91       20.95       2.83
Fed One Bancorp                      FOBC          WV         19.55       149.00       155.88       17.25       2.39
FFBS BanCorp Inc.                    FFBS          MS         18.54       147.64       147.64       25.92       2.25
FFD Financial Corp.                  FFDF          OH         30.04       125.34       125.34       30.50       1.61
FFLC Bancorp Inc.                    FFLC          FL         25.88       160.23       160.23       22.00       1.31
FFVA Financial Corp.                 FFFC          VA         21.50       189.18       193.08       26.92       1.42
FFW Corp.                            FFWC          IN         17.32       169.44       186.72       16.52       1.73
FFY Financial Corp.                  FFYF          OH         17.58       157.64       157.64       21.55       2.50
Fidelity Bancorp Inc.                FBCI          IL         16.94       125.27       125.54       13.12       1.37
Fidelity Bancorp Inc.                FSBI          PA         16.37       165.17       165.17       11.22       1.31
Fidelity Federal Bancorp             FFED          IN         14.71       194.17       194.17       11.86       4.00
Fidelity Financial of Ohio           FFOH          OH         17.13       123.58       139.40       16.09       1.84
Financial Bancorp Inc.               FIBC          NY         15.33       155.16       155.85       14.03       1.64
First Allen Parish Bancorp           FALN          LA         12.79        95.76        95.76       13.12       1.82
First Bancshares Inc.                FBSI          MO         16.88       125.36       125.36       17.47       0.77
First Bell Bancorp Inc.              FBBC          PA         16.48       169.01       169.01       17.80       2.15
First Citizens Corp.                 FSTC          GA         14.46       215.03       272.96       21.76       1.10
First Coastal Corp.                  FCME          ME          3.41       138.37       138.37       13.50        -
First Colorado Bancorp Inc.          FFBA          CO         22.18       205.21       207.98       27.33       1.95
First Defiance Financial             FDEF          OH         25.42       118.95       118.95       23.39       2.13
First Essex Bancorp Inc.             FESX          MA         17.63       173.32       198.13       12.83       2.33
First Federal Bancorp Inc.           FFBZ          OH         18.35       220.75       220.99       15.46       1.40
First Federal Bancorporation         BDJI          MN         23.73       157.75       157.75       16.89        -
First Federal Bancshares of AR       FFBH          AR         20.54       141.98       141.98       21.14       1.02
First Federal Capital Corp.          FTFC          WI         21.74       261.78       277.78       17.63       1.60
First Federal Financial Corp.        FFKY          KY         15.45       176.59       187.13       24.11       2.52
First Federal Finl Bncp Inc.         FFFB          OH         25.60        99.97        99.97       18.01       1.74
First Federal of East Hartford       FFES          CT         17.51       152.15       152.15       10.08       1.62
First Financial Bancorp Inc.         FFBI          IL         23.08       116.02       116.02       10.35        -
First Financial Holdings Inc.        FFCH          SC         22.12       291.79       291.79       17.85       1.75
First Franklin Corp.                 FFHS          OH         21.49       148.66       149.51       13.40       1.54
First Georgia Holding Inc.           FGHC          GA         22.30       195.96       213.73       16.10       0.65
First Home Bancorp Inc.              FSPG          NJ         17.19       216.94       220.25       14.89       1.39
First Independence Corp.             FFSL          KS         22.06       127.33       127.33       13.04       1.67
First Indiana Corporation            FISB          IN         22.52       208.92       211.47       20.14       1.63
First Keystone Financial             FKFS          PA         17.67       182.38       182.38       12.09       0.54
First Lancaster Bancshares           FLKY          KY         28.64       107.73       107.73       31.75       3.18
First Liberty Financial Corp.        FLFC          GA         20.18       251.02       278.40       18.52       1.43
First Midwest Financial Inc.         CASH          IA         18.18       136.56       153.74       14.68       2.18

                                     III-3

Feldman Financial Advisors, Inc.
--------------------------------

                                   Exhibit III
           Market Valuation and Financial Data for All Public Thrifts

====================================================================================================================================
                                                                          LTM        LTM          Stock        Total       Price/
                                                               Total      Core       Core         Price       Market         LTM
                                                              Assets      ROAA       ROAE       12/11/97       Value         EPS
                 Company            Ticker         St.        ($000)       (%)        (%)          ($)          ($M)         (x)
====================================================================================================================================
First Mutual Bancorp Inc.            FMBD          IL        402,389       0.28       1.95        20.000        70.13        58.82
First Mutual Savings Bank            FMSB          WA        451,120       1.00      15.00        17.000        69.14        16.67
First Northern Capital Corp.         FNGB          WI        656,745       0.89       7.88        13.875       122.73        21.68
First Palm Beach Bancorp Inc.        FFPB          FL      1,808,420       0.50       7.31        38.750       195.60        20.95
First Savings Bancorp Inc.           SOPN          NC        295,315       1.76       7.28        23.750        87.80        19.31
First SB of Washington Bancorp       FWWB          WA      1,098,615       1.17       7.97        26.000       266.41        20.00
First SecurityFed Financial          FSFF          IL        267,332         NA         NA        15.938       102.13           NA
First Shenango Bancorp Inc.          SHEN          PA        401,437       1.17      10.46        33.000        68.28        14.80
FirstBank Corp.                      FBNW          ID        177,870       0.51       5.55        18.125        35.96           NA
FirstFed America Bancorp Inc.        FAB           MA      1,036,062       0.47       4.89        20.250       176.32           NA
FirstFed Bancorp Inc.                FFDB          AL        176,464       1.01      10.32        21.281        24.49        14.48
FirstFed Financial Corp.             FED           CA      4,104,647       0.56      11.68        38.188       404.32        17.76
FirstSpartan Financial Corp.         FSPT          SC        482,314       1.07       7.47        37.250       165.03           NA
FLAG Financial Corp.                 FLAG          GA        238,463       0.72       7.98        18.500        37.68        18.50
Flagstar Bancorp Inc.                FLGS          MI      2,033,260       1.43      22.84        19.625       268.27        43.61
Flushing Financial Corp.             FFIC          NY        960,130       0.96       6.05        23.000       183.62        21.70
FMS Financial Corp.                  FMCO          NJ        581,660       1.02      15.74        32.750        78.20        14.36
Fort Bend Holding Corp.              FBHC          TX        319,414       0.51       8.12        20.000        33.28        21.05
Fort Thomas Financial Corp.          FTSB          KY         97,843       1.22       7.18        14.875        22.24        18.83
Foundation Bancorp Inc.              FOUN          OH         36,605       0.80       4.11        15.500         7.17        23.48
Frankfort First Bancorp Inc.         FKKYD         KY        133,255       0.63       2.74        18.000        29.52           NM
FSF Financial Corp.                  FFHH          MN        388,135       0.84       6.96        19.750        59.44        18.63
Fulton Bancorp Inc.                  FTNB          MO        103,713       1.08       4.69        22.625        38.90           NA
GA Financial Inc.                    GAF           PA        802,304       1.07       6.10        18.500       145.62        19.27
GFSB Bancorp Inc.                    GUPB          NM        109,964       0.87       5.45        20.250        16.21        21.09
Gilmer Financial Svcs, Inc.          GLMR          TX         41,829       0.30       3.27        18.000         3.44        27.69
Glacier Bancorp Inc.                 GBCI          MT        573,968       1.54      16.10        22.000       150.00        18.03
Glenway Financial Corp.              GFCO          OH        293,245       0.77       8.14        18.000        41.07        18.18
Golden State Bancorp Inc.            GSB           CA     16,432,304       0.74      11.69        34.563     1,743.90        25.23
Golden West Financial                GDW           CA     39,228,359       0.86      13.68        90.750     5,154.95        15.41
Great American Bancorp               GTPS          IL        139,568       0.59       2.65        18.500        31.39        47.44
Great Southern Bancorp Inc.          GSBC          MO        727,533       1.74      19.81        24.625       198.85        16.09
Green Street Financial Corp.         GSFC          NC        177,962       1.58       4.47        18.000        77.37        26.87
GreenPoint Financial Corp.           GPT           NY     13,093,985       1.05      10.01        66.750     2,858.64        18.75
GS Financial Corp.                   GSLA          LA        131,071       1.32       3.50        17.500        60.17           NA
GSB Financial Corp.                  GOSB          NY        154,649         NA         NA        17.000        38.22           NA
Guthrie Savings Inc.                 GTSV          OK         48,100       1.03       6.65        17.625         7.36        13.56
H.F. Ahmanson & Co.                  AHM           CA     46,799,157       0.73      14.58        62.063     5,859.45        17.94
Hallmark Capital Corp.               HALL          WI        418,467       0.63       8.94        14.875        42.93        16.35
Harbor Federal Bancorp Inc.          HRBF          MD        217,202       0.71       5.50        23.000        38.95        24.47
Hardin Bancorp Inc.                  HFSA          MO        117,364       0.75       5.55        17.750        15.25        18.49
Harleysville Savings Bank            HARL          PA        345,239       1.04      16.17        28.500        47.36        14.18
Harrington Financial Group           HFGI          IN        521,043       0.36       7.49        12.313        40.10        18.11

=====================================================================================================================
                                                           Price/       Price/       Price/       Price/
                                                            Core         Book         Tang.       Total          Div.
                                                             EPS         Value         Book       Assets        Yield
             Company                Ticker         St.       (x)          (%)          (%)          (%)          (%)
=====================================================================================================================
First Mutual Bancorp Inc.            FMBD          IL        64.52       119.26       156.49       17.43         1.60
First Mutual Savings Bank            FMSB          WA        17.00       225.76       225.76       15.33         1.18
First Northern Capital Corp.         FNGB          WI        22.38       168.39       168.39       18.69         2.31
First Palm Beach Bancorp Inc.        FFPB          FL        25.00       173.07       177.18       10.82         1.55
First Savings Bancorp Inc.           SOPN          NC        19.31       128.87       128.87       29.73         3.71
First SB of Washington Bancorp       FWWB          WA        21.14       164.25       177.84       24.25         1.08
First SecurityFed Financial          FSFF          IL           NA           NA           NA       38.20          -
First Shenango Bancorp Inc.          SHEN          PA        14.86       146.34       146.34       17.01         1.82
FirstBank Corp.                      FBNW          ID           NA       113.35       113.35       20.22         1.55
FirstFed America Bancorp Inc.        FAB           MA           NA       129.56       129.56       17.02          -
FirstFed Bancorp Inc.                FFDB          AL        14.88       144.08       157.40       13.88         2.35
FirstFed Financial Corp.             FED           CA        17.76       190.84       192.77        9.85          -
FirstSpartan Financial Corp.         FSPT          SC           NA       127.70       127.70       34.22         1.61
FLAG Financial Corp.                 FLAG          GA        23.13       173.55       173.55       15.80         1.84
Flagstar Bancorp Inc.                FLGS          MI           NA       220.75       229.80       13.19          -
Flushing Financial Corp.             FFIC          NY        21.50       134.66       140.24       19.12         1.04
FMS Financial Corp.                  FMCO          NJ        14.43       207.28       210.34       13.44         0.86
Fort Bend Holding Corp.              FBHC          TX        27.40       168.35       180.34       10.42         2.00
Fort Thomas Financial Corp.          FTSB          KY        18.83       140.86       140.86       22.73         1.68
Foundation Bancorp Inc.              FOUN          OH        23.48       104.17       104.17       19.59         6.45
Frankfort First Bancorp Inc.         FKKYD         KY        34.62       131.58       131.58       22.15         4.44
FSF Financial Corp.                  FFHH          MN        18.81       121.61       121.61       15.31         2.53
Fulton Bancorp Inc.                  FTNB          MO           NA       152.05       152.05       37.51         0.88
GA Financial Inc.                    GAF           PA        19.68       125.68       126.89       18.15         2.60
GFSB Bancorp Inc.                    GUPB          NM        21.09       115.06       115.06       14.74         1.98
Gilmer Financial Svcs, Inc.          GLMR          TX        27.27        89.02        89.02        8.22          -
Glacier Bancorp Inc.                 GBCI          MT        17.60       261.59       268.29       26.13         2.18
Glenway Financial Corp.              GFCO          OH        18.75       147.90       149.75       14.01         2.22
Golden State Bancorp Inc.            GSB           CA        20.95       213.88       239.02       10.61          -
Golden West Financial                GDW           CA        15.65       200.07       200.07       13.14         0.55
Great American Bancorp               GTPS          IL        43.02       100.33       100.33       22.49         2.16
Great Southern Bancorp Inc.          GSBC          MO        16.98       316.11       316.11       27.33         1.79
Green Street Financial Corp.         GSFC          NC        26.87       122.95       122.95       43.48         2.44
GreenPoint Financial Corp.           GPT           NY        19.46       198.37       370.01       21.83         1.50
GS Financial Corp.                   GSLA          LA           NA       106.45       106.45       45.91         1.60
GSB Financial Corp.                  GOSB          NY           NA           NA           NA       24.71          -
Guthrie Savings Inc.                 GTSV          OK        14.33       100.60       100.60       15.30          -
H.F. Ahmanson & Co.                  AHM           CA        20.90       307.70       362.09       12.52         1.42
Hallmark Capital Corp.               HALL          WI        16.71       140.46       140.46       10.26          -
Harbor Federal Bancorp Inc.          HRBF          MD        24.47       137.40       137.40       17.93         2.09
Hardin Bancorp Inc.                  HFSA          MO        19.51       112.70       112.70       12.99         2.70
Harleysville Savings Bank            HARL          PA        14.18       207.12       207.12       13.72         1.54
Harrington Financial Group           HFGI          IN        22.39       159.08       159.08        7.70         0.98

                                     III-4

Feldman Financial Advisors, Inc.
--------------------------------

                                   Exhibit III
           Market Valuation and Financial Data for All Public Thrifts

==================================================================================================================================
                                                                          LTM          LTM         Stock         Total      Price/
                                                           Total          Core         Core        Price        Market       LTM
                                                           Assets         ROAA         ROAE       12/11/97       Value       EPS
           Company                 Ticker         St.      ($000)          (%)          (%)          ($)          ($M)       (x)
==================================================================================================================================
Harrodsburg First Fin Bancorp       HFFB          KY       108,949         1.35         4.99        17.625        35.69      29.87
Harvest Home Financial Corp.        HHFC          OH        87,596         0.57         4.44        14.750        13.49      56.73
Haven Bancorp Inc.                  HAVN          NY     1,833,284         0.69        11.45        21.750       190.79      17.13
Hawthorne Financial Corp.           HTHR          CA       891,163         1.04        18.86        21.625        66.78      16.38
Haywood Bancshares Inc.             HBS           NC       152,796         1.37         9.41        21.375        26.73      13.70
HCB Bancshares Inc.                 HCBB          AR       199,946           NA           NA        13.750        36.37         NA
Hemlock Federal Financial Corp      HMLK          IL       161,905         0.80         5.32        17.375        36.08         NA
HF Bancorp Inc.                     HEMT          CA     1,050,377         0.18         2.17        17.125       107.58         NM
HF Financial Corp.                  HFFC          SD       574,889         0.94        10.13        25.875        76.01      13.84
HFB Financial Corp.                 HFBC          KY       160,876         0.91         8.86        15.500        16.80       9.87
HFNC Financial Corp.                HFNC          NC       866,859         1.05         4.55        14.750       253.59      22.01
HFS Bank FSB                        HFSK          IN       153,738         0.91        11.84        16.750        15.10      11.47
High Country Bancorp Inc.           HCBC          CO        76,324         0.38         4.61        14.750        19.51         NA
Highland Federal Bank FSB           HBNK          CA       515,990         0.86        11.72        32.875        75.62      13.93
Hingham Instit. for Savings         HIFS          MA       216,240         1.25        12.96        27.875        36.34      14.08
HMN Financial Inc.                  HMNF          MN       568,847         0.85         5.81        26.250       109.82      18.62
Home Bancorp                        HBFW          IN       334,862         0.89         6.29        26.875        67.85      35.36
Home Bancorp of Elgin Inc.          HBEI          IL       342,518         0.80         2.90        18.250       125.12      39.67
Home Building Bancorp               HBBI          IN        41,746         0.73         5.65        21.250         6.62      18.48
Home City Financial Corp.           HCFC          OH        70,110         1.25         6.49        17.250        15.60         NA
Home Federal Bancorp                HOMF          IN       694,109         1.21        14.44        26.500       135.35      15.77
Home Financial Bancorp              HWEN          IN        41,309         0.74         4.00        17.625         8.19      23.50
Home Port Bancorp Inc.              HPBC          MA       201,014         1.67        15.64        22.875        42.13      13.00
Horizon Financial Corp.             HRZB          WA       531,028         1.55         9.95        17.000       126.47      15.32
Horizon Financial Svcs Corp.        HZFS          IA        87,784         0.66         6.37        11.750        10.00      15.06
IBS Financial Corp.                 IBSF          NJ       734,751         0.78         4.44        17.250       188.88      31.94
Independence Federal Svgs Bank      IFSB          DC       251,561         0.23         3.40        14.000        17.94      12.84
Industrial Bancorp Inc.             INBI          OH       354,116         1.44         7.92        17.750        91.82      17.57
InterWest Bancorp Inc.              IWBK          WA     2,046,705         0.98        14.90        39.750       320.00      16.03
Ipswich Savings Bank                IPSW          MA       202,509         0.97        16.37        13.125        31.27      15.63
ISB Financial Corp.                 ISBF          LA       956,048         0.72         5.76        27.625       190.63      26.31
ITLA Capital Corp.                  ITLA          CA       901,555         1.46        13.06        18.000       141.29      12.08
Jacksonville Bancorp Inc.           JXVL          TX       226,182         1.33         8.42        19.750        48.26      25.65
Jefferson Savings Bancorp           JSBA          MO     1,257,753         0.76         9.32        41.750       209.02      19.42
Joachim Bancorp Inc.                JOAC          MO        35,073         0.79         2.72        15.000        10.84      39.47
JSB Financial Inc.                  JSB           NY     1,531,068         1.72         7.67        49.063       486.63      17.22
Kankakee Bancorp Inc.               KNK           IL       339,937         0.87         8.11        34.250        48.83      16.79
Kentucky First Bancorp Inc.         KYF           KY        88,089         1.14         6.60        14.688        19.06      18.36
Kenwood Bancorp Inc.                KNWP          OH        49,044        (0.06)       (0.63)       11.000         3.25      NA
Klamath First Bancorp               KFBI          OR       980,078         1.04         5.75        21.500       215.40      24.43
KS Bancorp Inc.                     KSAV          NC       109,937         1.20         8.77        22.500        19.92      17.05
KSB Bancorp Inc.                    KSBK          ME       149,657         1.08        14.95        20.563        25.46      15.94
Lakeview Financial                  LVSB          NJ       505,882         0.93         9.48        25.000       112.73      20.83

=======================================================================================================================
                                                              Price/       Price/       Price/      Price/
                                                               Core        Book         Tang.       Total         Div.
                                                                EPS        Value        Book        Assets        Yield
          Company                  Ticker         St.           (x)         (%)          (%)          (%)          (%)
=======================================================================================================================
Harrodsburg First Fin Bancorp       HFFB          KY           23.50       112.40       112.40       32.76         2.27
Harvest Home Financial Corp.        HHFC          OH           27.83       130.42       130.42       15.40         2.98
Haven Bancorp Inc.                  HAVN          NY           16.99       173.44       174.00       10.41         1.38
Hawthorne Financial Corp.           HTHR          CA           17.30       154.35       154.35        7.49          -
Haywood Bancshares Inc.             HBS           NC           13.70       123.34       127.69       17.49         2.62
HCB Bancshares Inc.                 HCBB          AR              NA        95.29        98.85       18.19          -
Hemlock Federal Financial Corp      HMLK          IL              NA       115.37       115.37       22.28         1.38
HF Bancorp Inc.                     HEMT          CA           57.08       129.15       154.98       10.24          -
HF Financial Corp.                  HFFC          SD           15.04       142.01       142.01       13.22         1.62
HFB Financial Corp.                 HFBC          KY           11.92        99.23        99.23       10.44         2.71
HFNC Financial Corp.                HFNC          NC           25.43       155.59       155.59       29.25         1.90
HFS Bank FSB                        HFSK          IN           11.47       126.99       126.99        9.82         2.63
High Country Bancorp Inc.           HCBC          CO              NA           NA           NA       25.56          -
Highland Federal Bank FSB           HBNK          CA           18.16       191.13       191.13       14.66          -
Hingham Instit. for Savings         HIFS          MA           14.08       173.14       173.14       16.81         1.72
HMN Financial Inc.                  HMNF          MN           21.88       130.66       130.66       19.31          -
Home Bancorp                        HBFW          IN           22.97       152.53       152.53       20.26         0.74
Home Bancorp of Elgin Inc.          HBEI          IL           41.48       132.53       132.53       36.53         2.19
Home Building Bancorp               HBBI          IN           18.81       104.01       104.01       15.86         1.41
Home City Financial Corp.           HCFC          OH              NA       113.49       113.49       22.25         2.09
Home Federal Bancorp                HOMF          IN           17.21       225.15       232.05       19.50         1.32
Home Financial Bancorp              HWEN          IN           27.12       112.91       112.91       19.83         1.14
Home Port Bancorp Inc.              HPBC          MA           13.07       196.35       196.35       20.96         3.50
Horizon Financial Corp.             HRZB          WA           15.60       152.19       152.19       23.82         2.59
Horizon Financial Svcs Corp.        HZFS          IA           18.65       114.41       114.41       11.39         1.53
IBS Financial Corp.                 IBSF          NJ           31.94       147.56       147.56       25.71         2.32
Independence Federal Svgs Bank      IFSB          DC           30.43        98.38       110.50        7.13         1.57
Industrial Bancorp Inc.             INBI          OH           18.49       150.94       150.94       25.93         3.16
InterWest Bancorp Inc.              IWBK          WA           18.23       246.44       250.95       15.63         1.61
Ipswich Savings Bank                IPSW          MA           19.30       274.58       274.58       15.44         0.91
ISB Financial Corp.                 ISBF          LA           26.82       155.63       181.86       19.94         1.81
ITLA Capital Corp.                  ITLA          CA           12.08       146.10       146.70       15.67          -
Jacksonville Bancorp Inc.           JXVL          TX            8.66       145.76       145.76       21.34         2.53
Jefferson Savings Bancorp           JSBA          MO           19.98       169.92       216.66       16.62         1.34
Joachim Bancorp Inc.                JOAC          MO           39.47       109.81       109.81       30.91         3.33
JSB Financial Inc.                  JSB           NY           19.32       136.63       136.63       31.78         2.85
Kankakee Bancorp Inc.               KNK           IL           17.04       125.69       133.32       14.36         1.40
Kentucky First Bancorp Inc.         KYF           KY           18.59       130.10       130.10       21.64         3.40
Kenwood Bancorp Inc.                KNWP          OH              NA        75.14        75.14        6.63         2.55
Klamath First Bancorp               KFBI          OR           24.43       137.47       151.20       21.98         1.49
KS Bancorp Inc.                     KSAV          NC           17.18       136.86       136.94       18.12         2.67
KSB Bancorp Inc.                    KSBK          ME           15.82       231.04       243.06       17.01         0.39
Lakeview Financial                  LVSB          NJ           28.74       182.35       212.77       22.28         0.50

                                     III-5

Feldman Financial Advisors, Inc.
--------------------------------

                                   Exhibit III
           Market Valuation and Financial Data for All Public Thrifts

===================================================================================================================================
                                                                        LTM          LTM         Stock         Total        Price/
                                                          Total         Core         Core        Price        Market         LTM
                                                         Assets         ROAA         ROAE       12/11/97       Value         EPS
           Company                Ticker         St.     ($000)         (%)          (%)          ($)          ($M)          (x)
===================================================================================================================================
Landmark Bancshares Inc.           LARK          KS      227,736        0.98         6.70        23.250        39.26        17.10
Laurel Capital Group Inc.          LARL          PA      209,980        1.41        13.60        28.125        40.69        14.35
Lawrence Savings Bank              LSBX          MA      352,980        1.74        20.08        15.750        67.48        11.50
Lenox Bancorp Inc.                 LNXC          OH       48,707        0.69         4.55        16.750         6.86        22.95
Lexington B&L Financial Corp.      LXMO          MO       59,236        1.32         4.46        17.125        19.50        30.04
Life Financial Corp.               LFCO          CA      294,102        5.42        46.82        13.000        85.04         6.02
Little Falls Bancorp Inc.          LFBI          NJ      324,425        0.51         3.93        20.250        52.81        30.22
Logansport Financial Corp.         LOGN          IN       85,801        1.47         7.54        16.000        20.17        17.78
London Financial Corporation       LONF          OH       38,210        0.96         4.63        15.250         7.86        18.83
Long Island Bancorp Inc.           LISB          NY    5,930,784        0.73         7.93        45.375     1,090.04        21.81
LSB Financial Corp.                LSBI          IN      200,266        0.69         7.65        27.750        25.43        16.62
MAF Bancorp Inc.                   MAFB          IL    3,370,587        1.15        14.72        34.250       517.23        14.64
Marion Capital Holdings            MARN          IN      179,822        1.68         7.40        27.000        48.00        16.98
Market Financial Corp.             MRKF          OH       56,121        0.99         3.66        15.438        20.62           NA
Maryland Federal Bancorp           MFSL          MD    1,175,006        0.91        11.00        27.000       174.62        23.48
MASSBANK Corp.                     MASB          MA      932,757        1.03         9.90        47.000       167.86        17.41
Mayflower Co-operative Bank        MFLR          MA      129,033        0.94         9.79        23.750        21.15        16.27
MBLA Financial Corp.               MBLF          MO      224,013        0.85         6.63        27.000        34.22        20.15
MCM Savings Bank FSB               MCMS          MO       63,865        0.25         4.03        21.000         3.82           NM
Mechanics Savings Bank             MECH          CT      830,741        1.79        17.83        26.750       141.59         9.98
Medford Bancorp Inc.               MDBK          MA    1,106,345        1.00        11.19        38.250       173.70        16.00
Meritrust Federal SB               MERI          LA      233,311        1.15        14.61        69.000        53.42        21.23
Metropolitan Financial Corp.       METF          OH      865,572        0.60        15.21        15.250       107.53        20.61
MetroWest Bank                     MWBX          MA      585,760        1.37        18.02         8.750       122.12        16.51
MFB Corp.                          MFBC          IN      255,921        0.83         5.62        23.500        38.79        20.61
Mid-Central Financial Corp.        MCFC          MN       57,123        0.93         9.77        21.750         4.86         9.98
Mid-Coast Bancorp Inc.             MCBN          ME       61,473        0.72         8.25        28.750         6.70        14.82
Mid-Iowa Financial Corp.           MIFC          IA      128,017        1.15        12.41        11.250        18.88        12.50
Midland Federal S&LA               MIDF          IL      109,599        0.62         8.90        21.000         7.28         9.37
Midwest Bancshares Inc.            MWBI          IA      149,850        0.77        11.05        17.750        18.07        15.99
Midwest Savings Bank               MDWB          IL       43,342        0.44         6.21        15.437         2.96        12.76
Milton Federal Financial Corp.     MFFC          OH      209,958        0.65         4.52        15.000        34.57        23.81
Mississippi View Holding Co.       MIVI          MN       68,546        1.05         5.95        17.500        12.95        18.23
Mitchell Bancorp Inc.              MBSP          NC       34,591        1.62         3.79        17.250        16.06        27.82
Monterey Bay Bancorp Inc.          MBBC          CA      409,663        0.42         3.79        19.250        62.17        32.63
Montgomery Financial Corp.         MONT          IN      101,986        0.69         5.12        12.250        20.25           NA
MSB Bancorp Inc.                   MBB           NY      773,991        0.54         6.06        30.500        86.75        27.23
MSB Financial Inc.                 MSBF          MI       77,014        1.44         8.08        19.500        24.06        21.91
Mutual Community Savings Bank      MTUC          NC       59,620        0.21         1.67        11.375         4.12           NM
Mutual Savings Bank FSB            MSBK          MI      654,127        0.02         0.35        12.750        54.56        85.00
New Hampshire Thrift Bncshrs       NHTB          NH      319,338        0.60         8.11        21.250        44.09        21.46
NewMil Bancorp Inc.                NMSB          CT      317,407        0.82         7.93        13.125        50.34        20.51
North American Savings Bank        NASB          MO      736,585        1.20        16.21        54.000       120.76        13.33

===================================================================================================================
                                                           Price/      Price/        Price/     Price/
                                                            Core       Book          Tang.      Total          Div.
                                                            EPS        Value         Book       Assets        Yield
          Company                  Ticker        St.        (x)         (%)          (%)          (%)          (%)
===================================================================================================================
Landmark Bancshares Inc.           LARK          KS        19.38       122.43       122.43       17.24         1.72
Laurel Capital Group Inc.          LARL          PA        14.88       185.03       185.03       19.38         1.85
Lawrence Savings Bank              LSBX          MA        11.50       200.89       200.89       19.12          -
Lenox Bancorp Inc.                 LNXC          OH        22.95        99.17        99.17       14.08         1.19
Lexington B&L Financial Corp.      LXMO          MO        22.53       116.26       116.26       32.92         1.75
Life Financial Corp.               LFCO          CA         6.02       171.96       171.96       28.92          -
Little Falls Bancorp Inc.          LFBI          NJ        33.75       139.37       151.12       16.28         0.99
Logansport Financial Corp.         LOGN          IN        17.02       124.42       124.42       23.51         2.50
London Financial Corporation       LONF          OH        20.07       103.32       103.32       20.57         1.57
Long Island Bancorp Inc.           LISB          NY        25.64       199.54       201.40       18.38         1.32
LSB Financial Corp.                LSBI          IN        18.88       137.10       137.10       12.70         1.23
MAF Bancorp Inc.                   MAFB          IL        14.70       198.90       226.37       15.35         0.82
Marion Capital Holdings            MARN          IN        17.20       121.51       121.51       26.69         3.26
Market Financial Corp.             MRKF          OH           NA       103.68       103.68       36.74         1.81
Maryland Federal Bancorp           MFSL          MD        16.56       175.10       177.17       14.86         1.56
MASSBANK Corp.                     MASB          MA        18.50       166.37       168.88       18.00         2.04
Mayflower Co-operative Bank        MFLR          MA        18.27       170.01       172.73       16.39         2.86
MBLA Financial Corp.               MBLF          MO        19.71       120.81       120.81       15.28         1.48
MCM Savings Bank FSB               MCMS          MO        24.42        95.67        95.67        5.98         0.95
Mechanics Savings Bank             MECH          CT         9.98       163.81       163.81       17.04          -
Medford Bancorp Inc.               MDBK          MA        17.23       174.18       185.86       15.70         1.88
Meritrust Federal SB               MERI          LA        21.23       277.22       277.22       22.90         1.01
Metropolitan Financial Corp.       METF          OH        21.79       308.08       337.39       12.42          -
MetroWest Bank                     MWBX          MA        16.51       279.55       279.55       20.85         1.37
MFB Corp.                          MFBC          IN        20.61       115.71       115.71       15.16         1.36
Mid-Central Financial Corp.        MCFC          MN        10.16        90.78        90.78        8.51         1.38
Mid-Coast Bancorp Inc.             MCBN          ME        15.63       126.93       126.93       10.90         1.81
Mid-Iowa Financial Corp.           MIFC          IA        13.72       156.47       156.69       14.75         0.71
Midland Federal S&LA               MIDF          IL        10.77        89.21        89.21        6.64         1.43
Midwest Bancshares Inc.            MWBI          IA        18.30       174.36       174.36       12.06         1.35
Midwest Savings Bank               MDWB          IL        15.44        98.01        98.01        6.83          -
Milton Federal Financial Corp.     MFFC          OH        26.79       121.85       121.85       16.47         4.00
Mississippi View Holding Co.       MIVI          MN        18.42       107.36       107.36       18.89         0.91
Mitchell Bancorp Inc.              MBSP          NC        27.82       112.30       112.30       46.43         2.32
Monterey Bay Bancorp Inc.          MBBC          CA        35.00       123.40       133.13       15.18         0.62
Montgomery Financial Corp.         MONT          IN           NA       103.73       103.73       19.86         1.80
MSB Bancorp Inc.                   MBB           NY        27.23       136.16       255.44       11.21         1.97
MSB Financial Inc.                 MSBF          MI        22.67       188.77       188.77       31.24         1.44
Mutual Community Savings Bank      MTUC          NC        31.60        53.81        59.28        6.91         3.17
Mutual Savings Bank FSB            MSBK          MI       425.00       131.04       131.04        8.34          -
New Hampshire Thrift Bncshrs       NHTB          NH        26.56       176.50       205.51       13.81         2.35
NewMil Bancorp Inc.                NMSB          CT        21.88       155.88       155.88       15.86         2.44
North American Savings Bank        NASB          MO        14.14       212.85       220.23       16.39         1.48

                                     III-6

Feldman Financial Advisors, Inc.
--------------------------------

                                   Exhibit III
           Market Valuation and Financial Data for All Public Thrifts

====================================================================================================================================
                                                                         LTM          LTM         Stock        Total         Price/
                                                          Total          Core         Core        Price        Market         LTM
                                                          Assets         ROAA         ROAE       12/11/97       Value         EPS
             Company             Ticker          St.      ($000)          (%)          (%)          ($)          ($M)         (x)
====================================================================================================================================
North Bancshares Inc.              NBSI          IL       122,081         0.56         3.86        25.875        24.73        34.50
North Central Bancshares Inc.      FFFD          IA       215,133         1.84         7.57        18.750        61.25        16.30
Northeast Bancorp                  NBN           ME       265,442         0.61         7.89        27.500        40.75        23.11
Northeast Indiana Bancorp          NEIB          IN       190,319         1.20         7.78        20.000        35.25        16.53
Northwest Equity Corp.             NWEQ          WI        96,954         0.99         8.42        19.250        16.15        15.52
NorthWest Indiana Bancorp          NWIN          IN       307,522         1.11        11.81        42.500        58.71        17.28
NS&L Bancorp Inc.                  NSLB          MO        59,711         0.77         3.72        18.500        13.09        42.05
NSS Bancorp Inc.                   NSSY          CT       670,749         0.33         4.07        38.000        93.34        15.45
Nutmeg Federal S&LA                NTMG          CT       105,151         0.50         7.18        10.750        10.61        26.22
Ocean Financial Corp.              OCFC          NJ     1,489,220         1.00         5.71        37.125       297.55        22.64
Ocwen Financial Corp.              OCN           FL     2,956,300         1.74        19.54        24.750     1,497.50        16.61
Ohio State Financial Services      OSFS          OH        38,559         0.98         6.13        14.870         9.43           NA
OHSL Financial Corp.               OHSL          OH       234,600         0.88         7.86        26.500        32.72        16.16
Oregon Trail Financial Corp.       OTFC          OR       341,988           NA           NA        16.000        75.12           NA
Ottawa Financial Corp.             OFCP          MI       866,966         0.79         8.88        28.625       152.60        23.27
Pamrapo Bancorp Inc.               PBCI          NJ       371,958         1.33         9.61        25.125        71.43        15.32
Park Bancorp Inc.                  PFED          IL       174,515         1.06         4.65        17.875        43.46        21.80
Parkvale Financial Corporation     PVSA          PA     1,005,440         1.08        14.93        28.000       142.97        14.00
Peekskill Financial Corp.          PEEK          NY       181,242         1.15         4.33        17.500        55.88        26.12
Pekin Savings SB                   PEKS          IL        84,910         0.78         9.49        62.500        10.51        25.61
PenFed Bancorp Incorporated        PFBXX         KY        30,485         0.88         5.09        13.000         3.86           NM
PennFed Financial Services Inc     PFSB          NJ     1,363,950         0.82        10.96        33.500       161.56        15.44
PennFirst Bancorp Inc.             PWBC          PA       822,350         0.66         8.61        18.625        98.91        17.91
Pennwood Bancorp Inc.              PWBK          PA        47,645         1.08         5.66        18.500        10.54        21.51
Peoples-Sidney Financial Corp.     PSFC          OH       102,835         1.04         6.37        17.250        30.80           NA
Peoples Bancorp                    PFDC          IN       290,601         1.48         9.69        24.000        81.41        19.67
People's Bancshares Inc.           PBKB          MA       717,451         0.47         8.45        21.750        71.41        16.11
Peoples Financial Corp.            PFFC          OH        86,486         0.90         3.54        14.500        21.25           NA
Peoples Heritage Finl Group        PHBK          ME     6,056,083         1.30        16.37        43.500     1,196.29        17.06
Peoples Savings Bank of Troy       PESV          OH       128,229         1.34        12.97        14.250        25.85        16.38
Peoples Savings Financial Corp     PSVF          PA        43,991         1.00         4.92        24.500        10.84        24.26
Permanent Bancorp Inc.             PERM          IN       433,568         0.62         6.61        26.063        54.81        21.54
Perpetual Federal Savings Bank     PFOH          OH       214,649         1.71        10.57        17.250        38.36        13.58
Perpetual Midwest Financial        PMFI          IA       401,665         0.32         3.78        27.625        51.74        33.69
Perry County Financial Corp.       PCBC          MO        81,105         1.07         5.72        23.250        19.25        24.22
PFF Bancorp Inc.                   PFFB          CA     2,615,466         0.46         4.33        19.125       342.40        28.98
Piedmont Bancorp Inc.              PDB           NC       126,544         0.57         3.19        10.625        29.23           NM
Pioneer Financial Corporation      PONE          KY        76,830         1.33        11.45        42.500           NA        11.55
Pittsburgh Home Financial Corp     PHFC          PA       273,304         0.76         6.02        17.875        35.20        17.19
Potters Financial Corp.            PTRS          OH       122,716         0.96        10.72        18.500        17.85        15.81
Prestige Bancorp Inc.              PRBC          PA       137,834         0.62         5.11        19.250        17.61        21.15
Princeton Federal Bank FSB         PRNXX         KY        31,738         0.88         6.28        17.500         4.57        24.65
Progress Financial Corp.           PFNC          PA       436,746         0.71        13.62        15.375        61.18        17.88

======================================================================================================================
                                                          Price/        Price/      Price/      Price/
                                                           Core         Book         Tang.      Total           Div.
                                                            EPS         Value        Book       Assets         Yield
             Company             Ticker          St.        (x)          (%)          (%)         (%)           (%)
======================================================================================================================
North Bancshares Inc.              NBSI          IL         38.62       151.85       151.85       20.26         1.86
North Central Bancshares Inc.      FFFD          IA         16.30       123.93       123.93       28.47         1.33
Northeast Bancorp                  NBN           ME         29.26       192.71       218.08       15.35         1.16
Northeast Indiana Bancorp          NEIB          IN         16.53       128.95       128.95       18.52         1.70
Northwest Equity Corp.             NWEQ          WI         16.04       132.48       132.48       16.66         2.91
NorthWest Indiana Bancorp          NWIN          IN         17.49       202.28       202.28       19.09         3.01
NS&L Bancorp Inc.                  NSLB          MO         30.83       112.05       112.05       21.92         2.70
NSS Bancorp Inc.                   NSSY          CT         52.05       168.96       174.07       13.92         1.05
Nutmeg Federal S&LA                NTMG          CT         39.81       182.82       182.82       10.09         1.40
Ocean Financial Corp.              OCFC          NJ         22.64       134.36       134.36       19.98         2.16
Ocwen Financial Corp.              OCN           FL         29.12       358.18       367.76       50.65          -
Ohio State Financial Services      OSFS          OH            NA        90.29        90.29       24.46          -
OHSL Financial Corp.               OHSL          OH         16.67       123.72       123.72       13.95         3.32
Oregon Trail Financial Corp.       OTFC          OR            NA           NA           NA       21.97          -
Ottawa Financial Corp.             OFCP          MI         23.85       202.30       250.44       17.60         1.40
Pamrapo Bancorp Inc.               PBCI          NJ         15.51       148.76       149.82       19.20         3.98
Park Bancorp Inc.                  PFED          IL         22.63       107.62       107.62       24.90          -
Parkvale Financial Corporation     PVSA          PA         14.00       184.21       185.43       14.22         1.86
Peekskill Financial Corp.          PEEK          NY         26.12       118.16       118.16       30.83         2.06
Pekin Savings SB                   PEKS          IL         16.71       147.65       147.65       12.38         1.60
PenFed Bancorp Incorporated        PFBXX         KY         15.12        80.95        80.95       12.66          -
PennFed Financial Services Inc     PFSB          NJ         15.44       149.35       176.41       11.85         0.84
PennFirst Bancorp Inc.             PWBC          PA         17.91       143.71       161.68       12.03         1.93
Pennwood Bancorp Inc.              PWBK          PA         19.89       120.60       120.60       22.12         1.73
Peoples-Sidney Financial Corp.     PSFC          OH            NA       109.73       109.73       29.95         1.62
Peoples Bancorp                    PFDC          IN         19.67       183.77       183.77       28.01         1.78
People's Bancshares Inc.           PBKB          MA         29.39       242.75       253.20        9.95         2.02
Peoples Financial Corp.            PFFC          OH            NA        91.89        91.89       24.57         3.45
Peoples Heritage Finl Group        PHBK          ME         17.06       264.92       310.27       19.75         1.93
Peoples Savings Bank of Troy       PESV          OH         16.38       191.28       191.28       20.16         0.49
Peoples Savings Financial Corp     PSVF          PA         24.26       117.34       117.34       24.64         4.08
Permanent Bancorp Inc.             PERM          IN         21.72       128.71       130.45       12.64         1.54
Perpetual Federal Savings Bank     PFOH          OH         11.20       109.87       109.87       17.87         3.01
Perpetual Midwest Financial        PMFI          IA         41.86       151.45       151.45       12.88         1.09
Perry County Financial Corp.       PCBC          MO         17.22       123.60       123.60       23.73         1.72
PFF Bancorp Inc.                   PFFB          CA         28.54       130.19       131.53       13.09          -
Piedmont Bancorp Inc.              PDB           NC         40.87       140.54       140.54       23.10         3.77
Pioneer Financial Corporation      PONE          KY          8.78       103.33       103.33          NA         3.77
Pittsburgh Home Financial Corp     PHFC          PA         19.22       122.18       123.45       12.88         1.34
Potters Financial Corp.            PTRS          OH         16.09       165.03       165.03       14.55         1.08
Prestige Bancorp Inc.              PRBC          PA         21.15       114.04       114.04       12.78         0.62
Princeton Federal Bank FSB         PRNXX         KY         16.51       104.35       104.35       14.40         5.71
Progress Financial Corp.           PFNC          PA         22.61       262.82       294.54       14.01         0.78

                                     III-7

Feldman Financial Advisors, Inc.
--------------------------------



                                  Exhibit III
          Market Valuation and Financial Data for All Public Thrifts

====================================================================================================================================
                                                                      LTM          LTM        Stock         Total       Price/
                                                         Total       Core         Core        Price        Market        LTM
                                                        Assets       ROAA         ROAE       12/11/97       Value        EPS
           Company               Ticker     St.         ($000)        (%)         (%)          ($)          ($M)         (x)
====================================================================================================================================
Progressive Bank Inc.             PSBK       NY        884,617        0.94        11.17        36.250       138.79        16.48
Provident Financial Holdings      PROV       CA        640,634        0.36         2.55        21.750       105.19        22.66
PS Financial Inc.                 PSFI       IL         85,698        2.10         5.43        18.250        37.85           NA
Pulse Bancorp                     PULS       NJ        526,016        1.10        14.06        26.750        82.40        14.86
PVF Capital Corp.                 PVFC       OH        383,278        1.31        18.82        20.750        53.75        11.53
QCF Bancorp Inc.                  QCFB       MN        158,192        1.65         9.33        28.500        39.44        14.54
Quaker City Bancorp Inc.          QCBC       CA        847,024        0.69         7.79        22.000       102.81        18.33
Queens County Bancorp Inc.        QCSB       NY      1,541,049        1.55        11.55        36.500       551.45        25.70
Raritan Bancorp Inc.              RARB       NJ        407,262        1.02        13.07        27.500        65.24        17.86
RedFed Bancorp Inc.               REDF       CA        967,309        1.02        12.25        19.625       140.88        15.58
Redwood Financial Inc.            REDW       MN         64,651        0.84         3.81        12.000        10.97        27.27
Reliancd Bancshares Inc.          RELI       WI         46,987        1.29         2.52         8.875        21.94        34.13
Reliance Bancorp Inc.             RELY       NY      2,034,753        0.84        10.22        34.250       298.40        17.93
River Valley Bancorp              RIVR       IN        138,461        0.57         4.75        18.125        21.57           NA
Riverview Bancorp Inc.            RVSB       WA        282,247        1.23        11.07        15.125        92.69           NM
Rocky Ford Financial Inc.         RFFC       CO         23,708        1.08         7.03        14.125         5.98           NA
Roslyn Bancorp Inc.               RSLN       NY      3,474,150        1.17         6.80        22.000       960.13           NA
S. Carolina Community Bancshrs    SCCB       SC         45,619        1.15         4.37        22.500        15.72        28.85
Sandwich Bancorp Inc.             SWCB       MA        511,765        0.95        11.95        41.000        78.68        17.37
Scotland Bancorp Inc.             SSB        NC         64,399        1.88         6.36        10.250        19.61        13.85
Security Bancorp Inc.             SCYT       TN         49,130          NA           NA        15.500         6.76           NA
Security Federal Bancorp Inc.     SIYF       AL         77,704        1.00         8.08        20.750        13.93        15.15
Security First Corp.              SFSL       OH        680,827        1.37        14.73        20.500       155.31        19.71
SFB Bancorp Inc.                  SFBK       TN         52,757        1.16         7.65        15.500        11.89           NA
SFS Bancorp Inc.                  SFED       NY        174,093        0.69         5.48        24.500        30.16        24.75
SGV Bancorp Inc.                  SGVB       CA        408,975        0.31         3.95        17.250        40.41        25.37
Shelby County Bancorp             SCBXX      IN         88,776        0.78         9.99        25.000         4.40        10.08
SHS Bancorp Inc.                  SHSB       PA         88,460        0.34         4.43        16.250        13.32           NA
SIS Bancorp Inc.                  SISB       MA      1,453,017        0.82        11.33        37.500       209.28        18.29
Sistersville Bancorp Inc.         SVBC       WV         32,568          NA           NA        15.500        10.25           NA
Skaneateles Bancorp Inc.          SKAN       NY        247,643        0.68         9.99        18.750        26.90        15.89
Sobieski Bancorp Inc.             SOBI       IN         84,279        0.57         3.56        19.500        15.20        29.55
South Street Financial Corp.      SSFC       NC        240,524        1.19         6.62        18.938        85.15           NA
Southern Banc Co.                 SRN        AL        106,164        0.47         2.77        17.750        21.84        42.26
Southern Community Bancshares     SCBS       AL         70,370        0.90         5.16        19.000        21.61           NA
Southern Missouri Bancorp Inc.    SMBC       MO        163,297        0.90         5.61        20.125        32.44        21.41
SouthFirst Bancshares Inc.        SZB        AL         97,283        0.17         1.24        20.625        17.48           NM
Southwest Bancshares              SWBI       IL        375,004        1.02         9.55        25.250        67.13        17.53
Sovereign Bancorp Inc.            SVRN       PA     14,601,008        0.65        12.46        21.500     1,919.42        31.62
St. Francis Capital Corp.         STFR       WI      1,660,649        0.76         9.08        40.500       212.14        18.41
St. Landry Financial Corp.        SLAN       LA         58,660        0.33         2.77        16.000         6.63           NM
St. Paul Bancorp Inc.             SPBC       IL      4,548,436        1.07        12.11        24.750       845.65        18.33
StateFed Financial Corp.          SFFC       IA         87,542        1.28         7.20        13.500        21.03        18.75

=============================================================================================================
                                                   Price/       Price/       Price/     Price/
                                                    Core         Book         Tang.      Total         Div.
                                                     EPS        Value         Book      Assets        Yield
           Company               Ticker     St.     (x)          (%)          (%)        (%)           (%)
=============================================================================================================
Progressive Bank Inc.             PSBK       NY      16.78       179.63       199.39       15.69        1.88
Provident Financial Holdings      PROV       CA      47.28       123.16       123.16       16.42         -
PS Financial Inc.                 PSFI       IL         NA       123.64       123.64       44.17        2.63
Pulse Bancorp                     PULS       NJ      14.86       190.66       190.66       15.66        2.62
PVF Capital Corp.                 PVFC       OH      12.06       195.20       195.20       14.02         -
QCF Bancorp Inc.                  QCFB       MN      14.54       151.35       151.35       24.93         -
Quaker City Bancorp Inc.          QCBC       CA      18.97       143.51       143.51       12.14         -
Queens County Bancorp Inc.        QCSB       NY      26.07       275.26       275.26       35.78        2.19
Raritan Bancorp Inc.              RARB       NJ      18.09       217.56       220.88       16.02        1.75
RedFed Bancorp Inc.               REDF       CA      15.70       175.07       175.69       14.56         -
Redwood Financial Inc.            REDW       MN      23.53        91.46        91.46       16.97         -
Reliancd Bancshares Inc.          RELI       WI      35.50        96.68        96.68       46.69         -
Reliance Bancorp Inc.             RELY       NY      19.03       177.55       241.71       14.67        1.87
River Valley Bancorp              RIVR       IN         NA       122.47       124.23       15.58        0.88
Riverview Bancorp Inc.            RVSB       WA         NA       158.21       164.22       32.84         -
Rocky Ford Financial Inc.         RFFC       CO         NA        93.85        93.85       25.22         -
Roslyn Bancorp Inc.               RSLN       NY         NA       156.70       157.48       27.64        1.27
S. Carolina Community Bancshrs    SCCB       SC      28.85       129.68       129.68       34.46        2.67
Sandwich Bancorp Inc.             SWCB       MA      17.67       193.76       201.57       15.37        3.42
Scotland Bancorp Inc.             SSB        NC      13.85       134.69       134.69       30.45        2.93
Security Bancorp Inc.             SCYT       TN         NA       103.68       103.68       13.76         -
Security Federal Bancorp Inc.     SIYF       AL      18.53       152.46       152.46       17.93         -
Security First Corp.              SFSL       OH      19.71       246.69       250.61       22.81        1.56
SFB Bancorp Inc.                  SFBK       TN         NA        98.98        98.98       22.54         -
SFS Bancorp Inc.                  SFED       NY      24.75       138.89       138.89       17.32        1.14
SGV Bancorp Inc.                  SGVB       CA      31.94       132.90       134.98        9.88         -
Shelby County Bancorp             SCBXX      IN       6.81        62.59        62.59        4.96        1.60
SHS Bancorp Inc.                  SHSB       PA         NA           NA           NA       15.06         -
SIS Bancorp Inc.                  SISB       MA      18.47       197.99       197.99       14.40        1.49
Sistersville Bancorp Inc.         SVBC       WV         NA        94.98        94.98       31.47         -
Skaneateles Bancorp Inc.          SKAN       NY      16.30       154.96       159.57       10.86        1.42
Sobieski Bancorp Inc.             SOBI       IN      31.97       112.98       112.98       18.04        1.64
South Street Financial Corp.      SSFC       NC         NA       127.61       127.61       35.40        2.11
Southern Banc Co.                 SRN        AL      42.26       120.42       121.49       20.57        1.97
Southern Community Bancshares     SCBS       AL         NA       144.05       144.05       30.71        1.58
Southern Missouri Bancorp Inc.    SMBC       MO      21.88       123.01       123.01       19.87        2.48
SouthFirst Bancshares Inc.        SZB        AL     108.55       128.42       128.42       17.97        2.42
Southwest Bancshares              SWBI       IL      18.04       157.71       157.71       17.90        3.17
Sovereign Bancorp Inc.            SVRN       PA      22.16       293.32       358.93       13.15        0.37
St. Francis Capital Corp.         STFR       WI      18.58       165.04       186.55       12.77        1.38
St. Landry Financial Corp.        SLAN       LA      32.65        97.50        97.50       11.30         -
St. Paul Bancorp Inc.             SPBC       IL      18.20       206.59       207.11       18.59        1.62
StateFed Financial Corp.          SFFC       IA      18.75       136.92       136.92       24.02        1.48

                                     III-8

Feldman Financial Advisors, Inc.
--------------------------------

                                   Exhibit III
           Market Valuation and Financial Data for All Public Thrifts

====================================================================================================================================
                                                                        LTM          LTM        Stock         Total       Price/
                                                         Total         Core         Core        Price        Market          LTM
                                                        Assets         ROAA         ROAE       12/11/97       Value          EPS
                 Company          Ticker     St.        ($000)          (%)          (%)         ($)           ($M)          (x)
====================================================================================================================================
Statewide Financial Corp.         SFIN       NJ        703,112         0.81         8.46        22.500       101.46        17.72
Sterling Financial Corp.          STSA       WA      1,870,513         0.54         9.50        21.375       161.75        17.52
Stone Street Bancorp Inc.         SSM        NC        104,773         1.56         4.57        22.250        42.23        25.00
Sturgis B&TC, FSB                 STUR       MI        192,271         0.82         9.82        27.500        33.05        19.37
SuburbFed Financial Corp.         SFSB       IL        432,559         0.54         8.28        36.000        45.46        17.65
SWVA Bancshares Inc.              SWVB       VA         72,187         0.89         7.42        19.750        10.09        12.99
Tappan Zee Financial Inc.         TPNZ       NY        124,603         0.84         4.77        19.250        28.65        26.74
Teche Holding Co.                 TSH        LA        404,097         0.94         7.01        21.000        72.19        17.65
Telebanc Financial Corp.          TBFC       VA        838,533         0.24         5.20        17.500        38.92        12.07
Texarkana First Financial Corp    FTF        AR        178,710         1.69        10.66        25.750        46.02        15.70
TF Financial Corp.                THRD       PA        625,338         0.67         6.02        29.250        93.23        23.98
Three Rivers Financial Corp.      THR        MI         94,216         0.86         6.19        20.250        16.68        19.10
Towne Financial Corp.             TOFI       OH        108,300         0.61         8.21        27.000         5.63         8.91
TR Financial Corp.                ROSE       NY      3,691,564         0.87        14.14        33.250       584.94        17.78
Trenton SB (MHC)                  TSBS       NJ        638,942         0.90         5.26        37.750       341.48        43.39
Tri-County Bancorp Inc.           TRIC       WY         88,173         1.07         7.26        13.688        15.98        18.01
TSB Financial Inc.                TSBF       IL         29,859         0.90         7.06        14.500         3.31        12.50
Twin City Bancorp                 TWIN       TN        106,931         0.72         5.59        14.250        18.13        19.79
Union Financial Bcshs, Inc.       UFBS       SC        171,245         0.99        11.31        24.250        19.88        20.04
United Federal Savings Bank       UFRM       NC        285,744         0.57         7.55        10.500        32.28        16.67
United Financial Corp.            UBMT       MT        103,082         1.40         6.01        25.250        30.89        20.53
USABancshares, Inc.               USAB       PA         64,269         0.47         4.08         9.750         7.14        33.62
Vermilion Bancorp Inc.            VBAS       IL         37,391         0.41         4.12        14.500         5.31           NA
Virginia Beach Fed. Financial     VABF       VA        605,486         0.49         7.24        16.500        82.16        22.00
Warren Bancorp Inc.               WRNB       MA        364,130         1.76        17.57        20.250        77.02        10.38
Washington Bancorp                WBIO       IA         66,146         1.16         7.08        18.250        11.88        15.08
Washington Fed Bank for Svgs      WFBS       IL         25,694         0.65         6.06        19.687         2.70        17.27
Washington Federal Inc.           WFSL       WA      5,719,589         1.85        15.62        32.000     1,520.28        14.48
Washington Mutual Inc.            WAMU       WA     95,607,369         0.68        11.92        68.875    17,713.00       129.95
Washington Savings Bank, FSB      WSB        MD        267,870         0.62         7.14         7.125        30.98        29.69
Wayne Bancorp Inc.                WYNE       NJ        267,285         0.86         6.01        21.750        43.80        20.14
Webster Financial Corp.           WBST       CT      6,811,014         0.73        13.84        62.875       852.22        29.52
Wells Financial Corp.             WEFC       MN        204,761         1.04         7.37        18.500        36.25        16.82
West Town Bancorp Inc.            WESXX      IL         28,199         0.58         3.98        11.000         2.47        14.86
Westco Bancorp                    WCBI       IL        309,070         1.41         9.19        26.500        65.56        15.59
Westcorp                          WES        CA      3,757,362        (0.01)       (0.11)       17.188       451.29        13.02
WesterFed Financial Corp.         WSTR       MT        999,203         0.76         6.60        24.063       134.20        19.10
Western Ohio Financial Corp.      WOFC       OH        397,425         0.43         3.16        26.500        62.43        39.55
Westwood Homestead Fin. Corp.     WEHO       OH        142,878         1.09         3.50        15.500        43.13        31.00
WHG Bancshares Corp.              WHGB       MD        100,235         0.85         3.72        15.875        23.21        45.36
Wilshire Financial Services       WFSG       OR      1,369,761         1.62        25.01        26.750       202.50           NA
Winton Financial Corp.            WFI        OH        324,532         0.86        12.06        19.750        39.23        12.19
Wood Bancorp Inc.                 FFWD       OH        166,520         1.29        10.20        18.500        39.22        18.32

=================================================================================================================
                                                       Price/       Price/       Price/      Price/
                                                         Core         Book         Tang.      Total          Div.
                                                          EPS        Value         Book      Assets        Yield
                 Company          Ticker     St.          (x)          (%)          (%)         (%)          (%)
=================================================================================================================
Statewide Financial Corp.         SFIN       NJ         17.72       156.90       157.12       14.43         1.96
Sterling Financial Corp.          STSA       WA         19.26       164.68       179.92        8.65          -
Stone Street Bancorp Inc.         SSM        NC         25.00       136.34       136.34       40.31         2.02
Sturgis B&TC, FSB                 STUR       MI         21.83       205.84       221.95       17.19         1.16
SuburbFed Financial Corp.         SFSB       IL         21.56       158.38       158.94       10.51         0.89
SWVA Bancshares Inc.              SWVB       VA         15.08       123.36       123.36       13.98         1.52
Tappan Zee Financial Inc.         TPNZ       NY         27.11       134.05       134.05       22.99         1.46
Teche Holding Co.                 TSH        LA         18.42       132.83       132.83       17.86         2.38
Telebanc Financial Corp.          TBFC       VA         29.66       129.15       130.60        4.64          -
Texarkana First Financial Corp    FTF        AR         15.80       168.08       168.08       25.75         2.18
TF Financial Corp.                THRD       PA         27.34       152.26       172.46       14.91         1.37
Three Rivers Financial Corp.      THR        MI         20.05       128.57       129.06       17.70         1.98
Towne Financial Corp.             TOFI       OH          9.68        72.19        75.67        5.20          -
TR Financial Corp.                ROSE       NY         19.79       238.52       238.52       15.85         1.93
Trenton SB (MHC)                  TSBS       NJ         61.89       315.37       350.51       53.44         0.93
Tri-County Bancorp Inc.           TRIC       WY         17.55       118.31       118.31       18.12         2.92
TSB Financial Inc.                TSBF       IL         13.06        84.94        84.94       11.09         1.72
Twin City Bancorp                 TWIN       TN         23.75       131.09       131.09       16.95         2.81
Union Financial Bcshs, Inc.       UFBS       SC         14.70       151.75       185.11       11.61         2.23
United Federal Savings Bank       UFRM       NC         21.00       153.96       153.96       11.30         2.29
United Financial Corp.            UBMT       MT         20.70       124.75       124.75       29.97         3.96
USABancshares, Inc.               USAB       PA         37.50       144.87       147.06       11.11          -
Vermilion Bancorp Inc.            VBAS       IL            NA        90.97        90.97       14.20          -
Virginia Beach Fed. Financial     VABF       VA         27.05       189.66       189.66       13.57         1.21
Warren Bancorp Inc.               WRNB       MA         12.82       198.53       198.53       21.15         2.57
Washington Bancorp                WBIO       IA         15.08       109.81       109.81       17.96         2.19
Washington Fed Bank for Svgs      WFBS       IL         17.27       106.53       106.53       10.51         2.54
Washington Federal Inc.           WFSL       WA         14.55       211.78       230.71       26.58         2.88
Washington Mutual Inc.            WAMU       WA         29.43       339.62       366.55       18.53         1.63
Washington Savings Bank, FSB      WSB        MD         20.96       138.08       138.08       11.57         1.40
Wayne Bancorp Inc.                WYNE       NJ         20.14       131.90       131.90       16.39         0.92
Webster Financial Corp.           WBST       CT         19.11       234.35       272.19       12.51         1.27
Wells Financial Corp.             WEFC       MN         16.97       124.50       124.50       17.70         2.60
West Town Bancorp Inc.            WESXX      IL         15.07        62.22        62.22        8.76          -
Westco Bancorp                    WCBI       IL         16.56       136.46       136.46       21.21         2.57
Westcorp                          WES        CA            NA       132.22       132.52       12.01         2.33
WesterFed Financial Corp.         WSTR       MT         19.89       126.45       156.76       13.43         1.91
Western Ohio Financial Corp.      WOFC       OH         33.13       113.25       121.34       15.71         3.77
Westwood Homestead Fin. Corp.     WEHO       OH         28.18       109.15       109.15       30.19         1.81
WHG Bancshares Corp.              WHGB       MD         27.37       112.11       112.11       23.16         2.02
Wilshire Financial Services       WFSG       OR            NA       280.10       280.10       14.78          -
Winton Financial Corp.            WFI        OH         14.74       168.52       171.89       12.09         2.33
Wood Bancorp Inc.                 FFWD       OH         19.89       189.36       189.36       23.55         2.16

                                     III-9

Feldman Financial Advisors, Inc.
--------------------------------


                                  Exhibit III
          Market Valuation and Financial Data for All Public Thrifts

==================================================================================================================================
                                                                     LTM         LTM         Stock         Total       Price/
                                                      Total          Core        Core        Price        Market        LTM
                                                     Assets          ROAA        ROAE      12/11/97        Value        EPS
                 Company         Ticker    St.       ($000)          (%)         (%)          ($)          ($M)         (x)
==================================================================================================================================
WSB Holding Co.                   WSBH     PA         35,637           NA           NA        13.750         4.55           NA
WSFS Financial Corp.              WSFS     DE      1,495,609         1.13        20.39        20.250       251.96        15.94
WVS Financial Corp.               WVFC     PA        282,235         1.28        10.65        32.000        55.94        15.46
Yonkers Financial Corporation     YFCB     NY        312,956         1.07         6.79        18.250        55.13        17.89
York Financial Corp.              YFED     PA      1,155,725         0.80         9.70        25.250       222.36        20.70

Average                                            1,311,512         0.92         8.41        23.69        215.54        17.52
Median                                               273,661         0.89         7.65        20.38         44.88        17.54

============================================================================================================
                                                    Price/        Price/      Price/      Price/
                                                     Core          Book        Tang.      Total         Div.
                                                      EPS         Value        Book       Assets       Yield
                 Company         Ticker    St.        (x)          (%)          (%)         (%)         (%)
============================================================================================================
WSB Holding Co.                   WSBH     PA            NA        92.72        92.72       12.77        -
WSFS Financial Corp.              WSFS     DE         16.07       304.05       306.35       16.85        -
WVS Financial Corp.               WVFC     PA         15.53       165.12       165.12       19.82       3.75
Yonkers Financial Corporation     YFCB     NY         17.72       125.60       125.60       17.62       1.32
York Financial Corp.              YFED     PA         24.28       217.30       217.30       19.24       1.90

Average                                               16.95       154.26       160.14       18.40       1.53
Median                                                18.17       140.70       144.91       16.79       1.54

Note:  average and median price/earnings ratios exclude values greater than 25.

                                    III-10

Feldman Financial Advisors, Inc.
--------------------------------

                                   Exhibit III
           Market Valuation and Financial Data for All Public Thrifts

===================================================================================================================================
                                                                        LTM          LTM        Stock         Total        Price/
                                                            Total      Core         Core        Price        Market          LTM
                                                           Assets      ROAA         ROAE      12/11/97        Value          EPS
                 Company          Ticker        St.        ($000)       (%)          (%)         ($)           ($M)          (x)
===================================================================================================================================
Thrifts Under Acquisition
-------------------------
Advantage Bancorp Inc.            AADV          WI      1,037,462      0.94        10.49        66.500       215.18        21.52
America First Financial Fund      AFFFZ         CA      2,250,517      2.00        24.78        49.000       294.52         8.05
Anchor Savings Bank FSB           ANCXX         FL        164,685      0.88        11.84         1.000         4.44         2.63
Branford Savings Bank             BSBC          CT        182,868      1.11        11.92         6.063        39.77        20.91
Capital Savings Bancorp Inc.      CAPS          MO        242,259      0.94        10.77        23.250        43.98        19.54
CENFED Financial Corp.            CENF          CA      2,304,678      0.57        11.14        41.750       250.17        17.25
CFX Corp.                         CFX           NH      2,821,182      0.95        11.09        28.500       684.04        26.39
Charter Financial Inc.            CBSB          IL        393,268      1.16         7.78        23.750        98.57        22.84
Coast Savings Financial           CSA           CA      9,040,413      0.66        13.39        62.563     1,165.63        22.26
Eagle Financial Corp.             EGFC          CT      2,097,179      0.51         6.85        52.000       328.43        48.15
Emerald Isle Bancorp Inc.         EIRE          MA        443,503      0.92        13.23        32.000        71.99        20.38
First FS&LA of San Bernardino     FSSB          CA        103,538      0.05         1.22         9.850         3.23        57.94
Gateway Bancorp Inc.              GWBC          KY         62,609      0.94         3.59        18.750        20.28        31.78
GF Bancorp Inc.                   GNPI          OH         49,451      0.95         7.11        32.000         9.87        23.36
GF Bancshares Incorporated        GFBH          GA         98,919      1.35        10.44        13.000        12.86         9.22
GFS Bancorp Inc.                  GFSB          IA         94,496      1.27        11.03        17.063        16.86        15.23
Great Financial Corp.             GTFN          KY      2,893,505      0.77         8.01        49.125       679.08        22.53
Home Savings Bk of Siler City     HSSC          NC         56,380      0.75         4.17        14.750        13.61        32.78
HomeCorp Inc.                     HMCI          IL        326,877      0.41         6.43        27.375        46.74        29.76
Indiana Community Bank SB         INCB          IN         96,089      0.53         4.30        20.500        18.90        39.42
Life Bancorp Inc.                 LIFB          VA      1,486,357      0.86         8.10        36.000       354.51        26.09
Mid Continent Bancshares Inc.     MCBS          KS        405,262      1.20        11.87        46.000        90.25        21.40
Midwest Federal Financial         MWFD          WI        211,689      1.11        12.82        27.000        43.95        15.98
ML Bancorp Inc.                   MLBC          PA      2,315,784      0.51         7.09        30.000       355.97        23.81
New York Bancorp Inc.             NYB           NY      3,244,200      1.49        28.61        38.000       810.11        16.89
North Cincinnati Savings Bank     NSGB          OH         60,585      0.31         3.43        16.750         6.65        33.50
Norwich Financial Corp.           NSSB          CT        700,860      1.07         9.54        30.250       164.33        21.15
Palfed Inc.                       PALM          SC        668,504      0.67         8.22        28.250       149.70        58.85
Poughkeepsie Financial Corp.      PKPS          NY        883,981      0.54         6.44        10.500       132.25        30.00
Sho-Me Financial Corp.            SMFC          MO        344,849      1.24        12.97        49.750        74.58        18.56
Somerset Savings Bank             SOSA          MA        520,339      0.99        16.47         5.063        84.31        16.33
Westwood Financial Corp.          WWFC          NJ        110,425      0.78         2.50        27.625        17.83        23.02


Average                                                 1,116,022      0.89         9.93        29.187       196.96        18.23
Median                                                    399,265      0.93         9.99        27.938        79.45        20.38

===================================================================================================================
                                                           Price/       Price/        Price/     Price/
                                                            Core        Book          Tang.      Total        Div.
                                                             EPS        Value         Book       Assets      Yield
                 Company          Ticker        St.          (x)          (%)          (%)         (%)         (%)
===================================================================================================================
Thrifts Under Acquisition
-------------------------
Advantage Bancorp Inc.            AADV          WI         23.92       217.32       233.58       20.74         0.60
America First Financial Fund      AFFFZ         CA          7.99       166.61       168.38       13.09         3.27
Anchor Savings Bank FSB           ANCXX         FL          2.94        33.90        34.13        2.70          -
Branford Savings Bank             BSBC          CT         20.91       225.39       225.39       21.75         1.32
Capital Savings Bancorp Inc.      CAPS          MO         20.04       198.72       198.72       18.15         1.03
CENFED Financial Corp.            CENF          CA         19.15       194.10       194.37       10.85         0.86
CFX Corp.                         CFX           NH         21.92       278.05       288.46       24.25         3.09
Charter Financial Inc.            CBSB          IL         22.41       173.23       195.80       25.06         1.35
Coast Savings Financial           CSA           CA         20.85       248.17       251.06       12.89          -
Eagle Financial Corp.             EGFC          CT         35.86       226.98       285.24       15.66         1.92
Emerald Isle Bancorp Inc.         EIRE          MA         19.28       232.22       232.22       16.23         0.88
First FS&LA of San Bernardino     FSSB          CA         54.72        70.06        71.85        3.12          -
Gateway Bancorp Inc.              GWBC          KY         31.78       116.10       116.10       32.39         2.13
GF Bancorp Inc.                   GNPI          OH         20.51       144.08       144.08       19.96         1.50
GF Bancshares Incorporated        GFBH          GA          9.63        99.16        99.16       13.00        16.92
GFS Bancorp Inc.                  GFSB          IA         15.23       154.98       154.98       17.84         1.52
Great Financial Corp.             GTFN          KY         30.51       233.04       242.83       23.47         1.22
Home Savings Bk of Siler City     HSSC          NC         32.78       142.79       142.79       24.14         2.71
HomeCorp Inc.                     HMCI          IL         36.99       209.45       209.45       14.30          -
Indiana Community Bank SB         INCB          IN         39.42       165.59       165.59       19.67         1.76
Life Bancorp Inc.                 LIFB          VA         27.91       222.63       229.01       23.85         1.33
Mid Continent Bancshares Inc.     MCBS          KS         19.74       227.72       227.72       22.27         0.87
Midwest Federal Financial         MWFD          WI         20.77       230.77       238.73       20.76         1.26
ML Bancorp Inc.                   MLBC          PA         33.33       208.19       223.21       15.37         1.33
New York Bancorp Inc.             NYB           NY         18.63       479.19       479.19       24.97         1.58
North Cincinnati Savings Bank     NSGB          OH         34.18       114.73       114.73       10.98          -
Norwich Financial Corp.           NSSB          CT         23.09       201.00       221.45       23.45         1.85
Palfed Inc.                       PALM          SC         34.04       263.04       263.04       22.39         0.43
Poughkeepsie Financial Corp.      PKPS          NY         30.00       177.66       177.66       14.96         1.91
Sho-Me Financial Corp.            SMFC          MO         19.51       219.84       219.84       21.63          -
Somerset Savings Bank             SOSA          MA         16.88       245.78       245.78       16.20          -
Westwood Financial Corp.          WWFC          NJ         21.58       173.20       193.59       16.15         0.72


Average                                                    18.25       196.68       202.75       18.20         1.67
Median                                                     19.89       204.60       214.65       18.91         1.29

Note:  average and median price/earnings ratios exclude values greater than 25.

                                    III-11

Feldman Financial Advisors, Inc.
-------------------------------

                                  Exhibit III
          Market Valuation and Financial Data for All Public Thrifts

================================================================================================================================
                                                                    LTM           LTM         Stock        Total         Price/
                                                      Total         Core          Core        Price        Market        LTM
                                                      Assets        ROAA          ROAE       12/11/97      Value         EPS
       Company                     Ticker    St.      ($000)         (%)           (%)          ($)         ($M)         (x)
================================================================================================================================

Mutual Holding Companies
------------------------
Ashe Federal Bank (MHC)            ASFE      NC        87,709         0.73         5.62        18.500        18.50           NA
Community Savings Bnkshrs(MHC)     CMSV      FL       709,220         0.74         6.46        34.875       177.69        32.29
Fidelity Bankshares Inc. (MHC)     FFFL      FL     1,045,692         0.57         6.48        30.000       203.55        31.91
First Carnegie Deposit (MHC)       SKBO      PA       147,102         0.54         4.45        18.875        43.41           NA
First Fed SB of Siouxland(MHC)     FFSX      IA       456,850         0.71         8.61        32.375        91.72        27.21
First Federal of SC, FSB (MHC)     FCFS      SC        73,625         0.73         8.63        12.500        12.53        48.08
First FS&LA of Alpena (MHC)        FFAL      MI       208,167         0.66         7.46        17.875        29.26        26.29
First Savings Bank (MHC)           FSLA      NJ     1,044,513         0.93         9.99        41.625       333.74        37.17
Greater Delaware Valley (MHC)      GDVS      PA       248,792         0.93         7.95        30.000        98.18        44.12
Guaranty Federal SB (MHC)          GFED      MO       210,139         0.97         6.78        26.125        81.64        42.14
Harbor Florida Bancorp (MHC)       HARB      FL     1,131,024         1.20        14.58        67.000       333.22        25.19
Harris Financial Inc. (MHC)        HARS      PA     2,110,299         0.77         9.21        19.000       641.81        36.54
Jacksonville Savings Bk (MHC)      JXSB      IL       164,235         0.54         5.05        28.500        36.26        36.08
Jefferson FS&LA (MHC)              JFSB      TN       176,047         1.41        11.57        29.000        53.98        22.31
Leeds Federal Savings Bk (MHC)     LFED      MD       285,425         1.19         7.30        23.000       119.19        35.38
Liberty Savings Bank (MHC)         LBTM      MO       160,850         0.70         6.31        22.000        29.22        52.38
Northwest Savings Bank (MHC)       NWSB      PA     2,100,744         0.96         9.84        14.750       689.61        34.30
Oswego City Savings Bk (MHC)       PBHC      NY       193,005         0.95         8.27        25.000        47.92        23.36
Pennsylvania Svgs Bk (MHC)         PSBI      PA       126,364         0.35         2.90        26.750        31.96        76.43
People's Bank (MHC)                PBCT      CT     7,731,200         0.74         8.90        35.500     2,169.97        24.83
Peoples Home Savings Bk (MHC)      PHSB      PA       206,426         0.80         8.55        18.750        51.75           NA
Perpetual Bank (MHC)               PERT      SC       256,211         1.11         9.03        56.250        84.63        47.67
Pocahontas FS&LA (MHC)             PFSL      AR       383,417         0.62         9.98        35.500        57.95        24.32
Ponchatoula Homestead (MHC)        PHSXX     LA        58,537         0.43         4.67        13.000         7.88        20.97
Pulaski Bank, Svgs Bank (MHC)      PULB      MO       180,232         0.92         7.16        30.000        62.82        51.72
Pulaski Savings Bank (MHC)         PLSK      NJ       178,987         0.62         6.82        19.000        39.33           NA
Roebling Savings Bank (MHC)        ROEB      NJ        32,306         1.17        14.90        18.750         7.98           NA
Roslyn Bancorp Inc.                RSLN      NY     3,474,150         1.17         6.80        22.000       960.13           NA
S. Carolina Community Bancshrs     SCCB      SC        45,619         1.15         4.37        22.500        15.72        28.85
Sandwich Bancorp Inc.              SWCB      MA       511,765         0.95        11.95        41.000        78.68        17.37
SB of the Finger Lakes (MHC)       SBFL      NY       227,970         0.24         2.51        30.000        53.55        68.18
Wake Forest FS&LA (MHC)            WAKE      NC        62,527         1.38         7.14        20.500        24.42        35.34
Wayne Savings Bancshares (MHC)     WAYN      OH       250,241         0.69         7.40        31.000        69.91        38.27
Webster City Federal SB (MHC)      WCFB      IA        94,481         1.42         6.09        21.250        44.63        32.69


Average                                               716,879         0.85         7.76        27.434       200.08        22.19
Median                                                209,153         0.79         7.35        25.563        55.97        22.84

=================================================================================================================
                                                      Price/       Price/       Price/      Price/
                                                       Core        Book         Tang.       Total          Div.
                                                       EPS         Value         Book       Assets        Yield
         Company                   Ticker    St.       (x)          (%)          (%)          (%)          (%)
=================================================================================================================

Mutual Holding Companies
------------------------
Ashe Federal Bank (MHC)            ASFE      NC           NA       168.33       173.22       21.09         1.08
Community Savings Bnkshrs(MHC)     CMSV      FL        35.23       215.01       215.01       25.05         2.58
Fidelity Bankshares Inc. (MHC)     FFFL      FL        37.50       237.15       238.66       19.47         3.00
First Carnegie Deposit (MHC)       SKBO      PA           NA       177.90       177.90       29.51         1.59
First Fed SB of Siouxland(MHC)     FFSX      IA        27.91       229.94       231.75       20.08         1.48
First Federal of SC, FSB (MHC)     FCFS      SC        24.51       196.54       196.54       17.02          -
First FS&LA of Alpena (MHC)        FFAL      MI        26.29       186.78       226.55       14.06         3.92
First Savings Bank (MHC)           FSLA      NJ        35.58       335.96       369.67       31.95         1.15
Greater Delaware Valley (MHC)      GDVS      PA        44.12       338.98       338.98       39.46         1.20
Guaranty Federal SB (MHC)          GFED      MO        43.54       298.23       298.23       38.85         1.68
Harbor Florida Bancorp (MHC)       HARB      FL        25.38       344.30       355.44       29.46         2.09
Harris Financial Inc. (MHC)        HARS      PA        44.19       371.09       419.43       30.41         1.16
Jacksonville Savings Bk (MHC)      JXSB      IL        43.18       209.25       209.25       22.08         1.58
Jefferson FS&LA (MHC)              JFSB      TN        22.31       246.60       246.60       30.66         1.72
Leeds Federal Savings Bk (MHC)     LFED      MD        35.38       250.27       250.27       41.76         2.20
Liberty Savings Bank (MHC)         LBTM      MO        28.21       175.16       175.16       18.17         3.64
Northwest Savings Bank (MHC)       NWSB      PA        35.12       340.65       360.64       32.83         1.09
Oswego City Savings Bk (MHC)       PBHC      NY        26.04       207.99       247.52       24.83         1.12
Pennsylvania Svgs Bk (MHC)         PSBI      PA        76.43       216.25       216.42       25.29          -
People's Bank (MHC)                PBCT      CT        38.17       311.13       311.40       28.07         2.14
Peoples Home Savings Bk (MHC)      PHSB      PA           NA       183.46       183.46       25.07          -
Perpetual Bank (MHC)               PERT      SC        34.94       279.29       279.29       33.03         2.49
Pocahontas FS&LA (MHC)             PFSL      AR        24.48       239.06       239.06       15.11         2.54
Ponchatoula Homestead (MHC)        PHSXX     LA        30.95       138.15       138.15       13.46         5.85
Pulaski Bank, Svgs Bank (MHC)      PULB      MO        38.46       267.14       267.14       34.86         3.67
Pulaski Savings Bank (MHC)         PLSK      NJ           NA       183.40       183.40       21.97         1.58
Roebling Savings Bank (MHC)        ROEB      NJ           NA           NA           NA       24.70          -
Roslyn Bancorp Inc.                RSLN      NY           NA       156.70       157.48       27.64         1.27
S. Carolina Community Bancshrs     SCCB      SC        28.85       129.68       129.68       34.46         2.67
Sandwich Bancorp Inc.              SWCB      MA        17.67       193.76       201.57       15.37         3.42
SB of the Finger Lakes (MHC)       SBFL      NY       103.45       251.68       251.68       23.49         1.33
Wake Forest FS&LA (MHC)            WAKE      NC        27.33       201.18       201.18       39.06         1.95
Wayne Savings Bancshares (MHC)     WAYN      OH        40.79       293.01       293.01       27.94         2.00
Webster City Federal SB (MHC)      WCFB      IA        32.69       202.00       202.00       47.24         3.77


Average                                                22.24       235.64       241.99       27.16         1.97
Median                                                 23.40       216.25       231.75       26.46         1.70

Note:  average and median price/earnings ratios exclude values greater than 25.

                                    III-12

Feldman Financial Advisor, Inc.
-------------------------------

                                  Exhibit IV-1
                        Pro Forma Conversion Assumptions

1. The total amount of the net conversion proceeds was fully invested at the beginning of the applicable period

2. The net conversion proceeds are invested to yield a return of 5.44%, which represents the one-year U.S. Treasury bill yield as of September 30, 1997. The effective income tax rate was assumed to be 36.0%, resulting in an after-tax yield of 3.48%.

3. It is assumed that 8.0% of the shares offered in a full conversion would be purchased by the Bank's Employee Stock Ownership Plan ("ESOP"). For the MHC conversion valuation, it is assumed that the ESOP purchases 8.0% of the amount sold in the initial offering. Pro forma adjustments have been made to earnings and equity to reflect the impact of the ESOP. The annual ESOP expense is estimated based on a 10-year debt amortization period. No reinvestment is assumed on proceeds used to fund the ESOP.

4. It is assumed that 4.0% of the shares offered in a full conversion would be purchased in the open market by the Bank's Stock Plans. For the MHC conversion valuation, it is assumed that the Stock Plans acquires, through open market purchases, 4.0% of the amount sold in the initial offering. Pro forma adjustments have been made to earnings and equity to reflect the impact of the RSP. The annual RSP expense is estimated based on a 5-year vesting period. No reinvestment is assumed on proceeds used to fund the MRP.

5. Conversion expenses are estimated at $818,000 for both the MHC conversion valuation and $1.23 million for the full conversion.

6. The number of shares outstanding for purposes of calculating earnings per share is adjusted to reflect the shares assumed to held by the ESOP not committed to be released within the first year following the conversion.

7. No effect has been given to withdrawals from deposit accounts for the purpose of purchasing common stock in the conversion.

Feldman Financial Advisors, Inc.
--------------------------------

                                 Exhibit IV-2
                  Pro Forma Valuation Range: Full Conversion
                           As of September 30, 1997
                         (In $000s, except share data)

Pro Forma Market Capitalization                                 $28,900           $34,000           $39,100           $44,965
Amount Sold to Public                                            100.0%            100.0%            100.0%            100.0%
                                                        ------------------------------------------------------------------------
                                                                Minimum          Midpoint           Maximum          Adj. Max
--------------------------------------------------------------------------------------------------------------------------------
  Shares issued                                               2,890,000         3,400,000         3,910,000         4,496,500
  Shares sold                                                 2,890,000         3,400,000         3,910,000         4,496,500
  Offering price                                                 $10.00            $10.00            $10.00            $10.00
--------------------------------------------------------------------------------------------------------------------------------
  Gross proceeds                                                 28,900            34,000            39,100            44,965
  Less:  estimated expenses                                      (1,028)           (1,130)           (1,232)           (1,349)
                                                                -------           -------           -------           -------
       Net offering proceeds                                     27,872            32,870            37,868            43,616
  Less:  ESOP purchase                                           (2,312)           (2,720)           (3,128)           (3,597)
  Less:  RSP purchase                                            (1,156)           (1,360)           (1,564)           (1,799)
                                                                -------           -------           -------           -------
       Net investable proceeds                                   24,404            28,790            33,176            38,220
--------------------------------------------------------------------------------------------------------------------------------
  Net income:
         LTM ended September 30, 1997                             1,432             1,432             1,432             1,432
         Pro forma income on net proceeds                           849             1,002             1,155             1,330
         Pro forma ESOP adjustment                                 (148)             (174)             (200)             (230)
         Pro forma RSP adjustment                                  (148)             (174)             (200)             (230)
                                                                  -----             -----             -----             -----
             Pro forma net income                                 1,985             2,086             2,187             2,302
                                                                  -----             -----             -----             -----
             Pro forma net income per share                       $0.74             $0.66             $0.60             $0.55
--------------------------------------------------------------------------------------------------------------------------------
  Core net income:
         LTM ended September 30, 1997                             1,398             1,398             1,398             1,398
         Pro forma income on net proceeds                           849             1,002             1,155             1,330
         Pro forma ESOP adjustment                                 (148)             (174)             (200)             (230)
         Pro forma RSP adjustment                                  (148)             (174)             (200)             (230)
                                                                  -----             -----             -----             -----
             Pro forma core net income                            1,951             2,052             2,153             2,268
                                                                  -----             -----             -----             -----
             Pro forma core income per share                      $0.73             $0.65             $0.59             $0.54
--------------------------------------------------------------------------------------------------------------------------------
  Stockholders' equity:
         Total equity at September 30, 1997                      20,768            20,768            20,768            20,768
         Net proceeds                                            27,872            32,870            37,868            43,616
         Less:  ESOP purchase                                    (2,312)           (2,720)           (3,128)           (3,597)
         Less:  RSP purchase                                     (1,156)           (1,360)           (1,564)           (1,799)
                                                                -------           -------           -------           -------
             Pro forma stockholders' equity                      45,172            49,558            53,944            58,988
                                                                -------           -------           -------           -------
             Pro forma book value per share                      $15.63            $14.58            $13.80            $13.12
--------------------------------------------------------------------------------------------------------------------------------
  Total assets:
         Total assets at September 30, 1997                     173,471           173,471           173,471           173,471
         Net proceeds                                            27,872            32,870            37,868            43,616
         Less:  ESOP purchase                                    (2,312)           (2,720)           (3,128)           (3,597)
         Less:  RSP purchase                                     (1,156)           (1,360)           (1,564)           (1,799)
                                                                -------           -------           -------           -------
             Pro forma total assets                             197,875           202,261           206,647           211,691
--------------------------------------------------------------------------------------------------------------------------------

Feldman Financial Advisors, Inc.
--------------------------------


                                 Exhibit IV-3
                    Pro Forma Valuation Range: MHC Offering
                           As of September 30, 1997
                         (In $000s, except share data)

Pro Forma Market Capitalization                                 $28,900           $34,000           $39,100           $44,965
Amount Sold to Public                                              47.0%             47.0%             47.0%             47.0%
                                                        ------------------------------------------------------------------------
                                                               Minimum          Midpoint           Maximum          Adj. Max
--------------------------------------------------------------------------------------------------------------------------------
  Shares issued                                               2,890,000         3,400,000         3,910,000         4,496,500
  Shares sold                                                 1,358,300         1,598,000         1,837,700         2,113,355
  Offering price                                                 $10.00            $10.00            $10.00            $10.00
--------------------------------------------------------------------------------------------------------------------------------
  Gross proceeds                                                 13,583            15,980            18,377            21,134
  Less:  estimated expenses                                        (722)             (770)             (818)             (873)
                                                                 ------            ------            ------             -----
       Net offering proceeds                                     12,861            15,210            17,559            20,261
  Less:  ESOP purchase                                           (1,087)           (1,278)           (1,470)           (1,691)
  Less:  RSP purchase                                              (543)             (639)             (735)             (845)
                                                                 ------            ------            ------            ------
       Net investable proceeds                                   11,231            13,293            15,354            17,725
--------------------------------------------------------------------------------------------------------------------------------
  Net income:
         LTM ended September 30, 1997                             1,432             1,432             1,432             1,432
         Pro forma income on net proceeds                           391               463               534               617
         Pro forma ESOP adjustment                                  (70)              (82)              (94)             (108)
         Pro forma RSP adjustment                                   (70)              (82)              (94)             (108)
                                                                  -----            ------            ------            ------
             Pro forma net income                                 1,683             1,731             1,778             1,833
                                                                  -----            ------            ------            ------
             Pro forma net income per share                       $0.60             $0.53             $0.47             $0.42
--------------------------------------------------------------------------------------------------------------------------------
  Core net income:
         LTM ended September 30, 1997                             1,364             1,364             1,364             1,364
         Pro forma income on net proceeds                           391               463               534               617
         Pro forma ESOP adjustment                                  (70)              (82)              (94)             (108)
         Pro forma RSP adjustment                                   (70)              (82)              (94)             (108)
                                                                  -----            ------            ------            ------
             Pro forma core net income                            1,615             1,663             1,710             1,765
                                                                  -----            ------            ------            ------
             Pro forma core income per share                      $0.58             $0.51             $0.45             $0.41
--------------------------------------------------------------------------------------------------------------------------------
  Stockholders' equity:
         Total equity at September 30, 1997                      20,768            20,768            20,768            20,768
         Net proceeds                                            12,861            15,210            17,559            20,261
         Less:  ESOP purchase                                    (1,087)           (1,278)           (1,470)           (1,691)
         Less:  RSP purchase                                       (543)             (639)             (735)             (845)
                                                                 ------           -------           -------           -------
             Pro forma stockholders' equity                      31,999            34,061            36,122            38,493
                                                                 ------           -------           -------           -------
             Pro forma book value per share                      $11.07            $10.02             $9.24             $8.56
--------------------------------------------------------------------------------------------------------------------------------
  Total assets:
         Total assets at September 30, 1997                     173,471           173,471           173,471           173,471
         Net proceeds                                            12,861            15,210            17,559            20,261
         Less:  ESOP purchase                                    (1,087)           (1,278)           (1,470)           (1,691)
         Less:  RSP purchase                                       (543)             (639)             (735)             (845)
                                                                -------           -------           -------           -------
             Pro forma total assets                             184,702           186,764           188,825           191,196
--------------------------------------------------------------------------------------------------------------------------------

Feldman Financial Advisors, Inc.
-------------------------------

                                  Exhibit IV-4
            Comparative Valuation Ratios -- Full Conversion Valuation
                    Market Price Data as of December 11, 1997

----------------------------------------------------------------------------------------------------------------------
                                                                                                         North
                                                                                 Nationwide            Carolina
                                                           Comparative         Public Thrift         Public Thrift
                                                              Group             Aggregate(1)         Aggregate(2)
      Valuation                            Gaston      -------------------   ------------------   -------------------
        Ratio                  Symbol      Federal       Mean     Median       Mean     Median      Mean      Median
        ------                 ------      -------       ----     ------       ----     ------      ----      ------
 Price/LTM EPS (3)               P/E
                                          -----------
     Adj. Maximum                (x)         18.1        17.7      17.1        17.5     17.5        18.2      17.1
     Maximum                                 16.6
     Midpoint                                15.1
     Minimum                                 13.5
                                          -----------

 Price/Core EPS (3)              P/E
                                          -----------
     Adj. Maximum                (x)         18.4        18.9      17.7        17.0     18.2        18.3      18.2
     Maximum                                 16.9
     Midpoint                                15.4
     Minimum                                 13.7
                                          -----------

 Price/Book Value                P/B
                                          -----------
     Adj. Maximum                (%)         76.2       137.1     127.6       154.3    140.7       130.8     128.9
     Maximum                                 72.5
     Midpoint                                68.6
     Minimum                                 64.0
                                          -----------

 Price/Tangible Book             P/B
                                          -----------
     Adj. Maximum                (%)         76.2       139.4     127.7       160.1    144.9       131.5     128.9
     Maximum                                 72.5
     Midpoint                                68.6
     Minimum                                 64.0
                                          -----------

 Price/Total Assets              P/A
                                          -----------
     Adj. Maximum                (%)        21.24       18.70     17.49       18.40    16.79       27.29     29.25
     Maximum                                18.92
     Midpoint                               16.81
     Minimum                                14.61
                                          -----------

----------------------------------------------------------------------------------------------------------------------

(1) Includes 348 publicly-traded, non-MHC, non-acquired thrifts nationwide.
(2) Includes 15 publicly-traded, non-MHC, non-acquired thrifts based in North Carolina.
(3) Price/earnings ratios exclude values greater than 25.

Feldman Financial Advisors, Inc.
--------------------------------


                                 Exhibit IV-5
              Pro Forma Full Conversion Analysis at Maximum Value
                   Gaston Federal Savings & Loan Association
                    Financial Data as of September 30, 1997

Valuation Parameters                         Symbol                                   Data
--------------------                         ------                                ----------
Net income -- LTM                              Y                                 $   1,432,000
Core income -- LTM                             Y                                     1,398,200
Net worth                                      B                                    20,768,000
Tangible net worth                             B                                    20,768,000
Total assets                                   A                                   173,470,000
Expenses in conversion                         X                                     1,232,000
Other proceeds not reinvested                  O                                     4,692,000
ESOP purchase                                  E                          8.0%       3,128,000
ESOP expense (pre-tax)                         F                         10.0%         312,800
RSP purchase                                   M                          4.0%       1,564,000
RSP expense (pre-tax)                          N                         20.0%         312,800
Re-investment rate (after-tax)                 R                                         3.48%
Tax rate                                       T                                        36.00%
Shares for EPS                                 S                                        96.57%

Pro Forma Valuation Ratios at Maximum Value
-------------------------------------------
Price / LTM earnings                          P/E                                        16.59 x
Price / core earnings                         P/E                                        16.85 x
Price / book value                            P/B                                        72.5%
Price / tangible book                         P/B                                        72.5%
Price / assets                                P/A                                        18.9%

Pro Forma Calculation at Maximum Value                                                                Based on
--------------------------------------                                                                --------
          V    =       (P/E / S)*((Y-R*(O+X)-(F+N)*(1-T)))            =     $35,261,388         [LTM earnings]
                       -----------------------------------
                                1 - (P/E / S) * R

          V    =       (P/E / S)*((Y-R*(O+X)-(F+N)*(1-T)))            =     $35,166,837         [Core earnings]
                       -----------------------------------
                                1 - (P/E / S) * R

          V    =              P/B * (B - X - E - M)                   =     $39,100,000         [Book value]
                              ---------------------
                                     1 - P/B

          V    =              P/B * (B - X - E - M)                   =     $39,100,000         [Tangible book]
                              ---------------------
                                     1 - P/B

          V    =              P/A * (B - X - E - M)                   =     $39,099,767         [Total assets]
                              ---------------------
                                     1 - P/A


Pro Forma Valuation Range
-------------------------
Minimum          =   $34,000,000  x  0.85  =  $28,900,000
Midpoint         =   $34,000,000  x  1.00  =  $34,000,000
Maximum          =   $34,000,000  x  1.15  =  $39,100,000
Adj. Max.        =   $34,000,000  x  1.15  =  $44,965,000